FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-13

Free Writing Prospectus

Structural and Collateral Term Sheet

$619,935,844

(Approximate Initial Pool Balance)

$512,996,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2026-5C9

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Goldman Sachs Mortgage Company

RREF V – D Direct Lending Investments, LLC

LMF Commercial, LLC
Societe Generale Financial Corporation
JPMorgan Chase Bank, National Association
Zions Bancorporation, N.A.
Barclays Capital Real Estate Inc.
Natixis Real Estate Capital LLC
Argentic Real Estate Finance 2 LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-5C9

May 5, 2026

Wells Fargo Securities	Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	Société Générale
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Natixis Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Société Générale is the marketing name for SG Americas Securities, LLC.

“Natixis” is the marketing name for Natixis Securities Americas LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2026-5C9	Transaction Highlights

I.       Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approx. Initial Credit Support(4)	Pass-Through Rate Description	Weighted Average Life (Years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Certificate Principal U/W NOI Debt Yield(7)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$5,383,000	$5,272,000	$111,000	30.000%	(8)	2.39	06/26 – 12/30	41.6%	16.4%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	41.6%	16.4%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	41.6%	16.4%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$433,955,000(10)	$424,972,000(10)	$8,983,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$105,389,000(12)	$103,207,000(12)	$2,182,000(12)	N/A	Variable IO(13)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$44,945,000	$44,015,000	$930,000	22.750%	(8)	4.88	04/31 - 04/31	45.9%	14.8%
B	AA-sf/AA(sf)/NR	$34,096,000	$33,390,000	$706,000	17.250%	(8)	4.92	04/31 – 05/31	49.2%	13.8%
Non-Offered Certificates
X-D	BBB-sf/BBB(sf)/NR	$24,022,000(14)	$23,525,000(14)	$497,000(14)	N/A	Variable IO(15)	N/A	N/A	N/A	N/A
X-E	BBsf/BBB-(sf)/NR	$8,524,000(16)	$8,348,000(16)	$176,000(16)	N/A	Variable IO(17)	N/A	N/A	N/A	N/A
X-F	BB-sf/BB+(sf)/NR	$6,200,000(18)	$6,072,000(18)	$128,000(18)	N/A	Variable IO(19)	N/A	N/A	N/A	N/A
C	A-sf/A-(sf)/NR	$26,348,000	$25,803,000	$545,000	13.000%	(8)	4.96	05/31 – 05/31	51.7%	13.2%
D	BBB-sf/BBB(sf)/NR	$24,022,000	$23,525,000	$497,000	9.125%	(8)	4.96	05/31 – 05/31	54.0%	12.6%
E	BBsf/BBB-(sf)/NR	$8,524,000	$8,348,000	$176,000	7.750%	(8)	5.03	05/31 – 06/31	54.8%	12.4%
F	BB-sf/BB+(sf)/NR	$6,200,000	$6,072,000	$128,000	6.750%	(8)	5.05	06/31 – 06/31	55.4%	12.3%
G-RR	B-sf/BB-(sf)/NR	$10,074,000	$9,865,000	$209,000	5.125%	(8)	5.05	06/31 – 06/31	56.4%	12.1%
H-RR	NR/B-(sf)/NR	$8,524,000	$8,348,000	$176,000	3.750%	(8)	5.05	06/31 – 06/31	57.2%	11.9%
J-RR	NR/NR/NR	$23,247,843	$22,766,843	$481,000	0.000%	(8)	5.05	06/31 – 06/31	59.4%	11.5%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), and Moody's Investors Service, Inc. ("Moody's"), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated May 4, 2026 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller in connection with any variation in the Certificate Balance of the VRR Interest and/or the Horizontal Risk Retention Certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The actual initial Certificate Balances and Notional Amounts also depend on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-D, X-E and X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) and, if, as a result of such pricing, the pass-through rate of any of the Class X-A, X-B, X-D, X-E and X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(3)	On the closing date, the Certificates with the initial Certificate Balances or Notional Amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” (such Certificates, collectively the “VRR Interest”) are expected to be purchased for cash from the underwriters by a majority-owned affiliate of RREF V - D Direct Lending Investments, LLC (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The approximate initial credit support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.
(5)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2026-5C9	Transaction Highlights
total initial Certificate Balance of such Classes of Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(8)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G-RR, H-RR and J-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date, in each case, will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $428,572,000 subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates are issued with the maximum certificate balance (i.e., with an initial certificate balance of $428,572,000), the Class A-2 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $200,000,000	N/A – 4.68	N/A / 12/30 – 03/31
Class A-3	$228,572,000 - $428,572,000	4.77 – 4.85	12/30 – 04/31 / 03/31 – 04/31

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.
(19)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2026-5C9	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	8	98	$223,864,607	36.1%
LMF Commercial, LLC	4	4	62,550,000	10.1
Societe Generale Financial Corporation	2	3	61,646,237	9.9
Goldman Sachs Mortgage Company/RREFV V - D Direct Lending Investments, LLC	1	1	58,000,000	9.4
JPMorgan Chase Bank, National Association	1	18	45,000,000	7.3
Goldman Sachs Mortgage Company	3	3	42,325,000	6.8
RREF V – D Direct Lending Investments, LLC	4	4	40,100,000	6.5
Zions Bancorporation, N.A.	1	1	32,800,000	5.3
Barclays Capital Real Estate Inc.	1	1	20,000,000	3.2
Natixis Real Estate Capital LLC	2	3	18,650,000	3.0
Argentic Real Estate Finance 2 LLC	2	2	15,000,000	2.4
Total	29	138	$619,935,844	100.0%

Loan Pool:

Initial Pool Balance:	$619,935,844
Number of Mortgage Loans:	29
Average Cut-off Date Balance per Mortgage Loan:	$21,377,098
Number of Mortgaged Properties:	138
Average Cut-off Date Balance per Mortgaged Property(1):	$4,492,289
Weighted Average Mortgage Interest Rate:	6.6458%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	64.2%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	58
Weighted Average Original Amortization Term (months)(2)(3):	360
Weighted Average Remaining Amortization Term (months)(2)(3):	360
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize
(3)

Loan No. 3, 535 & 545 5th Avenue is excluded from such calculation as it is subject to a fixed amortization schedule. Monthly debt service payments are equal to the sum of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the outstanding principal balance of the related whole loan will be reduced by $999,999.96 on an annual basis resulting in an original amortization term of 3,720 months

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.58x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	59.4%
Weighted Average Balloon Loan-to-Value Ratio(1):	58.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	4.0%
% of Mortgage Loans with Single Tenants(3):	6.7%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2026-5C9	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 25.4% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

24.3% (3 mortgage loans) require amortization during the entire loan term; and

1.1% (1 mortgage loan) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 74.6% of the mortgage pool (25 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 59.0% and 1.60x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 56.3% of the mortgage pool (13 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	79.4% of the pool
Insurance:	25.3% of the pool
Capital Replacements:	85.0% of the pool
TI/LC:	63.8% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

47.4% of the mortgage pool (18 mortgage loans) features a lockout period, then defeasance only until an open period;

27.1% of the mortgage pool (7 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

13.4% of the mortgage pool (2 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

12.1% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

III.       Issue Characteristics

Securities Offered:	$512,996,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of seven classes (Classes A-1, A-2, A-3, A-S, B, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Mortgage Company (“GSMC”), RREF V – D Direct Lending Investments, LLC (“RREF DLI”), LMF Commercial, LLC (“LMF”), Societe Generale Financial Corporation (“SGFC”), JPMorgan Chase Bank, National Association (“JPMCB”), Zions Bancorporation, N.A. (“ZBNA”), Barclays Capital Real Estate Inc. (“BCREI”), Natixis Real Estate Capital LLC (“NREC”) and Argentic Real Estate Finance 2 LLC (“AREF2”).
Joint Bookrunners and Co- Lead Managers:	Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, and Barclays Capital Inc.
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC, and Moody’s Investors Service, Inc.
Master Servicer:	Trimont LLC
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Deutsche Bank National Trust Company
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Controlling Class Certificateholder:	RREF V – D AIV RR L, LLC or an affiliate
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by RREF V - D Direct Lending Investments, LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

RREF V - D Direct Lending Investments, LLC, the retaining sponsor intends to retain (i) an “eligible horizontal residual interest”, in the form of certificates representing approximately 2.96% of the fair value of all of the ABS interests issued, which will be comprised of the Class G-RR, H-RR and J-RR certificates (other than the portion that comprises the VRR Interest) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 2.07% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, RREF V - D Direct Lending Investments, LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU SR Rules and UK Securitization Framework:	No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated (i) in the European Union, pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”), or (ii) in the United Kingdom, pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”). In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any requirement of the EU SR Rules or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool
the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the payment due date for the monthly debt service payment that is due in May 2026 (or, in the case of any mortgage loan that has its first payment due date after May 2026, the date that would have been its payment due date in May 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about May 28, 2026.
Determination Date:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in June 2026.
Distribution Date:	The 4th business day following each Determination Date, commencing in June 2026.
Rated Final Distribution Date:	The Distribution Date in May 2059
Interest Accrual Period:	The Interest Accrual Period for each Class of Offered Certificates for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. None of the Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Deal Information/Analytics:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealX and Recursion Co..
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

IV.       Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/Units/ Rooms/Pads	Cut-off Date Balance Per SF/Unit/ Room/Pad ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
GSMC, RREF DLI	Mall at Prince George's	Hyattsville	MD	1 / 1	$58,000,000	9.4%	Retail	890,278	$112	56.7%	54.0%	1.70x	15.2%
WFB	City Center on 6th	Los Angeles	CA	1 / 1	$51,500,000	8.3%	Retail	165,684	311	66.9%	66.9%	1.45x	10.4%
SGFC	535 & 545 5th Avenue	New York	NY	1 / 1	$49,946,237	8.1%	Mixed Use	507,207	611	63.2%	62.3%	1.30x	9.8%
JPMCB	Sunshine Lake MHC Portfolio	Various	Various	1 / 18	$45,000,000	7.3%	Manufactured Housing	1,367	32,919	58.3%	58.3%	1.49x	9.9%
WFB	Marriott Indianapolis North	Indianapolis	IN	1 / 1	$42,964,607	6.9%	Hospitality	315	136,396	63.8%	60.6%	1.59x	14.8%
LMF	Hampton Astoria	Little Rock	AR	1 / 1	$40,000,000	6.5%	Multifamily	252	158,730	64.4%	64.4%	1.26x	8.2%
ZBNA	Bleeker Street Industrial	Millburn	NJ	1 / 1	$32,800,000	5.3%	Industrial	180,552	182	55.0%	55.0%	1.35x	9.3%
GSMC	Del Rey Campus	Los Angeles	CA	1 / 1	$27,500,000	4.4%	Office	162,031	494	60.4%	60.4%	1.57x	11.3%
WFB	Mountain Industrial Portfolio	Various	Various	1 / 90	$25,000,000	4.0%	Industrial	19,189,611	61	49.8%	49.8%	1.93x	10.6%
WFB	1500 Post Oak Boulevard	Houston	TX	1 / 1	$25,000,000	4.0%	Office	603,179	232	50.8%	50.8%	2.40x	17.4%
Top Three Total/Weighted Average				3 / 3	$159,446,237	25.7%				62.0%	60.8%	1.49x	12.0%
Top Five Total/Weighted Average				5 / 22	$247,410,844	39.9%				61.7%	60.3%	1.51x	12.1%
Top Ten Total/Weighted Average				10 / 116	$397,710,844	64.2%				59.9%	59.0%	1.56x	11.6%
Non-Top Ten Total/Weighted Average				19 / 22	$222,225,000	35.8%				58.7%	58.6%	1.62x	11.1%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room/Pad, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2026-5C9	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling /Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Mall at Prince George's	GSMC, RREF DLI	$58,000,000	$42,000,000	$100,000,000	WFCM 2026-5C9	Trimont LLC	Rialto Capital Advisors, LLC	Future Securitization(s)	1.70x	15.2%	56.7%
3	535 & 545 5th Avenue	SGFC	$49,946,237	$259,720,430	$309,666,667	BMARK 2026-V20	Midland	Rialto Capital Advisors, LLC	BMARK 2026-V20 BBCMS 2026-5C40 BMARK 2026-V21 BMO 2026-5C14 BBCMS 2026-5C41 BMARK 2026-V22 Future Securitization(s)	1.30x	9.8%	63.2%
8	Del Rey Campus	GSMC	$27,500,000	$52,500,000	$80,000,000	WFCM 2026-5C9	Trimont LLC	Rialto Capital Advisors, LLC	BMARK 2026-V21	1.57x	11.3%	60.4%
9	Mountain Industrial Portfolio	WFB	$25,000,000	$1,144,400,000	$1,169,400,000	MTN 2026-LPFX	Midland	BSP Special Servicer, LLC	MTN 2026-LPFX Future Securitizations(s)	1.93x	10.6%	49.8%
10	1500 Post Oak Boulevard	WFB	$25,000,000	$115,000,000	$140,000,000	BANK5 2026-5YR21	Midland(3)	LNR Partners, LLC	BANK5 2026-5YR21 Future Securitization(s)	2.40x	17.4%	50.8%
11	The Towers at Cupertino City Center	WFB	$25,000,000	$120,000,000	$145,000,000	Future Securitization(s) (4)	Servicing Shift(4)	Servicing Shift(4)	BBCMS 2026-5C41 Future Securitization(s)	1.69x	11.3%	63.6%
14	ONX Industrial Campus	BCREI	$20,000,000	$55,000,000	$75,000,000	Future Securitization(s) (5)	Servicing Shift(5)	Servicing Shift(5)	BMARK 2026-V22	1.35x	10.2%	61.0%
20	Kirby Industrial	AREF2	$10,000,000	$92,000,000	$102,000,000	WFCM 2026-5C8	Trimont LLC	Argentic Services Company LP	WFCM 2026-5C8 BMO 2026-5C14	1.28x	9.2%	59.0%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	Trimont LLC will act as the primary servicer with respect to the 1500 Post Oak Boulevard Whole Loan pursuant to a primary servicing agreement entered with Midland Loan Services, a Division of PNC Bank, National Association as the Non-Serviced Master Servicer of such Whole Loan under the BANK5 2026-5YR21 PSA.
(4)	The Towers at Cupertino City Center whole loan will be serviced under the pooling and servicing agreement governing the BBCMS 2026-5C41 trust until the securitization of the related note A-1 companion loan. From and after the securitization of the related note A-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(5)	The ONX Industrial Campus whole loan will be serviced under the pooling and servicing agreement governing the BMARK 2026-V22 trust until the securitization of the related note A-1 companion loan. From and after the securitization of the related note A-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
9	WFB	Mountain Industrial Portfolio	$25,000,000	4.0%	$450,600,000	NAP	5.7072%	1.93x	1.25x	10.6%	7.6%	49.8%	68.9%
Total/Weighted Average			$25,000,000	4.0%	$450,600,000	NAP	5.7072%	1.93x	1.25x	10.6%	7.6%	49.8%	68.9%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1.00	GSMC, RREF DLI	Mall at Prince George's	Hyattsville	MD	Retail	$58,000,000	9.4%	BSCMS 2007-PW16
2.00	WFB	City Center on 6th	Los Angeles	CA	Retail	51,500,000	8.3	COMM 2016-CR28
3.00	SGFC	535 & 545 5th Avenue	New York	NY	Mixed Use	49,946,237	8.1	MSBAM 2015-C24
5.00	WFB	Marriott Indianapolis North	Indianapolis	IN	Hospitality	42,964,607	6.9	WFCM 2016-C35
9.00	WFB	Mountain Industrial Portfolio	Various	Various	Industrial	25,000,000	4.0	MTN 2022-LPFL
15.00	RREF DLI	Burlington Crossing	Burlington	WA	Retail	16,750,000	2.7	DBJPM 2016-C1
16.01	NREC	Compass Self-Storage Florida City	Florida City	FL	Self Storage	6,939,000	1.1	WFCM 2016-C32
16.02	NREC	Compass Self-Storage Hiram	Hiram	GA	Self Storage	5,061,000	0.8	JPMBB 2015-C28
21.00	GSMC	Regency Square	Pueblo	CO	Retail	9,325,000	1.5	CFCRE 2016-C3
25.00	RREF DLI	White Pond Villa	Akron	OH	Multifamily	6,500,000	1.0	BPCRE 2021-FL1
26.00	RREF DLI	Cinemark	La Quinta	CA	Retail	6,350,000	1.0	WFCM 2016-C36
	Total					$278,335,844	44.9%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

F.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	5	$141,925,000	22.9%	58.7%	57.6%	1.77	x	13.6%	12.7%	6.8657%
Anchored	2	60,825,000	9.8	66.9	66.9	1.47		10.5	10.1	6.7859
Super Regional Mall	1	58,000,000	9.4	56.7	54.0	1.70		15.2	14.1	7.3550
Shadow Anchored	1	16,750,000	2.7	43.5	43.5	2.84		17.7	16.1	5.5730
Single Tenant	1	6,350,000	1.0	38.3	38.3	2.58		18.1	17.2	6.5700
Multifamily	10	125,600,000	20.3	61.8	61.8	1.38		9.1	8.9	6.3543
Garden	6	82,600,000	13.3	64.0	64.0	1.35		9.0	8.8	6.3792
High Rise	1	23,500,000	3.8	59.0	59.0	1.31		8.1	8.0	6.0120
Townhomes	1	7,500,000	1.2	61.2	61.2	1.25		8.4	8.3	6.5500
Mid Rise	1	6,500,000	1.0	56.0	56.0	1.40		10.7	10.0	7.0540
Student Housing	1	5,500,000	0.9	48.2	48.2	2.28		15.2	14.7	6.3490
Industrial	94	92,350,000	14.9	55.9	55.9	1.50		9.9	9.4	6.3245
Warehouse/Distribution	87	71,299,739	11.5	54.5	54.5	1.54		9.8	9.3	6.0942
Manufacturing/Distribution	6	20,925,962	3.4	60.5	60.5	1.38		10.2	9.8	7.1165
Storage/Warehouse	1	124,299	0.0	49.8	49.8	1.93		10.6	10.0	5.0968
Office	3	77,500,000	12.5	58.3	58.3	1.88		13.3	12.8	6.7206
Suburban	2	52,500,000	8.5	61.9	61.9	1.63		11.3	11.1	6.7080
CBD	1	25,000,000	4.0	50.8	50.8	2.40		17.4	16.4	6.7470
Mixed Use	4	72,096,237	11.6	61.7	60.9	1.31		9.8	9.6	6.9479
Retail/Office	1	49,946,237	8.1	63.2	62.3	1.30		9.8	9.7	7.0600
Multifamily/Retail	1	10,500,000	1.7	55.3	55.3	1.25		8.2	8.0	6.3000
Self Storage/Retail/Industrial	1	6,650,000	1.1	57.8	56.3	1.31		11.4	10.8	7.3600
Office/Retail	1	5,000,000	0.8	64.9	64.9	1.51		11.0	10.2	6.6400
Hospitality	2	53,464,607	8.6	64.0	61.4	1.67		15.1	13.0	7.0185
Full Service	1	42,964,607	6.9	63.8	60.6	1.59		14.8	12.7	6.9790
Select Service	1	10,500,000	1.7	64.8	64.8	1.98		16.3	14.4	7.1800
Manufactured Housing	18	45,000,000	7.3	58.3	58.3	1.49		9.9	9.8	6.4600
Manufactured Housing	18	45,000,000	7.3	58.3	58.3	1.49		9.9	9.8	6.4600
Self Storage	2	12,000,000	1.9	49.0	49.0	1.60		10.4	10.2	6.3050
Self Storage	2	12,000,000	1.9	49.0	49.0	1.60		10.4	10.2	6.3050
Total/Weighted Average	138	$619,935,844	100.0%	59.4%	58.9%	1.58	x	11.5%	10.9%	6.6458%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

G.       Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
California	8	$148,350,000	23.9%	62.4%	62.4%	1.54	x	10.7%	10.4%	6.6816%
Southern California	7	123,350,000	19.9	62.2	62.2	1.50		10.6	10.3	6.7302
Northern California	1	25,000,000	4.0	63.6	63.6	1.69		11.3	11.0	6.4420
New York	6	94,104,905	15.2	61.6	61.1	1.32		9.5	9.3	6.8164
Maryland	1	58,000,000	9.4	56.7	54.0	1.70		15.2	14.1	7.3550
Indiana	8	56,418,658	9.1	62.1	59.7	1.58		13.7	12.0	6.7993
Arkansas	1	40,000,000	6.5	64.4	64.4	1.26		8.2	8.1	6.3300
Texas	11	39,465,037	6.4	54.7	54.7	2.11		15.0	14.1	6.5951
New Jersey	2	33,845,505	5.5	54.8	54.8	1.37		9.3	8.9	6.4954
Florida	15	32,472,563	5.2	56.6	56.6	1.48		9.7	9.5	6.3799
Other(3)	86	117,279,176	18.9	56.0	56.0	1.80		12.1	11.4	6.2806
Total/Weighted Average	138	$619,935,844	100.0%	59.4%	58.9%	1.58	x	11.5%	10.9%	6.6458%
(1)	The mortgaged properties are located in 31 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 23 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
4,550,000 - 6,000,000	3	$15,050,000	2.4%
6,000,001 - 8,000,000	5	34,900,000	5.6
8,000,001 - 10,000,000	2	19,325,000	3.1
10,000,001 - 15,000,000	4	44,700,000	7.2
15,000,001 - 25,000,000	7	158,250,000	25.5
25,000,001 - 45,000,000	5	188,264,607	30.4
45,000,001 - 58,000,000	3	159,446,237	25.7
Total:	29	$619,935,844	100.0%
Average:	$21,377,098
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.26 - 1.30	4	$107,946,237	17.4%
1.31 - 1.50	7	122,450,000	19.8
1.51 - 1.70	8	166,575,000	26.9
1.71 - 1.90	4	133,864,607	21.6
1.91 - 2.25	2	35,500,000	5.7
2.26 - 3.00	3	36,850,000	5.9
3.01 - 3.13	1	16,750,000	2.7
Total:	29	$619,935,844	100.0%
Weighted Average:	1.66x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.1 - 9.0	5	$104,500,000	16.9%
9.1 - 10.0	4	137,746,237	22.2
10.1 - 11.0	8	136,250,000	22.0
11.1 - 12.0	5	76,375,000	12.3
12.1 - 16.0	3	106,464,607	17.2
16.1 - 18.1	4	58,600,000	9.5
Total:	29	$619,935,844	100.0%
Weighted Average:	11.5%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	27	$598,610,844	96.6%
Recapitalization Acquisition	1 1	12,000,000 9,325,000	1.9
			1.5
Total:	29	$619,935,844	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.0968 - 6.0000	2	$41,750,000	6.7%
6.0001 - 6.2500	1	23,500,000	3.8
6.2501 - 6.5000	8	168,900,000	27.2
6.5001 - 6.7500	9	112,225,000	18.1
6.7501 - 7.0000	3	121,964,607	19.7
7.0001 - 7.2500	4	86,946,237	14.0
7.2501 - 7.3600	2	64,650,000	10.4
Total:	29	$619,935,844	100.0%
Weighted Average:	6.6458%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.25 - 1.25	2	$18,000,000	2.9%
1.26 - 1.30	3	99,946,237	16.1
1.31 - 1.40	6	112,450,000	18.1
1.41 - 1.50	3	101,050,000	16.3
1.51 - 1.60	6	108,489,607	17.5
1.61 - 2.00	5	126,400,000	20.4
2.01 - 2.84	4	53,600,000	8.6
Total:	29	$619,935,844	100.0%
Weighted Average:	1.58x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.0 - 9.0	7	$147,300,000	23.8%
9.1 - 10.0	7	202,496,237	32.7
10.1 - 12.0	8	105,075,000	16.9
12.1 - 14.0	1	42,964,607	6.9
14.1 - 16.0	3	74,000,000	11.9
16.1 - 17.2	3	48,100,000	7.8
Total:	29	$619,935,844	100.0%
Weighted Average:	10.9%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2026-5C9	Characteristics of the Mortgage Pool
ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	28	$561,935,844	90.6%
61	1	58,000,000	9.4
Total:	29	$619,935,844	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 61	29	$619,935,844	100.0%
Total:	29	$619,935,844	100.0%
Weighted Average:	58 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	25	$462,375,000	74.6%
Planned Amortization	1	49,946,237	8.1
360	3	107,614,607	17.4
Total:	29	$619,935,844	100.0%
Weighted Average(3)(4):	360 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	25	$462,375,000	74.6%
Planned Amortization	1	49,946,237	8.1
359 - 360	3	107,614,607	17.4
Total:	29	$619,935,844	100.0%
Weighted Average(3)(4):	360 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	12	$298,989,607	48.2%
Springing	14	211,600,000	34.1
Soft / Springing Cash Management	2	59,400,000	9.6
Hard / In Place Cash Management	1	49,946,237	8.1
Total:	29	$619,935,844	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	18	$293,739,607	47.4%
Lockout / GRTR 1% or YM / Open	7	168,250,000	27.1
Lockout / GRTR 1% or YM or Defeasance / Open	2	83,000,000	13.4
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	2	74,946,237	12.1
Total:	29	$619,935,844	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
38.3 - 40.0	1	$6,350,000	1.0%
40.1 - 55.0	6	117,050,000	18.9
55.1 - 60.0	7	160,150,000	25.8
60.1 - 65.0	11	259,310,844	41.8
65.1 - 69.6	4	77,075,000	12.4
Total:	29	$619,935,844	100.0%
Weighted Average:	59.4%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
38.3 - 40.0	1	$6,350,000	1.0%
40.1 - 55.0	7	175,050,000	28.2
55.1 - 60.0	6	102,150,000	16.5
60.1 - 65.0	11	259,310,844	41.8
65.1 - 69.6	4	77,075,000	12.4
Total:	29	$619,935,844	100.0%
Weighted Average:	58.9%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	25	$462,375,000	74.6%
Amortizing Balloon	3	150,910,844	24.3
Interest Only, Amortizing Balloon	1	6,650,000	1.1
Total:	29	$619,935,844	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	5	$124,750,000	20.1%
1	8	205,064,607	33.1
2	6	132,325,000	21.3
3	7	68,700,000	11.1
4	2	56,296,237	9.1
5	1	32,800,000	5.3
Total:	29	$619,935,844	100.0%
Weighted Average:	2 months

(1)

The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.
(4)	Loan No. 3, 535 & 545 5th Avenue is excluded from such calculation as it is subject to a fixed amortization schedule. Monthly debt service payments are equal to the sum of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the outstanding principal balance of the related whole loan will be reduced by $999,999.96 on an annual basis resulting in an original amortization term of 3,720 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, X-E, X-F and R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-E, X-F or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D, X-E, X-F Certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, X-B, X-D, X-E and X-F Certificates are interest-only certificates.
(2)	Non-Offered Certificates.
(3)	Other than the Class X-D, X-E, X-F and R Certificates
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions
1.

Class A-1, A-2, A-3, X-A, X-B, X-D, X-E and X-F Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B, X-D, X-E and X-F Certificates, in respect of interest, up to an amount equal to, and pro rata i n accordance with, the interest entitlements for those classes of certificates.

2.	Class A-1, A-2 and A-3 Certificates: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 Certificates, until the Certificate Balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 Certificates until the Certificate Balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 Certificates until the Certificate Balance of the Class A-3 certificates has been reduced to zero, or (ii) if the Certificate Balance of each Class of Principal Balance Certificates other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal on the Certificates will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3.	Class A-1, A-2 and A-3 Certificates: To reimburse the Class A-1, A-2 and A-3 Certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such Class, (i) in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such Classes, and (ii) in an amount equal to interest on that amount at the related pass-through rate for each Class.
4.	Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) to interest on the Class A-S Certificates up to the amount of the interest entitlement for that Class; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each Class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S Certificates until its Certificate Balance has been reduced to zero; and (c) to reimburse the Class A-S Certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to that Class and then in an amount equal to interest on that amount at the pass-through rate for such Class.
5.	Class B Certificates: To make distributions on the Class B Certificates as follows: (a) to interest on the Class B Certificates up to the amount of the interest entitlement for that Class; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each Class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B Certificates until its Certificate Balance has been reduced to zero; and (c) to reimburse the Class B Certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to that Class and then in an amount equal to interest on that amount at the pass-through rate for such Class.
6.	After the Class A-1, A-2, A-3, A-S and B Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class C, D, E, F, G-RR, H-RR and J-RR Certificates sequentially in that order in a manner analogous to the Class B Certificates.
7.	To the Class R Certificates, any remaining amounts.
Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)                      to each class of the Class A-1, A-2, A-3, A-S, B, C and D Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G-RR, H-RR and J-RR Certificates for that Distribution Date,

(2)                      to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions

1, A-2, A-3, A-S, B, C, D, E, F, G-RR, H-RR and J-RR Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-2 and A-3 Certificates as described above,

(3)                      to the holders of the Class X-B Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G-RR, H-RR and J-RR Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, B and C Certificates as described above, and

(4)                      to the Class X-D Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above;

provided, however, that after the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E, F, G-RR, H-RR and J-RR Certificates as provided in the WFCM 2026-5C9 pooling and servicing agreement.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, X-F or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G-RR, H-RR and J-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 and A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B and C Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I Advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B, X-D, X-E and X-F Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions
applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the Cut-Off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class G-RR, H-RR and J-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions

notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class G-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2026-5C9 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2026-5C9 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There is expected to be no initial risk retention consultation party as of the closing date.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or the risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other. In

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions

the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an Excluded Loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2026-5C9 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder, Operating Advisor and/or Risk Retention Consultation Party, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2026-5C9 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions
“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                recalculating and reviewing for accuracy and consistency with the WFCM 2026-5C9 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Classes of HRR interests in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions

principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any successor REO loans) (or a portion of any REO Loan corresponding to the predecessor mortgage loan, in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any successor REO loans) (or a portion of any REO Loan corresponding to the predecessor mortgage loan, in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any successor REO loans) (or a portion of any REO Loan corresponding to the predecessor mortgage loan, in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2026-5C9 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2026-5C9 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Wells Fargo Commercial Mortgage Trust 2026-5C9	Certain Terms and Conditions
or other disposition in accordance with the WFCM 2026-5C9 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2026-5C9 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2026-5C9 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that RREF V - D AIV RR L, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mortgage Loan No. 1 – Mall at Prince George’s

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC, RREF DLI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Hyattsville, MD 20782
Original Balance(1):	$58,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$58,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1959/2018
Borrower Sponsor:	PREIT Realty, LLC			Size:	890,278 SF
Guarantor:	PREIT Associates, L.P.			Cut-off Date Balance PSF(1):	$112
Mortgage Rate:	7.3550%			Maturity Date Balance PSF(1):	$107
Note Date:	4/20/2026			Property Manager:	PREIT Services, LLC (borrower-related)
Maturity Date:	6/6/2031
Term to Maturity:	61 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$15,167,736
Seasoning:	0 months			UW NCF:	$14,099,402
Prepayment Provisions(2):	L(24),DorYM1(30),O(7)			UW NOI Debt Yield(1):	15.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	15.9%
Additional Debt Balance(1):	$42,000,000			UW NCF DSCR(1):	1.70x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$13,217,633 (1/31/2026 TTM)
				2nd Most Recent NOI:	$13,307,959 (12/31/2025)
				3rd Most Recent NOI:	$13,031,564 (12/31/2024)
Reserves(3)				Most Recent Occupancy:	98.7% (1/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.7% (12/31/2024)
RE Taxes:	$710,649	$568,441(4)	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$176,300,000 (11/5/2025)
Deferred Maintenance Reserve:	$635,386	$0	NAP	Appraised Value PSF:	$198
Replacement Reserve:	$0	$6,559	NAP	Cut-off Date LTV Ratio(1):	56.7%
Lease Rollover Reserve:	$800,000	$74,190	NAP	Maturity Date LTV Ratio(1):	54.0%
Outstanding TI Reserve:	$2,058,337	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	90.4%	Loan Payoff:	$104,905,900	94.9%
Borrower Equity:	$10,575,225	9.6%	Upfront Reserves:	$4,204,372	3.8%
			Closing Costs:	$1,464,953	1.3%
Total Sources:	$110,575,225	100.0%	Total Uses:	$110,575,225	100.0%
(1)	The Mall at Prince George’s Mortgage Loan (as defined below) is part of the Mall at Prince George’s Whole Loan (as defined below) evidenced by five pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Mall at Prince George’s Whole Loan.
(2)	Defeasance of the Mall at Prince George’s Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) on or after the monthly payment date occurring on June 6, 2029. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2026-5C9 securitization trust in May 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The tax reserve payment will be $568,441 for the payment dates in June, July and August 2026. Thereafter, the estimated monthly tax reserve payment will be $268,441.
(5)	The increase from Most Recent NOI to UW NOI is primarily driven by a $2,095,282 increase in base rental revenue.

The Mortgage Loan. The largest mortgage loan (the “Mall at Prince George’s Mortgage Loan”) is part of a whole loan (the “Mall at Prince George’s Whole Loan”) comprised of five pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Mall at Prince George’s Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on April 26, 2026 and promissory notes A-2 and A-3 were subsequently acquired by RREF V – D Direct Lending Investments, LLC (“RREF DLI”). The Mall at Prince George’s Mortgage Loan is comprised of the controlling Note A-1 (being contributed by GSMC, an affiliate of GSBI) and the non-controlling Note A-2 (being contributed by RREF DLI), with an outstanding principal balance as of the Cut-off Date of $58,000,000. The Mall at Prince George’s Whole Loan is secured by a first priority fee mortgage encumbering an 890,278 SF retail property located in Hyattsville, Maryland (the “Mall at Prince George’s Property”). The Mall at Prince George’s Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Mall at Prince George’s Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

The table below summarizes the promissory notes that comprise the Mall at Prince George’s Whole Loan:

Mall at Prince George’s Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$35,000,000	$35,000,000	WFCM 2026-5C9	Yes
A-2	$23,000,000	$23,000,000	WFCM 2026-5C9	No
A-3(1)	$17,000,000	$17,000,000	RREF DLI	No
A-4(1)	$15,000,000	$15,000,000	GSBI	No
A-5(1)	$10,000,000	$10,000,000	GSBI	No
Whole Loan	$100,000,000	$100,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Mall at Prince George’s Whole Loan is PR Prince George’s Plaza LLC (the “Borrower”), a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Mall at Prince George’s Whole Loan.

The borrower sponsor is PREIT Realty LLC (“PREIT Realty”). PREIT Realty is a developer and operator of retail and entertainment destinations. PREIT Realty’s portfolio encompasses more than 23.5 million SF of retail space. PREIT Associates, L.P. serves as the non-recourse carveout guarantor for the Mall at Prince George’s Whole Loan.

The Property. The Mall at Prince George’s Property is a one-story, enclosed super-regional shopping mall rated B+ by Green Street and located in the Washington, D.C. core based statistical area (“CBSA”). The Mall at Prince George’s Property contains approximately 890,278 SF and is situated on a 42.48 acres site. The Mall at Prince George’s Property was originally constructed in 1959, enclosed in 1977, and most recently renovated in 2018. The renovation modernized the Mall at Prince George’s Property common areas and building systems and supported ongoing re-tenanting and repositioning efforts. The Mall at Prince George’s Property contains approximately 2,784 surface parking spaces resulting in a parking ratio of approximately 3.13 spaces per 1,000 SF.

The Mall at Prince George’s Property is anchored by Macy’s Retail Holdings, LLC (“Macy’s”), Target Corporation (“Target”), and Primark US Corp. (“Primark”) (recently signed and occupying a portion of a former JCPenney space). Junior anchors include H&M, Marshalls, Planet Fitness, Ross Dress for Less, and TJ Maxx. In addition, the Mall at Prince George’s Property includes 90,830 SF of lower-level space leased to CubeSmart Self-Storage. The underlying land for the former JC Penney store has been condominiumized, with 0.92 acres allocated to the Mall at Prince George’s Property and the balance of the site (5.1 acres), which is not part of the collateral, set aside to accommodate future multifamily development. The rent roll is granular with over 100 tenants and no tenant other than Macy’s, Target and CubeSmart occupying more than 5.0% of the NRA and no tenant other than Primark accounting for more than 9.3% of the underwritten rent. Annual sales for 2025 were $143.2 million, representing a 6.3% increase over 2024 sales. Inline tenant sales for 2025 were $554 PSF. The Mall at Prince George’s Property has had an average occupancy of 96.6% from 2019 through year-end 2025. As of April 2026, the Mall at Prince George’s Property was 98.7% occupied.

Major Tenants.

Macy’s (195,655 SF; 22.0% of NRA; 0.0% of UW Rent): Founded in 1858, Macy’s is a United States department store chain. As of early 2025, the company operates approximately 408 Macy’s-branded stores across the United States, Puerto Rico, and Guam and employs about 94,000 people company-wide. Macy’s has been a tenant at the Mall of Prince George’s Property since 1960, has a lease expiration date on October 31, 2028, two, five-year renewal options and no termination options.

Target (135,186 SF; 15.2% of NRA; 3.7% of UW Rent): Founded in 1902, Target is a discount and mass-merchandise retailer offering a broad assortment of apparel, home goods, food, and essentials through its nationwide store network and digital channels. As of fiscal year 2024, Target operates 1,978 stores across the United States and employs approximately 440,000 team members. Target has been a tenant at the Mall of Prince George’s Property since June 2003 and has a lease expiration date of January 31, 2029. Target has eleven, five-year renewal options and no termination options.

CubeSmart (90,830 SF; 10.2% NRA; 0.5% of UW Rent): CubeSmart is a publicly traded real estate investment trust (REIT) focused on the ownership and operation of self-storage facilities in the United States. The company was founded in 2004, and rebranded as CubeSmart in 2011. As of early 2026, CubeSmart is the third-largest owner and operator of self-storage properties in the United States, with over 1,500 self-storage locations nationwide, and employs approximately 2,800 team members. CubeSmart has been a tenant at the Mall at Prince George’s Property since May 2022 and has an expiration date of April 30, 2052, with no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

The following table presents certain information relating to tenancy at the Mall at Prince George’s Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Macy’s	BBB-/Ba2/BB+	195,655	22.0%	$0(4)	0.0%	$0.00	10/31/2028	2, 5-year	N
Target	A/A2/A	135,186	15.2%	$550,000	3.7%	$4.07	1/31/2029	11, 5-year	N
CubeSmart	NR/NR/BBB	90,830	10.2%	$70,000	0.5%	$0.77	4/30/2052	None	N
Primark(5)	NR/NR/A	44,109	5.0%	$1,393,844	9.3%	$31.60	1/31/2037	3, 5-year	Y(6)
		465,780	52.3%	$2,013,844	13.4%	$4.32
Major Tenants
Marshalls	NR/A2/A	35,000	3.9%	$367,500	2.5%	$10.50	1/31/2027	3, 5-year	N
Ross	NR/A2/BBB+	30,000	3.4%	$390,000	2.6%	$13.00	1/31/2028	3, 5-year	N
TJ Maxx	NR/A2/A	27,597	3.1%	$400,157	2.7%	$14.50	10/31/2028	3, 5-year	N
Planet Fitness	NR/NR/NR	24,331	2.7%	$374,941	2.5%	$15.41	11/30/2035	2, 5-year	N
H&M	NR/NR/BBB	20,000	2.2%	$0	0.0%	$0.00	1/31/2043	3, 5-year	Y(7)
DSW Shoe Warehouse	NR/NR/NR	15,952	1.8%	$303,088	2.0%	$19.00	1/31/2029	2, 5-year	N
Old Navy	NR/Ba3/BB	14,391	1.6%	$258,894	1.7%	$17.99	1/31/2028	None	N
Ulta	NR/NR/NR	10,717	1.2%	$277,034	1.9%	$25.85	4/30/2028	2, 5-year	N
Subtotal/Wtd. Avg.		177,988	20.0%	$2,371,614	15.8%	$13.32

Other In-line Tenants		234,978	26.4%	$10,589,257	70.7%	$45.06

Occupied Total		878,746	98.7%	$14,974,715	100.0%	$17.04

Vacant		11,532	1.3%
Total/Wtd. Avg.		890,278	100.0%

(1)	Based on the underwritten rent roll dated as of April 2026 inclusive of contractual rent steps through 2027.
(2)	Certain tenants’ leases are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Per the terms of its lease, Macy’s is required to pay reimbursements and percentage rent in lieu and does not pay any contractual base rent.
(5)	Primark has executed a lease but is not yet open for business pending the completion of the build-out of its related space. Primark is required to open for business by May 18, 2026 and has a rent credit against the base rent payable under its lease through May 17, 2026. We cannot assure you that Primark will open for business or commence paying rent on its space as anticipated or at all.
(6)	Primark has the right to terminate its lease as of the last day of the fifth year (March 22, 2031) if the tenant’s gross sales do not equal or exceed $12,500,000 during the fourth lease year (2030).
(7)	H&M has the right to terminate its lease every three years beginning on December 31, 2023, with no termination fee.

The following tables present sales history figures at the Mall at Prince George’s Property:

Comparable Sales(1)(2)
	2022	2023	2024	2025
Tenant (<10.5k SF) Sales PSF	$561	$524	$537	$554
Tenant (<10.5k SF) Wtd. Avg. Occupancy Cost(2)	14.1%	14.7%	15.0%	15.6%
Total Mall Sales	$135,809,162	$130,670,108	$134,784,529	$143,208,729
Macy’s Sales(3)	$28,304,634	$28,529,307	$28,115,756	$26,891,939

(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales.
(3)	Macy’s is the only anchor tenant that is required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%
Select Tenant Sales(1)
	2022	2023	2024	2025	2025 $ PSF	Occupancy Cost(2)
Macy’s	$28,304,634	$28,529,307	$28,115,756	$26,891,939	$137	4.0%
TJ Maxx	$0	$0	$0	$12,213,693	$443	4.3%
Marshalls	$13,533,441	$12,652,388	$13,155,584	$12,177,150	$348	3.0%
Foot Locker	$5,165,353	$5,286,371	$5,618,803	$5,256,040	$657	10.0%
DTLR	$0	$0	$0	$5,003,289	$505	18.8%
Victoria’s Secret	$5,506,288	$5,159,118	$4,761,367	$4,566,940	$634	7.8%
JD Sports	$56,790	$4,685,429	$4,873,264	$4,219,621	$597	15.4%
H&M	$5,707,333	$4,818,733	$4,281,564	$3,837,285	$192	8.0%
DSW Shoe Warehouse	$4,608,339	$3,678,507	$3,712,887	$3,818,112	$239	8.0%
Bath & Body Works	$3,814,902	$3,628,326	$3,576,061	$3,520,560	$926	6.8%
Old Navy	$3,427,174	$3,549,924	$3,338,533	$3,343,652	$232	10.0%
Five Below	$2,705,646	$2,462,956	$2,971,212	$3,251,570	$380	8.4%

(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales.

The following table presents certain information relating to the lease rollover schedule at the Mall at Prince George’s Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2026/MTM	9	29,959	3.4%	3.4%	$0	0.0%	$0	0.0%	$0.00
2027	15	64,682	7.3%	10.6%	$1,871,517	12.5%	$1,871,517	12.5%	$28.93
2028	29	345,756	38.8%	49.5%	$4,257,320	28.4%	$6,128,838	40.9%	$12.31
2029	15	187,099	21.0%	70.5%	$2,273,757	15.2%	$8,402,595	56.1%	$12.15
2030	8	11,279	1.3%	71.8%	$1,155,408	7.7%	$9,558,003	63.8%	$102.44
2031	6	10,138	1.1%	72.9%	$523,611	3.5%	$10,081,614	67.3%	$51.65
2032	9	36,072	4.1%	76.9%	$1,615,609	10.8%	$11,697,222	78.1%	$44.79
2033	4	2,886	0.3%	77.3%	$468,587	3.1%	$12,165,810	81.2%	$162.37
2034	1	200	0.0%	77.3%	$89,604	0.6%	$12,255,414	81.8%	$448.02
2035	2	24,332	2.7%	80.0%	$374,941	2.5%	$12,630,355	84.3%	$15.41
2036	8	9,318	1.0%	81.1%	$805,420	5.4%	$13,435,775	89.7%	$86.44
2037 & Thereafter	4	157,025	17.6%	98.7%	$1,538,940	10.3%	$14,974,715	100.0%	$9.80
Vacant	0	11,532	1.3%	100.0%	$0	0.0%	$14,974,715	100.0%	$0.00
Total / Wtd. Avg.(3)	110	890,278	100.0%		$14,974,715	100.0%			$17.04

(1)	Based on the underwritten rent roll dated as of April 2026 inclusive of contractual rent steps through 2027.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Total / Wtd. Avg. of UW Base Rent Expiring excludes vacant square footage.

The Market. The Mall at Prince George’s Property is located in the Washington, D.C. CBSA and benefits from regional and local accessibility. It is located approximately 6.0 miles northeast of downtown Washington, D.C. along Maryland Route 410, a major east-west arterial that connects Hyattsville to Bethesda and Silver Spring. The Mall at Prince George’s Property is proximate to the University of Maryland (2.0 miles) and has access to the Washington Metropolitan Area Transit Authority’s Green Line at Hyattsville Crossing station (less than 1.0 mile). The surrounding area is characterized by a mix of retail, residential and institutional uses.

According to the appraisal the 2024 population within a 3-, 5- and 10- mile radius of the Mall at Prince George’s Property was 129,297, 314,727, and 1,360,605, respectively. The average household population within the same radii was $113,013, $114,807, and $121,048 respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Mall at Prince George’s Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 SF - 1,000 SF	$160.00	7	2% per annum	$20.00	$2.00
1,001 – 2,000 SF	$55.00	7	2% per annum	$20.00	$2.00
2,001 - 3,500 SF	$60.00	7	2% per annum	$20.00	$2.00
3,501 – 5,000 SF	$33.00	7	2% per annum	$20.00	$2.00
5,001 SF – 10,000 SF	$42.00	7	2% per annum	$20.00	$2.00
10,001 SF+	$22.00	7	2% per annum	$20.00	$2.00
Jewelry	$95.00	7	2% per annum	$20.00	$2.00
Exterior	$33.00	7	2% per annum	$20.00	$2.00
Food Court	$220.00	7	2% per annum	$20.00	$2.00
Kiosk	$530.00	5	Flat	$0.00	$0.00
Anchor	$5.50	15	10% every 5 years	$10.00	$1.00
Major	$18.00	15	10% every 5 years	$10.00	$1.00

The table below presents certain information relating to retail centers comparable to the Mall at Prince George’s Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Mall at Prince George’s
Mall at Prince George’s	1959/2018	890,278(2)	98.7%(2)	Macy’s, Target, CubeSmart, Primark, Marshalls	NAP
Westfield Wheaton	1960/2008	1,696,122	95.0%	Costco, Giant Foods, JC Penney, Macy’s, Target	7.0 miles
Town Center at Laurel	1979/NAP	392,500	86.0%	Burlington, Harris Teeter, Regal Cinemas	15.0 miles
Bowie Town Center	2001/NAP	725,077	84.0%	Barnes & Noble, Best Buy, LA Fitness, Macy’s, Safeway, United Furniture Warehouse	13.0 miles
Fashion Centre at Pentagon City	1988/2014	865,985	97.0%	Macy’s, Nordstrom	10.0 miles
Tysons Corner Center	1968/2014	1,927,443	96.0%	Bloomingdale’s, AMC Cinemas, Macy’s, Nordstrom	20.0 miles
Tysons Galleria	1987/1997	789,095	95.0%	Neiman Marcus, Saks Fifth Avenue, Lucid Motors, Crate & Barrel, Bowlero, Cinebistro	20.0 miles
Springfield Town Center	1973/2014	1,300,000	89.0%	Dick’s Sporting Goods, JC Penney, LA Fitness, Macy’s, Regal Cinema	25.0 miles
Weighted Average			93.0%(3)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of April 2026.
(3)	Weighted Average Total Occupancy excludes the Mall at Prince George’s Property.

Appraisal. According to the appraisal dated April 16, 2026 the Mall at Prince George’s Property had an “as-is” appraised value of $176,300,000 as of November 5, 2025. The appraisal also concluded to a prospective market value upon stabilization of $187,100,000, with an assumed stabilization date of December 1, 2027.

Environmental Matters. According to the Phase I environmental assessment dated November 25, 2025, there are certain recognized environmental conditions and controlled recognized environmental conditions in connection with groundwater and soil impacts resulting from, among other things, prior automobile service and dry cleaner uses (together with related underground storage tanks) at the Mall at Prince George’s Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus. The lender has obtained a pollution policy with a term of eight years, a deductible of $10,000 and a $1,000,000 coverage limit, which exceeds the estimated cost to remediate according to the opinion of probable cause of $501,545.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Prince George’s Property:

Cash Flow Analysis(1)
	2022	2023	2024	1/31/2026 TTM	UW(2)	UW PSF
Base Rent	$12,540,467	$12,551,403	$12,988,597	$12,901,774	$14,974,715	$16.82
Overage / Percentage Rent	$1,854,837	$1,329,011	$1,120,928	$924,277	$969,107	$1.09
Kiosks / Temporary / Specialty	$1,072,881	$992,485	$1,093,069	$1,311,911	$1,403,577	$1.58
Vacant Income	$0	$0	$0	$0	$820,694	$0.92
Gross Potential Rent	$15,468,185	$14,872,899	$15,202,594	$15,137,962	$18,168,093	$20.41
Reimbursements	$6,071,922	$5,991,038	$6,343,654	$6,377,483	$6,236,149	$7.00
Other Income	$806,109	$786,507	$694,584	$675,833	$603,480	$0.68
Net Rental Income	$22,346,216	$21,650,443	$22,240,831	$22,191,278	$25,007,722	$28.09
Vacancy	$0	$0	$0	$0	($820,694)	($0.92)
Effective Gross Income	$22,346,216	$21,650,443	$22,240,831	$22,191,278	$24,187,028	$27.17
Real Estate Taxes	$3,220,938	$3,103,671	$3,201,291	$3,281,013	$3,221,297	$3.62
Insurance	$420,551	$468,864	$490,536	$519,264	$500,981	$0.56
Management	$940,898	$862,657	$895,645	$903,655	$967,481	$1.09
Utilities	$690,191	$602,161	$604,149	$665,754	$526,378	$0.59
Other Expenses	$3,542,673	$4,081,918	$4,017,646	$3,603,959	$3,803,154	$4.27
Total Expenses	$8,815,250	$9,119,271	$9,209,267	$8,973,646	$9,019,292	$10.13
Net Operating Income	$13,530,966	$12,531,172	$13,031,564	$13,217,633	$15,167,736	$17.04
Replacement Reserves	$0	$0	$0	$0	$178,056	$0.20
TI/LC	$0	$0	$0	$0	$890,278	$1.00
Net Cash Flow	$13,530,966	$12,531,172	$13,031,564	$13,217,633	$14,099,402	$15.84

Occupancy %(3)	99.0%	99.9%	98.7%	98.7%	96.7%
NOI DSCR(4)	1.64x	1.51x	1.58x	1.60x	1.83x
NCF DSCR(4)	1.64x	1.51x	1.58x	1.60x	1.70x
NOI Debt Yield(4)	13.5%	12.5%	13.0%	13.2%	15.2%
NCF Debt Yield(4)	13.5%	12.5%	13.0%	13.2%	14.1%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated January 31, 2026 inclusive of contractual rent steps through 2027.
(3)	2022, 2023 and 2024 occupancy represents physical occupancy and UW occupancy represents economic occupancy.
(4)	DSCR and Debt Yields are based on the Mall at Prince George’s Whole Loan.

Initial and Ongoing Reserves. At origination of the Mall at Prince George’s Whole Loan, the Borrower was required to deposit into escrow (i) $710,649 into a real estate tax reserve account, (ii) $800,000 into a lease rollover reserve account, (iii) $2,058,337 into an outstanding TI/LC reserve account in connection with certain outstanding tenant improvements and rent abatements, and (iv) $635,386 into a deferred maintenance reserve account.

RE Taxes – The Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. The Borrower is reserving $568,441 for the payment dates in June, July and August 2026. Thereafter, the estimated monthly tax reserve deposit will be $268,441.

Insurance – If the Borrower has not provided satisfactory evidence to the lender that the Mall at Prince George’s Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, and so long as no event of default is continuing, the Mall at Prince George’s Whole Loan documents require the Borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Mall at Prince George’s Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – On a monthly basis, the Borrower is required to escrow an amount equal to the gross leasable area of the Mall at Prince George’s Property (excluding non-collateral square footage and certain excluded replacement reserve premises and any square footage attributable to other tenants required to pay for their own repairs and maintenance for the leased premises, roof and structural components) multiplied by $0.20 and divided by 12 for ongoing replacement reserves.

Lease Rollover Reserve – The Borrower is required to escrow, on a monthly basis, an amount equal to the gross leasable area of the Mall at Prince George’s Property (excluding any non-collateral square footage) multiplied by $1.00 and divided by 12 for ongoing rollover reserves.

Lockbox and Cash Management. The Mall at Prince George’s Whole Loan is structured with a hard lockbox and springing cash management. The Borrower is required to deposit all rents into a lender-controlled lockbox account within three business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the Borrower daily. During the continuance of a Trigger Period, all funds in the lockbox will be transferred on each business day to a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$58,000,000
3500 East West Highway	Mall at Prince George’s	Cut-off Date LTV:	56.7%
Hyattsville, MD 20782		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	15.2%

lender-controlled cash management account to be disbursed in accordance with the Mall at Prince George’s Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Trigger Period continues.

A “Trigger Period” will commence upon the earlier of the following:

(i) the occurrence of an event of default;

(ii) the occurrence of a Low Debt Yield Period (as defined below); or

(iii) the commencement of an Anchor Lease Trigger Period (as defined below).

A Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i), the cure of such event of default;
(ii)	with regard to clause (ii), either (a) the Debt Yield Threshold (as defined below) has been met for two consecutive calendar quarters, (b) after the lockout release date, the Borrower has prepaid the Mall at Prince George’s Whole Loan in an amount that would result in the applicable Debt Yield Threshold being met, or (c) the Borrower has delivered to the lender a letter of credit in an amount that, when added to the underwritten NOI, would result in the applicable Debt Yield Threshold being met.
(iii)	with regard to clause (iii), the Anchor Lease Trigger Period has ended pursuant to the terms of the Mall at Prince George’s Whole Loan documents.

A “Low Debt Yield Period” means the debt yield is less than the Debt Yield Threshold for two consecutive calendar quarters.

“Debt Yield Threshold” means 11.50%.

An ”Anchor Lease Trigger Period” will commence upon the earlier of the following:

(i) with respect to any of tenants Macy’s, Target or Primark (each, an ”Anchor Tenant”), the date that is the earlier of (i) 180 days prior to the expiration of the applicable Anchor Lease (as defined below), and (ii) the date the subject Anchor Tenant gives notice, in accordance with the applicable Anchor Lease, to vacate, terminate or not to extend the applicable Anchor Lease, in each case (i) and (ii), unless the subject Anchor Tenant has given notice of renewal of the applicable Anchor Lease in accordance with the terms thereof;

(ii) the date that any Anchor Lease is surrendered, cancelled or terminated; or

(iii) with respect to Macy’s and Primark only, the date that the applicable Anchor Tenant has gone dark in all of its applicable space (an “Anchor Space”) (or any material portion thereof).

An Anchor Lease Trigger Period will end upon the occurrence of the following:

(i) with regard to clause (i), either (x) the exercise by the applicable Anchor Tenant of its option to renew or extend its lease (an “Anchor Lease”) in accordance with its terms (excluding the requirement that such exercise occur by a certain date) or otherwise the applicable Anchor Tenant renews or extends the applicable Anchor Lease in accordance with the terms hereof (which may include a partial renewal) and/or (y) the Borrower re-leases, under one or more qualified replacement leases, all or substantially all of the applicable Anchor Space (or such portion that was not extended or renewed pursuant to the preceding sub-clause (x)), and the applicable qualified replacement lease(s) actually generate at least 75% of the rental income annually as the Anchor Lease which resulted in the commencement of Anchor Lease Trigger Period;

(ii) with regard to clause (ii), the Borrower re-leases, under one or more qualified replacement leases, all or substantially all of the applicable Anchor Space (or such portion that was not extended or renewed pursuant to the preceding sub-clause (x)), and the applicable qualified replacement lease(s) actually generate at least 75% of the rental income annually as the Anchor Lease which resulted in the commencement of the Anchor Lease Trigger Period; or

(iii) with regard to clause (iii), either (x) the applicable Anchor Tenant resumes operations in all or a material portion of the applicable Anchor Space or (y) the applicable Anchor Lease is terminated and the Borrower re-leases, under one or more qualified replacement leases, all or substantially all of the applicable Anchor Space (or such portion that was not extended or renewed pursuant to the preceding sub-clause (x)), and the applicable qualified replacement lease(s) actually generate at least 75% of the rental income annually as the Anchor Lease which resulted in the commencement of the Anchor Lease Trigger Period.

Partial Release. The Borrower may obtain a release of one or more outparcels that are either (a) non-income producing and unimproved, and the release of which will not have a material adverse effect on (i) the business, operations or financial condition of the Borrower, (ii) the ability of the Borrower to repay the Mall at Prince George’s Whole Loan in accordance with the terms of the Mall at Prince George’s Whole Loan agreement, or (iii) the ongoing operations of the remaining Mall at Prince George’s Property, (b) are non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least three years or (c) a specified outparcel identified in the Mall at Prince George’s Whole Loan documents as a future expansion area, the boundary lines of which are not yet final and may be subject to further adjustments to address approval requirements and/or redevelopment needs (subject to an increase in size by no more than 15%); in each case upon satisfaction of the following conditions, among other customary requirements: (i) the Borrower provides 30 days’ prior written notice to the lender (ii) a fee of $15,000 is paid, (iii) no event of default is continuing, (iv) the release will not materially adversely affect the remaining Mall at Prince George’s Property, (v) the release parcel has been legally subdivided, (vi) the remaining Mall at Prince George’s Property will be in compliance with all zoning, applicable covenants and easements, and (vii) the lender has received an updated title policy endorsement.

Property Management. The Mall at Prince George’s Property is managed by PREIT Services, LLC, an affiliate of the Borrower.

Terrorism Insurance. The Borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Mortgage Loan No. 2 – City Center on 6th

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Los Angeles, CA 90020
Original Balance:	$51,500,000			General Property Type:	Retail
Cut-off Date Balance:	$51,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	David Y. Lee			Size:	165,684 SF
Guarantor:	David Y. Lee			Cut-off Date Balance PSF:	$311
Mortgage Rate:	6.8140%			Maturity Date Balance PSF:	$311
Note Date:	3/27/2026			Property Manager:	Jamison Services, Inc. (borrower-related)
Maturity Date:	4/11/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$5,359,045
IO Period:	60 months			UW NCF:	$5,156,444
Seasoning:	1 month			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.45x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$4,343,759 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$3,388,332 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$3,487,212 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.6% (2/1/2026)
RE Taxes:	$52,791	$52,791	NAP	2nd Most Recent Occupancy:	80.0% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	85.0% (12/31/2024)
Replacement Reserve:	$0	$3,076	NAP	Appraised Value (as of):	$77,000,000 (1/22/2026)
Leasing Reserve:	$0	$13,807	NAP	Appraised Value PSF:	$465
Gap Rent Reserve:	$224,889	$0	NAP	Cut-off Date LTV Ratio:	66.9%
Rent Concession Reserve:	$420,754	$0	NAP	Maturity Date LTV Ratio:	66.9%
Existing TI/LC Reserve:	$80,020	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$51,500,000	100.0%	Loan Payoff:	$48,992,411	95.1%
			Return of Equity	$939,137	1.8%
			Closing Costs:	$789,998	1.5%
			Upfront Reserves:	$778,454	1.5%
Total Sources:	$51,500,000	100.0%	Total Uses:	$51,500,000	100.0%
(1)	See “Escrows and Reserves” below.
(2)	The increase from the 2nd Most Recent NOI to the Most Recent NOI was due to a decrease in collection loss year over year. The increase from the Most Recent NOI to the UW NOI was due to recent leasing at the City Center on 6th Property (as defined below) as well as an increase in other income due to a billboard coming online in May 2025.

The Mortgage Loan. The second largest mortgage loan (the “City Center on 6th Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $51,500,000 and secured by the borrower’s fee simple interest in a 165,684 SF grocery anchored retail property located in Los Angeles, California (the “City Center on 6th Property”).

The Borrower and the Borrower Sponsor. The borrower is Equitable City Center, LLC, a California limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the City Center on 6th Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is David Y. Lee.

Founded in 1995 by David Y. Lee, Jamison Services is a privately held, full-service real estate operating company with more than two decades of experience in the investment, management and development of commercial real estate assets. One of the largest private landlords in Los Angeles, Jamison Services manages a diversified southern California real estate portfolio of approximately 18 million SF of commercial and medical office, retail, multifamily and mixed-use properties with a market capitalization of more than $3 billion.

The Property. The City Center on 6th Property is a multi-tenant grocery anchored retail property totaling 165,684 SF, located in Los Angeles, California. Built in 2008 on approximately 1.6 acres, the City Center on 6th Property consists of one building configured as a three-story enclosed mall space, with the bottom level including an anchor grocery store and the second and third level comprised of mall shops occupied by local retailers, restaurants, service commercial tenants and a small food court. The City Center on 6th Property is anchored by H Mart, a regional supermarket chain with multiple southern California locations. Parking at the City Center on 6th Property is provided by a three-level parking garage with 438 spaces, which equates to a ratio of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

2.6 spaces per 1,000 SF of net rentable area (“NRA”). As of February 1, 2026, the City Center on 6th Property was 88.6% leased to 43 unique tenants with an average occupancy of 83.0% since 2015 and has a weighted-average remaining lease term of four years.

Major Tenants.

H Mart (33,618 SF; 20.3% of NRA; 26.1% of UW Rent). Founded in 1982, H Mart is a privately owned Asian supermarket chain that was founded with the objective of providing Asian groceries and fresh food products to local communities. Since its establishment, H Mart has grown to include more than 97 stores across the United States and operates as full-service supermarkets, offering a broad assortment of Asian food products alongside selected western grocery items. H Mart has been a tenant at the City Center on 6th Property since March 2020, has a lease expiration in February 2030, has four, five-year renewal options remaining and no termination options.

Crystal Spa & Crystal Workout Studio (15,440 SF; 9.3% of NRA; 8.2% of UW Rent). Crystal Spa & Crystal Workout Studio is a Korean-inspired day spa and positions itself as a provider of traditional Korean spa services combined with contemporary wellness and skincare treatments. Crystal Spa & Crystal Workout Studio has been a tenant at the City Center on 6th Property since September 2019, has a lease expiration in September 2029, and has one ten-year renewal option and no termination options.

The City Golf (13,549 SF; 8.2% of NRA; 4.7% of UW Rent). The City Golf is the largest indoor golf range in Los Angeles, offering a variety of golf services including club fittings and private lessons. The City Golf has been a tenant at the City Center on 6th Property since December 2022, has a lease expiration in November 2030, and has no renewal options or termination options.

The following table presents certain information relating to the tenancy at the City Center on 6th Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
H Mart	NR/NR/NR	33,618	20.3%	$1,678,372	26.1%	$49.92	2/28/2030	4 x 5 yrs	N
Crystal Spa & Crystal Workout Studio	NR/NR/NR	15,440	9.3%	$528,629	8.2%	$34.24	9/14/2029	1 x 10 yrs	N
The City Golf	NR/NR/NR	13,549	8.2%	$300,788	4.7%	$22.20	11/30/2030	None	N
Masiso USA LLC	NR/NR/NR	7,801	4.7%	$280,836	4.4%	$36.00	5/14/2031	1 x 5 yrs	N
Recital Karaoke	NR/NR/NR	7,514	4.5%	$405,877	6.3%	$54.02	4/14/2028	1 x 5 yrs	N
Major Tenant Subtotal/Wtd. Avg.		77,922	47.0%	$3,194,501	49.7%	$41.00

Non-Major Tenants		68,923	41.6%	$3,230,542	50.3%	$46.87
Occupied Collateral Subtotal/Wtd. Avg.		146,845	88.6%	$6,425,044	100.0%	$43.75
Vacant Space		18,839	11.4%
Total/Wtd. Avg.		165,684	100.0%
(1)	Information is based on the underwritten rent roll dated February 1, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the City Center on 6th Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	4	4,193	2.5%	2.5%	$213,177	3.3%	3.3%	$50.84
2027	2	1,309	0.8%	3.3%	$70,471	1.1%	4.4%	$53.84
2028	9	15,559	9.4%	12.7%	$808,339	12.6%	17.0%	$51.95
2029	8	29,272	17.7%	30.4%	$1,205,162	18.8%	35.8%	$41.17
2030	16	65,189	39.3%	69.7%	$2,826,431	44.0%	79.7%	$43.36
2031	10	20,158	12.2%	81.9%	$770,376	12.0%	91.7%	$38.22
2032	1	4,199	2.5%	84.4%	$255,205	4.0%	95.7%	$60.78
2033	0	0	0.0%	84.4%	$0	0.0%	95.7%	$0.00
2034	0	0	0.0%	84.4%	$0	0.0%	95.7%	$0.00
2035	1	3,293	2.0%	86.4%	$90,764	1.4%	97.1%	$27.56
2036	0	0	0.0%	86.4%	$0	0.0%	97.1%	$0.00
2037 & Thereafter	1	3,673	2.2%	88.6%	$185,119	2.9%	100.0%	$50.40
Vacant	0	18,839	11.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	52	165,684	100.0%		$6,425,044	100.0%		$43.75(3)
(1)	Information is based on the underwritten rent roll dated February 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The City Center on 6th Property is located in Los Angeles, California, within the Koreatown district of the City of Los Angeles and occupies a full-block site along West 6th Street, a primary east–west commercial corridor that links Koreatown with the broader Mid-Wilshire and Downtown Los Angeles areas. The City Center on 6th Property is located approximately 0.3 miles from the Wilshire/Normandie Metro D (Purple) Line station, allowing convenient transit access to Downtown Los Angeles and other employment and cultural nodes along Wilshire Boulevard. Regional freeway access is available via Interstate 10 to the south and U.S. Highway 101 to the north, supporting customer draw from a broad urban trade area. Major employers in the region include Cedars-Sinai Medical Center, Los Angeles Intl Airport-LAX, University of California Los Angeles, VXI Global Solutions and The Walt Disney Co.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 130,555, 624,868 and 1,194,822, respectively, and the average household income within the same radii was approximately $77,340, $97,545 and $108,641, respectively.

According to the appraisal, the City Center on 6th Property is located within the Koreatown submarket of the Los Angeles retail market. As of the fourth quarter of 2025, the Koreatown submarket reported total inventory of approximately 10.7 million SF with a 5.1% vacancy rate and average asking rent of $36.85 PSF. The appraisal concluded market rents for the City Center on 6th Property ranging from $27.00 PSF for the Retail-Large (Spa/Golf) Space to $48.00 for Mall Shop Space 1st Level Space and Anchor-H Mart Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the City Center on 6th Property:

Market Rent Summary
	Mall Shop Space 1st Level Space	Mall Shop Space 2nd Level Space	Mall Shop Space 3rd Level Space	Retail-Large (Spa/Golf) Space	Anchor-H Mart Space	Food Court Space
Market Rent (PSF)	$48.00	$42.00	$36.00	$27.00	$48.00	$36.00
Lease Term (Months)	48	48	48	60	120	48
Lease Type (Reimbursements)	Net	Net	Net	Net	None	Net
Tenant Improvements New (PSF)	$5.00	$5.00	$5.00	$5.00	$5.00	$5.00
Rent Increase Projection	3.0% Increase	3.0% Increase	3.0% Increase	3.0% Increase	10.0% bump Every 5 Years	3.0% Increase

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

The table below presents certain information relating to comparable inline leases to the City Center on 6th Property identified by the appraiser:

Comparable Retail Leases
Property Name / Location	Year Built	Total NRA (SF)	Tenant Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
City Center on 6th Los Angeles, CA	2008	165,684	-	-	-	-	-	-
Koreatown Plaza Los Angeles, CA	1988	209,334	KT Plaza Pharmacy	Retail	09/2025	5.0	1,037	$72.48
Little Tokyo Galleria Los Angeles, CA	1985	199,044	Max Karaoke	Retail	02/2024	5.0	4,555	$42.00
Wilshire Gramercy Los Angeles, CA	1987	32,125			02/2024	5.0	1,406	$42.00
Chapman Plaza Los Angeles, CA	1928	52,593	Cha Redefine	Retail	02/2025	5.0	1,028	$81.48
Chapman Court Los Angeles, CA	1928	34,362	Retail Tenant	Retail	10/2025	5.0	3,645	$75.00
Street Front Retail Los Angeles, CA	1922	7,000			11/2025	3.0	1,098	$27.00
Key Center Los Angeles, CA	1987	15,000			05/2024	3.0	1,001	$36.00

Appraisal. The appraisal concluded to an “as-is” value for the City Center on 6th Property of $77,000,000 as of January 22, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 25, 2026, there was no evidence of any recognized environmental conditions at the City Center on 6th Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the City Center on 6th Property:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Base Rent	$5,657,695	$5,652,812	$6,021,150	$5,786,171	$6,425,044	$38.78
Grossed Up Vacant Space	$0	$0	$0	$0	$762,462	$4.60
Gross Potential Rent	$5,657,695	$5,652,812	$6,021,150	$5,786,171	$7,187,506	$43.38

Other Income	$247,462	$246,438	$259,944	$592,288	$857,139	$5.17
Total Recoveries	$244,716	$158,745	$147,851	$205,437	$382,879	$2.31
Net Rental Income	$6,149,873	$6,057,995	$6,428,945	$6,583,896	$8,427,523	$50.87
(Vacancy/Credit Loss)	$0	$449,256	$901,800	$0	$762,462	$4.60
Effective Gross Income	$6,149,873	$5,608,739	$5,527,145	$6,583,896	$7,665,061	$46.26

Real Estate Taxes	$602,256	$612,268	$623,978	$630,979	$662,459	$4.00
Insurance	$80,115	$97,090	$79,946	$103,211	$98,700	$0.60
Management Fee	$165,271	$171,414	$164,287	$179,128	$229,952	$1.39
Other Operating Expenses	$1,067,373	$1,240,755	$1,270,602	$1,326,819	$1,314,906	$7.94
Total Expenses	$1,915,015	$2,121,527	$2,138,813	$2,240,137	$2,306,016	$13.92

Net Operating Income(3)	$4,234,858	$3,487,212	$3,388,332	$4,343,759	$5,359,045	$32.34
Replacement Reserves	$0	$0	$0	$0	$36,917	$0.22
TI/LC	$0	$0	$0	$0	$165,684	$1.00
Net Cash Flow	$4,234,858	$3,487,212	$3,388,332	$4,343,759	$5,156,444	$31.12

Occupancy (%)	86.0%	83.0%	85.0%	88.6%(1)	89.4%(2)
NOI DSCR	1.19x	0.98x	0.95x	1.22x	1.51x
NCF DSCR	1.19x	0.98x	0.95x	1.22x	1.45x
NOI Debt Yield	8.2%	6.8%	6.6%	8.4%	10.4%
NCF Debt Yield	8.2%	6.8%	6.6%	8.4%	10.0%
(1)	Occupancy (%) is as of the February 1, 2026 rent roll.
(2)	Represents economic occupancy.
(3)	The increase from the 2nd Most Recent NOI to the Most Recent NOI was due to a decrease in collection loss year over year. The increase from the Most Recent NOI to the UW NOI was due to recent leasing at the City Center on 6th Property as well as an increase in other income due to a billboard coming online in May 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Retail – Anchored	Loan #2	Cut-off Date Balance:	$51,500,000
3500 West 6th Street	City Center on 6th	Cut-off Date LTV:	66.9%
Los Angeles, CA 90020		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.4%

Escrows and Reserves.

RE Taxes – The City Center on 6th Mortgage Loan documents require an upfront deposit of $52,791 and ongoing monthly deposits into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated at $52,791.

Insurance – The City Center on 6th Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the foregoing, insurance escrows will be suspended provided the City Center on 6th Property is covered by an acceptable blanket policy, there is no event of default, and the borrower provides ongoing evidence of acceptable renewals and timely-paid premiums.

Replacement Reserve – The City Center on 6th Mortgage Loan documents require ongoing monthly replacement reserve deposits of $3,076.

Leasing Reserve – The City Center on 6th Mortgage Loan documents require an ongoing monthly deposit of approximately $13,807, towards tenant improvements and leasing commissions.

Rent Concession Reserve – The City Center on 6th Mortgage Loan documents require an upfront deposit of $420,754 towards rent concessions associated with Taesung Acupuncture, The City Golf, Cell Phone Village, Masiso, Jubilee Aesthetics Inc. and Nabi.

Gap Rent Reserve – The City Center on 6th Mortgage Loan documents require an upfront deposit of $224,889 to cover gap rent associated with tenants Aikan Sushi, Cell Phone Village, Bar Memento, TTDOH and Jubilee Aesthetics Inc.

Existing TI/LC Reserve – The City Center on 6th Mortgage Loan documents require an upfront deposit of $80,020 for any outstanding tenant improvements and/or leasing commissions due at the City Center on 6th Property associated with Aikan Sushi and Bar Memento.

Lockbox and Cash Management. The City Center on 6th Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to collect all rents and income from the City Center on 6th Property and deposit such funds into the lockbox account. On each business day, all funds in the lockbox account shall be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (as defined below), all amounts available in the deposit account will be transferred to a cash management account controlled by the lender on each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.20x for any calendar quarter; or
(iii)	the occurrence of an major tenant event period, which means when: (a) the major tenant, H Mart, fails to renew or extend its lease at the earlier of (i) at least 12 months prior to the lease termination date and (ii) the deadline to renew the lease (b) H Mart is not continuously open for business at the leased premises during operating hours for 90 consecutive days or aggregate non-consecutive days in any 365-day period other than that due to renovations, restoration following casualty or utility interruption (c) H Mart files for bankruptcy or insolvency or (d) H Mart terminates or cancels its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i), the lender’s acceptance of cure of the related event of default;
(ii)	with regard to clause (ii) DSCR being at least 1.25x for two consecutive calendar quarters;
(iii)	with regard to clause (iii)(a) to (d) above, a Major Tenant Re-tenanting Event (as defined below) has occurred;
(iv)	With regard to clause (iii)(a) above, the lender receives satisfactory evidence in form and in substance that H Mart has extended its lease pursuant to the terms of the lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to the lender;
(v)	with regard to clause (iii)(b) above, H Mart resumes its normal business operations in its Major Tenant Space (as defined below) and is open during customary hours for two consecutive calendar quarters;
(vi)	with regard to clause (iii)(c) above, the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to the lender; or
(vii)	with regard to clause (iii)(d) above, H Mart revokes any termination, cancellation or surrender of lease and delivers an updated tenant estoppel certificate from that is reasonably acceptable to the lender.

Major Tenant Re-tenanting Event: The lender has received satisfactory evidence that the applicable Major Tenant Space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease, and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

Major Tenant Space: the space or spaces at the City Center on 6th Property that is demised to H Mart, its successors and assigns, and any replacement tenant that enters into a lease for all of the Major Tenant Space in accordance with the terms of the City Center on 6th Mortgage Loan agreement.

Terrorism Insurance.  The City Center on 6th Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the City Center on 6th Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to 12 months following the physical repair of the subject improvements. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Mortgage Loan No. 3 – 535 & 545 5th Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SGFC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	New York, NY 10017
Original Balance(1):	$50,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$49,946,237			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	8.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1897-1927/2017
Borrower Sponsor:	Joseph Moinian			Size:	507,207 SF
Guarantor:	Joseph Moinian			Cut-off Date Balance PSF(1):	$611
Mortgage Rate:	7.0600%			Maturity Date Balance PSF(1)(2):	$601
Note Date:	1/9/2026			Property Manager:	Columbus Property Management LLC
Maturity Date:	1/9/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term(2):	NAP			UW NOI(4):	$30,196,800
IO Period:	0 months			UW NCF:	$30,095,359
Seasoning:	4 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions(3):	L(23),YM1(5),DorYM1(28),O(4)			UW NCF Debt Yield(1):	9.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	9.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1)(2):	1.30x
Additional Debt Balance(1):	$259,720,430			Most Recent NOI(4):	$28,391,172 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$26,957,312 (12/31/2024)
Reserves(4)				3rd Most Recent NOI(5):	$23,594,550 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.8% (11/18/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.0% (12/31/2023)
Replacement Reserve:	$0	$8,453	NAP	Appraised Value (as of):	$490,000,000 (11/21/2025)
Rollover Reserve(5):	$52,000	$0	NAP	Appraised Value PSF:	$966
Deferred Maintenance Reserve:	$100,750	$0	NAP	Cut-off Date LTV Ratio(1):	63.2%
Other Reserve:	$2,515,028	$0	NAP	Maturity Date LTV Ratio(1)(2):	62.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$310,000,000	96.9%	Loan Payoff(6)(7):	$314,826,919	98.4%
Borrower Equity:	$9,981,186	3.1%	Upfront Reserves:	$2,667,778	0.8%
			Closing Costs:	$2,486,489	0.8%
Total Sources:	$319,981,186	100.0%	Total Uses:	$319,981,186	100.0%

(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 13 pari passu promissory notes with an aggregate original balance of $310,000,000. For additional information, see “The Mortgage Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Mortgage Rate” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the original “Amortization Term” reflects an amortizing period of approximately 3,720 months.
(3)	On or after January 9, 2028, the borrower will have the right to voluntary prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan, with no prepayment fee being due on and after the October 9, 2030 payment date. In addition, defeasance of the 535 & 545 5th Avenue Whole Loan in full (but not in part) is permitted at any time after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 28 payments is based on the expected WFCM 2026-5C9 securitization trust closing date in May 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the Rollover Reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(6)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(7)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.

The Mortgage Loan. The third largest mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 13 pari passu notes that is secured by the borrower’s fee interest in a 507,207 SF mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”). The 535 & 545 5th Avenue Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SGFC”).

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Note A-8 has an outstanding principal balance as of the Cut-off Date of $49,946,236.56. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,666,666.68. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool —The Whole Loans ““—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 535 & 545 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2026-V20 securitization which closed in February 2026. See “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan:

535 & 545 5th Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$74,919,355	BMARK 2026-V20	Yes
A-2-1(1)	$35,000,000	$34,962,366	DBRI	No
A-2-2	$15,000,000	$14,983,871	BMARK 2026-V22	No
A-3	$26,000,000	$25,972,043	BBCMS 2026-5C40	No
A-4	$15,000,000	$14,983,871	BMARK 2026-V21	No
A-5	$15,000,000	$14,983,871	BMARK 2026-V21	No
A-6	$10,000,000	$9,989,247	BMO 2026-5C14	No
A-7(1)	$9,000,000	$8,990,323	DBRI	No
A-8	$50,000,000	$49,946,237	WFCM 2026-5C9	No
A-9	$15,000,000	$14,983,871	BBCMS 2026-5C41	No
A-10(1)	$20,000,000	$19,978,495	SGFC	No
A-11	$14,000,000	$13,984,946	BBCMS 2026-5C40	No
A-12-1(1)	$6,000,000	$5,993,548	SGFC	No
A-12-2	$5,000,000	$4,994,624	BMO 2026-5C14	No
Total	$310,000,000	$309,666,667
(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is 535-545 Fee LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 535 & 545 5th Avenue Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian. Joseph Moinian is the founder and CEO of The Moinian Group, which is a privately held real estate investment company with a portfolio in excess of 20 million SF. Founded in 1982 by Joseph Moinian, The Moinian Group develops, owns, and operates properties across every asset category. The firm focuses primarily on its New York City commercial, residential, and hospitality assets. Some of The Moinian Group’s recent projects include Sky, a luxury residential apartment building located at 605 West 42nd Street, New York, New York, and 3 Hudson Boulevard, a 1.9 million SF office tower located in New York that is currently under construction.

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property”, and the “545 5th Avenue Property”) totaling 507,207 SF located on 5th Avenue between 44th and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Avenue Property equals 418,403 SF (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 SF (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 SF (64.5% of NRA and 58.5% of underwritten base rent), including 277,408 SF of office and storage space and 49,634 SF of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 SF (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 SF of office spaces and 39,170 SF of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue Property throughout the years. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million to improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class-A office assets located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, local law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 5.7 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.5 years. The top tenants include The NBA Store (as defined below) (20.0% of underwritten base rent; 5.0% of NRA), Best Buy (as defined below) (19.5% of underwritten base rent; 7.3% of NRA), Empire Offices (as defined below) (6.8% of underwritten base rent; 9.6% of NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% of NRA), SPSLC, LLC (Shafer Surgical) (3.9% of underwritten base rent; 4.9% of NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% of NRA). The ground floor retail is occupied by The NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-traditional office users including tenants in the jewelry, medical and education sectors. No office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent, individually. 29.0% of tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TI/LCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 SF of jeweler tenants, 60,525 SF of medical tenants and 31,898 SF of education tenants.

Major Tenants.

The NBA Store (25,562 SF; 5.0% of NRA; 20.0% of UW Rent). The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA & WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue Property storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by The NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that The NBA Store has exercised its termination option and (b) the monthly payment date occurring in November 2029.

Best Buy (36,787 SF; 7.3% of NRA; 19.5% of UW Rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+). Best Buy is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two five-year extension options upon providing the borrower with a notice prior to April 1, 2030.

Empire Offices (48,758 SF; 9.6% of NRA; 6.8% of UW Rent): Empire Offices is a coworking space operated by Helix Workspace. Helix Workspace provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron chairs. Empire Offices features a touchdown Space, a strategy room, a large board room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 SF and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. The tenant plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

The following table presents a summary regarding the major tenants at the 535 & 545 5th Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant Type	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
The NBA Store	NR/NR/NR	Retail	25,562	5.0%	$8,437,500	20.0%	$330.08	1/18/2036	1 x 5 year	Y(3)
Best Buy Stores, L.P.	A3/BBB+/NR	Retail	36,787	7.3%	$8,250,000	19.5%	$224.26	3/31/2031	2 x 5 year	N
Empire Offices 535 Fifth Holdings LLC	NR/NR/NR	Office	48,758	9.6%	$2,862,465	6.8%	$58.71	Various(4)	None	N
Laboratory Institute of Merchandising, Inc.	NR/NR/NR	Office	30,160	5.9%	$1,966,759	4.7%	$65.21	11/30/2031	None	Y(5)
Laderach Fifth Avenue LLC	NR/NR/NR	Retail	7,644	1.5%	$1,753,683	4.1%	$229.42	2/28/2030	1 x 5 year	N
SPSLC, LLC (Shafer Surgical)	NR/NR/NR	Office	24,832	4.9%	$1,660,235	3.9%	$66.86	10/31/2032	None	N
Gardiner & Theobald, Inc.	NR/NR/NR	Office	30,035	5.9%	$1,651,925	3.9%	$55.00	2/23/2031	1 x 5 year	N
L.M. Cohen & Co. LLP Certified Public Accountants	NR/NR/NR	Office	20,159	4.0%	$1,382,872	3.3%	$68.60	12/22/2028	None	N
Manhattan Endo, LLC	NR/NR/NR	Office	17,344	3.4%	$1,244,835	2.9%	$71.77	3/31/2029	None	N
International Gemological Institute Inc.	NR/NR/NR	Office	20,183	4.0%	$1,151,864	2.7%	$57.07	3/31/2039	1 x 5 year	N
Subtotal/Wtd. Avg.			261,464	51.5%	$30,362,138	71.8%	$116.12
Other Tenants			189,061	37.3%	$11,915,572	28.2%	$63.03
Occupied Collateral Total/Wtd. Avg.			450,525	88.8%	$42,277,710	100.0%	$93.84
Vacant Space			56,682	11.2%
Total/Wtd. Avg.			507,207	100.0%

(1)	Information is based on the underwritten rent roll dated November 18, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices 535 Fifth Holdings LLC has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 SF of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the borrower receives notice of termination no later than May 31, 2028.

The following table presents certain information relating to the lease rollover schedule at the 535 & 545 5th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	11	38,060	7.5%	7.5%	$2,259,696	5.3%	5.3%	$59.37
2027	4	12,855	2.5%	10.0%	$938,148	2.2%	7.6%	$72.98
2028	5	31,830	6.3%	16.3%	$2,099,586	5.0%	12.5%	$65.96
2029	7	49,836	9.8%	26.1%	$3,519,332	8.3%	20.9%	$70.62
2030	3	14,753	2.9%	29.0%	$2,242,087	5.3%	26.2%	$151.97
2031	4	116,078	22.9%	51.9%	$12,929,889	30.6%	56.7%	$111.39
2032	6	48,940	9.6%	61.6%	$2,820,077	6.7%	63.4%	$57.62
2033	1	3,269	0.6%	62.2%	$196,140	0.5%	63.9%	$60.00
2034	5	45,905	9.1%	71.3%	$3,127,272	7.4%	71.3%	$68.12
2035	0	0	0.0%	71.3%	$0	0.0%	71.3%	$0.00
2036	3	60,080	11.8%	83.1%	$10,530,120	24.9%	96.2%	$175.27
2037 & Thereafter	2	28,919	5.7%	88.8%	$1,615,364	3.8%	100.0%	$55.86
Vacant	0	56,682	11.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	51	507,207	100.0%		$42,277,710	100.0%		$93.84

(1)	Information is based on the underwritten rent roll as of November 18, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Lease Rollover Schedule is based on the expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the submarket has an existing inventory of 47.2 million SF with asking rents of $71.20 PSF which is a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9% which is the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain one of the strongest with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the Upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the corridor. The average asking rent on Lower 5th Avenue where the 535 & 545 5th Avenue Property is located is $650 PSF. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0% which is down 2.3% from the prior year.

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 535 & 545 5th Avenue Property:

Comparable Retail Lease Summary
Property/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF(1)	Lease Term (Months)
535 & 545 5th Avenue New York, NY	The NBA Store	25,562(2)	Q4 2014(2)	$330.08(2)	253(2)
785 5th Avenue New York, NY	Audemars Piguet	12,215	Q2 2025	$498.66	144
640 5th Avenue New York, NY	This Bowl	1,624	Q1 2025	$221.67	120
500 5th Avenue New York, NY	Calzedonia	1,580	Q1 2025	$560.90	122
511 5th Avenue New York, NY	The North Face	27,459	Q3 2024	$454.67	120
597 5th Avenue New York, NY	Club Monaco	12,865	Q2 2024	$415.52	120
510 5th Avenue New York, NY	GU	19,323	Q2 2024	$636.34	120

Source: Appraisal unless otherwise specified.

(1)	Showing ground floor rent PSF.
(2)	Based on the underwritten rent roll dated November 18, 2025.

The following table presents recent leasing data for office tenants at comparable properties with respect to the 535 & 545 5th Avenue Property:

Comparable Office Lease Summary
Property Address/Location	Tenant Name	Lease Size (SF)	Commencement	Lease Term (Months)	Rent PSF
535 & 545 5th Avenue New York, NY	Empire Offices	29,662(1)(2)	Dec. 2025(1)	127(1)(2)	$60.73(1)
666 Third Avenue New York, NY	Graintree Lending	9,907	Nov. 2025	60	$72.00
60 East 42nd Street New York, NY	Haver Analytics, Inc.	16,402	Sep. 2025	136.7	$80.00
360 Lexington Avenue New York, NY	Citymeals-on-Wheels	15,214	Aug. 2025	192	$60.00
360 Madison Avenue New York, NY	EOS Products	35,142	July 2025	133	$65.00

Source: Appraisal unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll dated November 18, 2025.
(2)	Empire Offices has occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

Appraisal. According to the appraisal, the 535 & 545 5th Avenue Property had an “as-is” appraised value of $490,000,000 as of November 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 24 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 535 & 545 5th Avenue Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 10/31/2025	UW	UW PSF
Gross Potential Rent(1)	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35
Rent Steps	$0	$0	$0	$0	$0	$2,243,923	$4.42
Vacancy Lease Up	$0	$0	$0	$0	$0	$3,632,914	$7.16
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94
Reimbursements	$1,873,752	$1,743,738	$2,817,823	$2,437,444	$1,358,522	$1,358,522	$2.68
Other Income(2)	$769,413	$778,233	$1,533,729	$2,599,339	$690,573	$690,573	$1.36
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98
(Vacancy/Credit Loss/Abatements)	$0	($1,582,153)	($3,141,786)	($1,760,384)	$0	($3,632,914)	($7.16)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82

Real Estate Taxes	$8,620,758	$8,243,193	$8,990,780	$9,326,667	$9,519,352	$9,458,303	$18.65
Insurance	$402,748	$476,971	$523,110	$544,319	$550,037	$587,695	$1.16
Other Expenses(3)	$4,965,014	$6,193,304	$7,257,080	$7,279,274	$6,726,244	$6,327,930	$12.48
Total Expenses	$13,988,520	$14,913,468	$16,770,970	$17,150,259	$16,795,633	$16,373,927	$32.28

Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54
Capital Expenditures	$0	$9,178	$0	$0	$0	$101,441	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34

Occupancy %(4)	NAV	65.0%	96.0%	95.0%	88.8%(5)	91.4%
NOI DSCR(6)	1.04x	0.97x	1.02x	1.16x	1.23x	1.30x
NCF DSCR(6)	1.04x	0.97x	1.02x	1.16x	1.23x	1.30x
NOI Debt Yield(6)	7.8%	7.3%	7.6%	8.7%	9.2%	9.8%
NCF Debt Yield(6)	7.8%	7.3%	7.6%	8.7%	9.2%	9.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(3)	Other Expenses includes management fees, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.
(4)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancies.
(5)	TTM 10/31/2025 Occupancy % represents occupancy as of November 18, 2025.
(6)	DSCR and Debt Yields are based on the 535 & 545 5th Avenue Whole Loan.

Escrows and Reserves. At origination of the 535 & 545 5th Avenue Whole Loan, the borrower deposited $52,000 into the rollover reserve, $2,515,028 into the rent concessions reserve, and $100,750 into the deferred maintenance reserve.

RE Taxes – The borrower was not required to escrow any funds on the monthly payment date occurring in February 2026. On each monthly payment date occurring in March, April, May, and June of 2026, the borrower is required to escrow $1,221,407 into the tax reserve account. On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially, $814,271).

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 535 & 545 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,453 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis during a Rollover Sweep Period (as defined below), all excess cash after payments of required reserves, debt service and other amounts due under the 535 & 545 5th Avenue Whole Loan documents and operating expenses, will be deposited into the rollover reserve until $12,000,000 has been deposited. A Rollover Sweep Period commenced on the origination date of the 535 & 545 5th Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%

Lockbox and Cash Management. The 535 & 545 5th Avenue Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be transmitted directly by tenants into a lender-controlled lockbox account, and if the borrower or property manager receives any revenue to deposit it into the lockbox account within two business days of receipt. All sums deposited into the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied to payment of all monthly amounts due under the 535 & 545 5th Avenue Whole Loan documents (including, without limitation, taxes and insurance, debt service, and required reserves) and approved property operating expenses, with any excess funds (the “Excess Funds”) (i) being returned to the borrower, if no Trigger Period (as defined below) is continuing, (ii) if a Rollover Sweep Period is continuing, being deposited into the rollover reserve until the Rollover Sweep Period has ended, (iii) if a Major Tenant Sweep Event (as defined below) is continuing (and no Rollover Sweep Period is continuing), being deposited into a lease sweep reserve until the Major Tenant Sweep Event has been cured, or (iv) if another Trigger Period is continuing, being held by the lender as additional collateral for the 535 & 545 5th Avenue Whole Loan (provided that upon the occurrence of an event of default under the 535 & 545 5th Avenue Whole Loan documents, all sums received from the 535 & 545 5th Avenue Property and all funds reserved with the lender may be applied to amounts owed under any of the 535 & 545 5th Avenue Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 535 & 545 5th Avenue Whole Loan documents, (ii) the bankruptcy or insolvency of any affiliated property manager unless such affiliated property manager has been replaced with an unaffiliated property manager reasonably acceptable to the lender, (iii) a Low Debt Service Period (as defined below), (iv) a Major Tenant Sweep Event, (v) a receiver, liquidator or trustee is appointed for the borrower or guarantor, or if the borrower or guarantor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law or (vi) a Rollover Sweep Period and (B) expiring upon, with regard to any Trigger Period commenced in connection with (u) clause (i) above, the lender’s acceptance of the cure of such event of default, (v) a Low Debt Service Period, the Low Debt Service Period has ended in accordance with the definition of such term, (w) clause (ii) above, if the manager is replaced by an unaffiliated qualified manager, (x) clause (iv) above, the Major Tenant Sweep Period has ended in accordance with the definition of such term, (y) clause (v) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 60 days of filing or (z) clause (vi) above, if the Rollover Sweep Period has ended in accordance with the definition of such term.

A “Major Tenant Sweep Event” will commence on the first monthly payment date following (or in the case of clause (a)(1) below, the monthly payment date preceding) the occurrence of any of the following:

(a)	with respect to each Sweep Lease, the earlier to occur of (1) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Sweep Lease; and (2) upon the date required under a Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(b)	the earlier of (1) the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease exercising any right to terminate its Sweep Lease or (2) the monthly payment date occurring in November 2029;

(c)	the date that a Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease of its intent to surrender, cancel or terminate the Sweep Lease (or any material portion thereof);

(d)	the date that any tenant under a Sweep Lease discontinues its business (i.e., “goes dark”) in a substantial portion of its space (or any material portion thereof) or gives written notice that it intends to discontinue its business in a substantial portion of its space at the 535 & 545 5th Avenue Property (or any material portion thereof) for reasons other than the following: (w) such cessation occurs in order to allow the tenant to comply with government restrictions which restrict the use or occupancy of the 535 & 545 5th Avenue Property in connection with a pandemic or epidemic, (x) such discontinuation occurs in connection with a renovation of the applicable space in accordance with the applicable Sweep Lease and the related loan agreement, (y) such discontinuation is required in connection with a restoration of the 535 & 545 5th Avenue Property as a result of a casualty or condemnation or (z) such discontinuation occurs as a result of a qualified sublease in which the subtenant is in occupancy and operating its business in the applicable space;

(e)	upon a monetary default in the payment of base rent under a Sweep Lease by the tenant thereunder that continues for more than 60 consecutive days or a material non-monetary default beyond any applicable notice and cure period;

(f)	the occurrence of a bankruptcy event by a tenant under a Sweep Lease. A Major Tenant Sweep Event will end with respect to the applicable event giving rise to the Major Tenant Sweep Event upon the first to occur of the following with respect to such event (identified by sub-clause reference below):

(A)	in the case of clauses (a), (b)(1), (c), and (d) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve, to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases;

(B)	in the case of clause (a) above, the date on which the subject tenant under the Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods in connection with such renewal or extension;

(C)	in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Sweep Lease by the latest exercise date specified in such Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant;

(D)	in the case of clause (c) above, if such notice of intention to surrender, cancel or terminate the Sweep Lease is irrevocably withdrawn in writing by the related tenant, the borrower has accepted the withdrawal of the related notice in writing and no action was taken by the borrower to dispossess the tenant, and the tenant has continued in occupancy of the lease sweep space without interruption;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mixed Use – Retail/Office	Loan #3	Cut-off Date Balance:	$49,946,237
535-545 Fifth Avenue	535 & 545 5th Avenue	Cut-off Date LTV:	63.2%
New York, NY 10017		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.8%
(E)	in the case of clause (d) above, the date on which the relevant tenant is operating its business in a substantial portion of its space for at least three consecutive months;

(F)	in the case of clause (e) above, the date on which the subject default has been cured, and no other default under such Sweep Lease occurs for a period of three consecutive months following such cure;

(G)	in the case of clause (f) above, (a) the applicable bankruptcy event has terminated and the applicable Sweep Lease, and each guaranty of the Sweep Lease (if any), has been affirmed or assumed, without modification of such Sweep Lease or any guaranty thereof, by the tenant under the Sweep Lease and each guarantor (if any) of the Sweep Lease in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the tenant under the Sweep Lease is in occupancy of its premises and paying full, unabated rent under the applicable Sweep Lease and (b) adequate assurance of future performance under the Sweep Lease and, if applicable, each guaranty of the Sweep Lease as reasonably determined by the lender is provided; and

(H)	in the case of clauses (a), (b), (c), (d), (e) and (f) above, the date on which the 535 & 545 5th Avenue Property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation dates, provided that the amounts in the lease sweep reserve collected with respect to the Sweep Lease in question or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve equal to the Lease Sweep Deposit Amount (as defined below) applicable to all such Sweep Lease space.

“Sweep Lease” means the Best Buy lease, The NBA Store lease and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Lease Sweep Deposit Amount” means an amount equal to the sum of (i) with respect to Sweep Lease space that is not tenanted with a qualified lease, the total rentable SF of the applicable Sweep Lease multiplied by $300, and (ii) with respect to Sweep Lease space that is tenanted with a qualified lease, the amount that, in the lender’s judgement, is sufficient to cover all leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases.

A “Rollover Sweep Period” commences at origination of the 535 & 545 5th Avenue Whole Loan and ends on the monthly payment date that the sum of $12,000,000 has been deposited into the rollover reserve from excess funds.

A “Low Debt Service Period” commences 10 business days following any calculation date where the debt service coverage ratio is below 1.25x, and ends upon (i) the 535 & 545 5th Avenue Property achieving a debt service coverage ratio of greater than or equal to 1.25x for two consecutive calculation dates or (ii) delivery by the borrower to the lender of either funds or a letter of credit in the amount which, if applied to repay the then outstanding principal balance, would cause the debt service coverage ratio to be equal to above 1.25x.

Terrorism Insurance. The 535 & 545 5th Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 535 & 545 5th Avenue Property, as well as business interruption insurance covering no more than the 24-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 12-months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$45,000,000
Various, Various	Sunshine Lake MHC Portfolio	Cut-off Date LTV:	58.3%
		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$45,000,000
Various, Various	Sunshine Lake MHC Portfolio	Cut-off Date LTV:	58.3%
		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 4 – Sunshine Lake MHC Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various, Various
Original Balance:	$45,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$45,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	7.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	Homes of America, LLC			Size(3):	1,367 Pads
Guarantor:	Homes of America Holdings, LLC			Cut-off Date Balance Per Pad:	$32,919
Mortgage Rate:	6.4600%			Maturity Date Balance Per Pad:	$32,919
Note Date:	3/20/2026			Property Manager:	Self-managed
Maturity Date:	4/5/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$4,466,124
IO Period:	60 months			UW NCF:	$4,397,774
Seasoning:	1 month			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NCF Debt Yield:	9.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.49x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$3,915,897 (1/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,866,755 (12/31/2025)
				3rd Most Recent NOI:	$3,817,077 (12/31/2024)
Reserves(1)				Most Recent Occupancy(3):	77.5% (3/13/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	76.8% (12/31/2025)
RE Taxes:	$83,218	$38,741	NAP	3rd Most Recent Occupancy(3):	70.8% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$77,200,000 (1/16/2026)
Deferred Maintenance:	$139,505	$0	NAP	Appraised Value Per Pad(5):	$56,474
Replacement Reserve:	$0	$5,703	$136,700	Cut-off Date LTV Ratio(5):	58.3%
				Maturity Date LTV Ratio(5):	58.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$41,785,303	92.9%
			Return of Equity:	$2,431,602	5.4%
			Closing Costs:	$560,371	1.2%
			Upfront Reserves:	$222,723	0.5%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	See “Portfolio Summary” table below.
(3)	The Sunshine Lake MHC Portfolio Properties (as defined below) are comprised of 1,367 pads, of which 1,071 are pads with homes. In addition to the 1,071 pads with homes, there are 112 RV lots, 164 unimproved vacant lots and 20 lots used for other purposes (e.g. offices, storage, apartments, etc.). The 1,071 pads with homes are 89.1% occupied as of the underwritten rent roll dated March 13, 2026. Based on pads with homes, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy is 88.1% and 81.3% as of December 31, 2025 and December 31, 2024, respectively.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributable to contractual pad rental rate increases achieved through March 2026 as reflected in the underwritten rent roll for base pad rent.
(5)	Appraised Value (as of) represents the “As-Portfolio” value as of January 16, 2026, inclusive of an approximately 2.5% portfolio premium. The sum of the individual “as is” appraised values for the Sunshine Lake MHC Portfolio Properties on a property-by-property basis is $75,300,000 as of various dates in January 2026, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.8% and 59.8%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (the “Sunshine Lake MHC Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $45,000,000. The Sunshine Lake MHC Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering the Borrowers’ (as defined below) fee interest in 18 manufactured housing communities totaling 1,367 pads located across six states (collectively, the “Sunshine Lake MHC Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The Borrowers for the Sunshine Lake MHC Portfolio Mortgage Loan are Arbor Mills MHP LLC, Baltimore Terrace MHP LLC, Big Oaks Park MHP LLC, Concord Park MHP LLC, Cricklewood MHP LLC, Green Oaks MHP LLC, Intercoastal MHP LLC, Lake Runnymeade MHP LLC, Lakeside Village MHP LLC, Oaklane MHP LLC, Pala Verde MHP LLC, Pavilion Home Sales MHP LLC, Shady Haven MHP LLC, Six-0-Five MHP LLC, Stone Ridge MHP LLC, Sunset Park MHP LLC, Three Oaks Estates Park MHP LLC and Wagon Wheel Park MHP LLC, each a Delaware limited liability company (collectively, the “Borrowers”).

The borrower sponsor for the Sunshine Lake MHC Portfolio Mortgage Loan is Homes of America, LLC (“HOA”). HOA is a nationwide owner and operator of manufactured housing and RV communities with a current portfolio of over 170 communities across 22 states, predominantly in the Southeast, Mid-Atlantic and Midwest submarkets. Since its founding in 2020, HOA has acquired and managed over 15,500 sites and has a proven track record of value creation through operational enhancements and capital improvements. The non-recourse carve-out guarantor for the Sunshine Lake MHC Portfolio Mortgage Loan is Homes of America Holdings, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$45,000,000
Various, Various	Sunshine Lake MHC Portfolio	Cut-off Date LTV:	58.3%
		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	9.9%

The Properties. The Sunshine Lake MHC Portfolio Properties is comprised of 18 manufactured housing communities totaling 1,367 pads located across six states. The Sunshine Lake MHC Portfolio Properties are located in Indiana (three properties, 30.5% of pads), Florida (six properties, 27.9% of pads), Michigan (five properties, 23.9% of pads), Alabama (two properties, 7.7% of pads), Virginia (one property, 7.4% of pads) and Georgia (one property, 2.6% of pads). The Sunshine Lake MHC Portfolio Properties are diversified across 11 distinct markets, with no single property representing more than 14.5% of the Sunshine Lake MHC Portfolio Properties’ underwritten net cash flow. Across the Sunshine Lake MHC Portfolio Properties there are 1,071 pads with homes, which include homes owned by third-party tenants (“Tenant Owned Homes” or” “TOH”) (778 pads) and homes that are owned by affiliates of the Borrower and subleased through an affiliate of the Borrower as the master subtenant (“Park Owned Homes” or “POH” collectively with TOH, “Chattel Homes”, and each owner of a POH, a “Homes Owner”) (293 pads).

The Sunshine Lake MHC Portfolio Mortgage Loan is secured by the underlying pads (and associated revenues of those pads), not the physical improvements (including TOH and POH). Lender underwriting is inclusive of underlying pad rent and excludes all revenues attributable to POH rentals. According to the borrower sponsor, the POH component, while currently 74.1% occupied, presents potential for cost-effective renovations and turnarounds, with a focus on converting POH to TOH via lease-to-own arrangements, increasing cash flow stability and reducing turnover. From January 2025 to January 2026, the borrower sponsor achieved a net gain of 96 TOH units (9.0% of pads with homes) across the Sunshine Lake MHC Portfolio Properties.

According to the borrower sponsor, the Sunshine Lake MHC Portfolio Properties were acquired through multiple transactions between 2021 and 2022 from various sellers for a total purchase price of $58.7 million ($42,966 per pad). The borrower sponsor has since invested in capital improvements, including infrastructure and roads, grounds maintenance and electrical improvements. The borrower sponsor’s cost basis in the Sunshine Lake MHC Portfolio Properties is $82.2 million (inclusive of new home purchases), or $74.0 million ($54,133 per pad) excluding new home purchases. Accounting for rental increases, rental rates across the Sunshine Lake MHC Portfolio Properties have increased by a compound annual growth rate of 3.3% since acquisition with minimal tenant attrition, demonstrating the durability of revenue growth and stickiness of the tenancy. Further, pads with homes occupancy has increased from 82.1% at around the time of acquisition to 89.1% as of March 2026.

The following table presents certain information relating to the Sunshine Lake MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Pads	Year Built	Occupancy(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF	% of UW NCF
Stone Ridge	Cromwell, IN	216	1960	72.2%	$6,610,000	14.7%	$11,200,000	$639,070	14.5%
Intercoastal	Titusville, FL	111	1959	83.8%	$5,080,000	11.3%	$7,600,000	$489,596	11.1%
Lake Runnymeade	St. Cloud, FL	75	1974	98.7%	$3,890,000	8.6%	$6,300,000	$369,540	8.4%
Baltimore Terrace	Hastings, MI	64	1970	92.2%	$3,080,000	6.8%	$4,400,000	$312,794	7.1%
Three Oaks Estates	Three Oaks, MI	76	1970	82.9%	$2,710,000	6.0%	$3,900,000	$265,176	6.0%
Concord	Waterloo, IN	123	1973	63.4%	$2,800,000	6.2%	$5,000,000	$262,086	6.0%
Pavilion	Comstock Park, MI	80	1970	65.0%	$2,460,000	5.5%	$4,700,000	$249,471	5.7%
Big Oaks	Orlando, FL	56	1960	85.7%	$2,450,000	5.4%	$4,100,000	$230,709	5.2%
Cricklewood	Ravenna, MI	63	1972	81.0%	$2,050,000	4.6%	$3,100,000	$220,164	5.0%
Six-0-Five	Mineral, VA	101	1970	79.2%	$1,880,000	4.2%	$2,900,000	$218,826	5.0%
Oaklane	Clermont, FL	61	1946	82.0%	$2,010,000	4.5%	$4,200,000	$187,496	4.3%
Shady Haven	Albion, IN	78	1950	65.4%	$1,730,000	3.8%	$2,900,000	$166,848	3.8%
Wagon Wheel	Kissimmee, FL	25	1980	96.0%	$1,700,000	3.8%	$2,600,000	$165,085	3.8%
Sunset	Adrian, MI	44	1970	70.5%	$1,550,000	3.4%	$2,600,000	$150,546	3.4%
Lakeside Village	Deland, FL	54	1970	75.9%	$1,290,000	2.9%	$3,000,000	$120,093	2.7%
Arbor Mills	Ringgold, GA	35	2000	71.4%	$1,250,000	2.8%	$2,100,000	$117,426	2.7%
Green Oaks	Mobile, AL	36	1970	80.6%	$1,250,000	2.8%	$2,100,000	$117,318	2.7%
Pala Verde	Mobile, AL	69	1970	79.7%	$1,210,000	2.7%	$2,600,000	$115,530	2.6%
Total/Wtd. Avg.		1,367		77.5%	$45,000,000	100.0%	$77,200,000(2)	$4,397,774	100.0%

(1)	Occupancy is based on the underwritten rent roll dated March 13, 2026.
(2)	Appraised Value represents the “As-Portfolio” value, inclusive of a 2.5% portfolio premium. The sum of the individual “as-is” appraised values for the Sunshine Lake MHC Portfolio Properties on a property by property basis is $75,300,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$45,000,000
Various, Various	Sunshine Lake MHC Portfolio	Cut-off Date LTV:	58.3%
		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	9.9%

The following table presents certain information relating to the unit mix at the Sunshine Lake MHC Portfolio Properties:

Portfolio Unit Mix(1)
Property Name	Total Pads(2)	Pads With Homes(3)	Other Lots(4)	Unimproved Vacant Lots	Leased Pads With Homes(3)	Leased Other Lots(4)	Total Pads % Occupancy(5)	Pads With Homes % Occupancy	Park-Owned Homes(6)	Park-Owned Homes % Occupancy(6)	Average Per Pad Rent
Stone Ridge	216	177	1	38	156	0	72.2%	88.1%	64	85.9%	$541
Intercoastal	111	44	67	0	32	61	83.8%	72.7%	12	0.0%	$816
Lake Runnymeade	75	74	1	0	74	0	98.7%	100.0%	2	100.0%	$894
Baltimore Terrace	64	60	2	2	59	0	92.2%	98.3%	12	91.7%	$675
Three Oaks Estates	76	66	1	9	63	0	82.9%	95.5%	20	85.0%	$607
Concord	123	84	4	35	76	2	63.4%	90.5%	42	95.2%	$557
Pavilion	80	58	0	22	52	0	65.0%	89.7%	15	66.7%	$701
Big Oaks	56	52	1	3	48	0	85.7%	92.3%	10	70.0%	$879
Cricklewood	63	62	1	0	51	0	81.0%	82.3%	33	69.7%	$617
Six-0-Five	101	96	1	4	80	0	79.2%	83.3%	14	57.1%	$521
Oaklane	61	53	1	7	50	0	82.0%	94.3%	8	62.5%	$832
Shady Haven	78	71	2	5	50	1	65.4%	70.4%	16	18.8%	$417
Wagon Wheel	25	25	0	0	24	0	96.0%	96.0%	3	66.7%	$883
Sunset	44	30	1	13	30	1	70.5%	100.0%	11	100.0%	$663
Lakeside Village	54	36	8	10	35	6	75.9%	97.2%	1	0.0%	$644
Arbor Mills	35	28	0	7	25	0	71.4%	89.3%	17	94.1%	$628
Green Oaks	36	33	0	3	29	0	80.6%	87.9%	10	60.0%	$551
Pala Verde	69	22	41	6	20	35	79.7%	90.9%	3	33.3%	$631
Total/Wtd. Avg.	1,367	1,071	132	164	954	106	77.5%	89.1%	293	74.1%	$649

(1)	Based on the underwritten rent roll dated March 13, 2026.
(2)	Total Pads is inclusive of POH, TOH, RV lots and lots used for other purposes (e.g. offices, storage, apartments, etc.), whether occupied or vacant.
(3)	Pads With Homes is inclusive of POH and TOH pads, whether occupied or vacant.
(4)	Other Lots is inclusive of RV lots and lots used for other purposes (e.g., offices, storage, apartments, etc.).
(5)	Total Pads % Occupancy includes occupied POH, TOH, RV and lots used for other purposes (e.g. offices, storage, apartments, etc.).
(6)	Park-Owned Homes inventory is not collateral for the Sunshine Lake MHC Portfolio Mortgage Loan, though the underlying pad and associated income are collateral for the Sunshine Lake MHC Portfolio Mortgage Loan. Lender underwriting excludes all revenues associated with rental of physical Park-Owned Homes inventory, which are owned by various affiliates of the borrower sponsors.

The Markets. The average of stabilized occupancy rates concluded by the appraisal for the Sunshine Lake MHC Portfolio Properties is 94.1%. Similarly, in-place pad rents of $649 represent a discount to the appraisal’s pad rents of $657, demonstrating growth potential across the Sunshine Lake MHC Portfolio Properties. The Sunshine Lake MHC Portfolio Properties are located across six states and multiple markets. The top three markets by UW NCF are Stone Ridge, Indiana (one property, 14.5% UW NCF, 216 pads), Intercoastal, Florida (one property, 11.1% UW NCF, 111 pads), and Lake Runnymeade, Florida (one property, 8.4% UW NCF, 75 pads). The Western Michigan and Northern Indiana markets benefit from stable population growth and median household incomes ranging from $70,000 to $74,000.

Appraisal. According to the appraisal, the Sunshine Lake MHC Portfolio Properties had an “as-portfolio” appraised value of $77,200,000 as of January 16, 2026, inclusive of an approximately 2.5% portfolio premium. The appraisal report also provides for an aggregate “as is” valuation on an individual property-by-property basis as of various dates in January 2026, of $75,300,000.

Environmental Matters. According to the Phase I environmental site assessments as of various dates in January 2026 (the “ESA”), there was no evidence of any recognized environmental conditions at the Sunshine Lake MHC Portfolio Properties. However, the ESA related to the Intercoastal property noted a former presence of an adjoining gasoline station, with respect to which the ESA noted a received regulatory closure was issued in 2010 and concluded is a historical recognized environmental condition. A post active remediation monitoring report identified all contaminates of concern and reported no leaks or spills that would impact the Intercoastal property with no further action needed at this time. In addition, the Sunshine Lake MHC Portfolio–Six-0-Five individual Mortgaged Property is listed for numerous spills incidents related to effluent from the onsite wastewater. All have been closed by the Virginia Department of Environmental Quality with the exception of two incidents from 2025, which the ESA concluded do not represent RECs but did note that obtaining regulatory closure would be prudent. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$45,000,000
Various, Various	Sunshine Lake MHC Portfolio	Cut-off Date LTV:	58.3%
		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sunshine Lake MHC Portfolio Properties:

Cash Flow Analysis(1)
	2024	2025	January 2026 TTM	UW	UW per Pad
Rental Income	$6,360,428	$6,823,351	$6,880,507	$7,428,540	$5,434.19
Vacant Income	$0	$0	$0	$943,374	$690.11
Gross Potential Rent	$6,360,428	$6,823,351	$6,880,507	$8,371,914	$6,124.30
Utilities Reimbursement	$401,831	$464,257	$466,934	$526,231(2)	$384.95
Other Income(3)	$990,499	$1,048,088	$982,407	$1,108,662(2)	$811.02
Vacancy	$0	$0	$0	($1,103,806)	($807.47)
Credit Loss	($359,581)	($275,973)	($247,197)	($247,197)	($180.83)
Concessions	($53,458)	($178,639)	($188,589)	($188,589)	($137.96)
Effective Gross Income	$7,339,719	$7,881,084	$7,894,061	$8,467,215	$6,194.01

Real Estate Taxes	$491,028	$465,117	$458,779	$458,779	$335.61
Insurance	$210,859	$221,296	$221,639	$221,639	$162.14
Other Operating Expenses	$2,820,756	$3,327,916	$3,297,746	$3,320,672	$2,429.17
Total Expenses	$3,522,642	$4,014,330	$3,978,164	$4,001,090	$2,926.91

Net Operating Income	$3,817,077	$3,866,755	$3,915,897	$4,466,124(4)	$3,267.10
Replacement Reserves	$0	$0	$0	$68,350	$50.00
Net Cash Flow	$3,817,077	$3,866,755	$3,915,897	$4,397,774	$3,217.10

Occupancy %(5)	81.3%	88.1%	88.7%	88.7%
NOI DSCR	1.30x	1.31x	1.33x	1.52x
NCF DSCR	1.30x	1.31x	1.33x	1.49x
NOI Debt Yield	8.5%	8.6%	8.7%	9.9%
NCF Debt Yield	8.5%	8.6%	8.7%	9.8%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Utilities Reimbursement and UW Other Income are based on the TTM January 2026 grossed-up based on the in-place occupancy.
(3)	Other Income includes rental income attributable to RV lots and lots used for other purposes (e.g. offices, storage, apartments, etc.).
(4)	The increase in UW NOI from Most Recent NOI is primarily attributable to contractual pad rental rate increases achieved through March 2026 as reflected in the underwritten rent roll.
(5)	UW Occupancy % represents the underwritten economic occupancy. Historical occupancies represent pads with homes occupancy.

Escrows and Reserves.

RE Taxes – At origination, the Borrowers were required to make an upfront deposit of approximately $83,218 for real estate taxes. In addition, the Borrowers are required to make monthly deposits in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $38,741).

Insurance – The Borrowers are required to make a monthly deposit in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies in order to accumulate sufficient funds to pay all insurance premiums. However, if no event of default is continuing and the Sunshine Lake MHC Portfolio Properties are insured under a blanket policy meeting the requirements set forth in the related Sunshine Lake MHC Portfolio Whole Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – The Borrowers are required to make monthly deposits in an amount of approximately $5,703 per month for replacements ($4.17 per pad, per annum). At any given time, the replacement reserve amount is capped at $136,700.

Deferred Maintenance – At origination, the Borrowers were required to make an upfront deposit of approximately $139,505 to be used in connection with immediate repairs to be completed following the origination date of the Sunshine Lake MHC Portfolio Mortgage Loan.

Lockbox and Cash Management. The Sunshine Lake MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Following the occurrence of (i) a Cash Sweep Period (as defined below) or (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x, the Borrowers are required to establish and maintain a lender-controlled lockbox account into which all amounts constituting rents received by the Borrowers or the property manager are required to be deposited into a lender-controlled lockbox account within two business days of receipt. If no Cash Sweep Period is in effect, all such amounts are required to be transferred (on a period basis designated by the Borrowers) to an account designated by the Borrowers in accordance with the terms of the lockbox agreement. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept once every business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Sunshine Lake MHC Portfolio Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Manufactured Housing – Manufactured Housing	Loan #4	Cut-off Date Balance:	$45,000,000
Various, Various	Sunshine Lake MHC Portfolio	Cut-off Date LTV:	58.3%
		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	9.9%

A “Cash Sweep Period” will commence following the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of any of the Borrowers or the property manager; or (iii) the DSCR falling below 1.15x. A Cash Sweep Period will end upon the occurrence of the following: (x) with regard to clause (i) above, the acceptance by the lender of a cure of such event of default; (y) with regard to clause (ii) above, (1) solely with respect to a bankruptcy action of the property manager, if the Borrowers replace the property manager with a qualified manager (in accordance with the Sunshine Lake MHC Portfolio Mortgage Loan documents) within 60 days after such bankruptcy action, or (2) solely with respect to the case of an involuntary filing of any borrower that was not consented to or colluded in by the Borrowers, if the bankruptcy action is discharged, stayed or dismissed within 120 days of such filing without any adverse consequences to the Sunshine Lake MHC Portfolio Mortgage Loan or the Sunshine Lake MHC Portfolio Properties (as determined in lender’s reasonable discretion); or (z) with regard to clause (iii) above, the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters. Except as provided above for involuntary bankruptcy filings, no cure is permitted for any bankruptcy action of any of the Borrowers. Cures available under (x) and (y) are capped to a total of four times during the term of the Sunshine Lake MHC Portfolio Mortgage Loan, while cures available under (z) may occur unlimited times.

Release of Properties. On the permitted prepayment date of May 8, 2028, and on any business day thereafter through the maturity date, the Sunshine Lake MHC Portfolio Mortgage Loan documents provide for release of one or more individual properties subject to certain conditions set forth in the Sunshine Lake MHC Portfolio Mortgage Loan documents, including, among other conditions, the following: (a) payment of the amount equal to 115% of the release amount as allocated under the Sunshine Lake MHC Portfolio Mortgage Loan documents and the related yield maintenance premium, and (b)(x) the DSCR after giving effect to the release is at least the greater of the DSCR immediately prior to the release and 1.49x and (y) the debt yield after giving effect to the release is at least the greater of the debt yield immediately prior to the release and 9.9%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the prospectus for additional information.

Restrictions on Chattel Homes. No borrower is permitted to own any Chattel Home. Homes Owners may only own Chattel Homes purchased and installed upon the applicable individual Sunshine Lake MHC Portfolio Properties (each, an “Individual Property”), and held as inventory for sale to prospective tenants at the Individual Properties, or leased to tenants at the Individual Properties, and may not own any other property. The sole member of each Homes Owner has pledged its equity interest in each such Homes Owner to the lender. If any of the borrowers or any Homes Owner receives a rental payment that includes payment of both pad site rent and rent for a Chattel Home, (i) the allocation of such rental payment to the rent for the pad site may not be less than (x) for any Site Agreement (as defined below) in place as of the loan origination date, the rent for such pad site as set forth on the applicable rent roll attached to the Sunshine Lake MHC Portfolio Mortgage Loan documents as of the loan origination date and (y) for any Site Agreement entered into after the loan origination date, the customary market rent for the applicable Individual Property, (ii) such rent must be applied first to all amounts then due under the applicable Site Agreement and then to amounts due under the Chattel Home lease, and (iii) the applicable borrower may not enter into any Site Agreement, amend any existing Site Agreement or otherwise take any action for the purposes of decreasing the rent payable with respect to a pad site and increasing the rent payable under the associated Chattel Home lease.

“Site Agreement” means any lease, rental agreement, occupancy agreement or other agreement pursuant to which any party is granted a possessory interest in, or right to use or occupy all or any portion or space for a Chattel Home pad site at any Individual Property.

Any POH may not be removed from the applicable Individual Property without Lender’s prior approval, subject to limited exceptions including: (i) removal of dilapidated homes, (ii) temporary removal for repairs with prompt return, and (iii) removal to lease a pad to a Tenant Owned Home. During an Event of Default, no removal of a POH is permitted without Lender’s prior approval. The Borrowers, guarantor and their affiliates are also restricted from moving in-place POHs between Individual Properties and from soliciting tenants to relocate any TOH to other communities owned/operated by any Borrowers, guarantor or affiliates.

Terrorism Insurance. The Sunshine Lake MHC Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Borrowers, in an amount equal to the full replacement cost of the Sunshine Lake MHC Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 12 months and a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$42,964,607
3645 River Crossing Parkway	Marriott Indianapolis North	Cut-off Date LTV:	63.8%
Indianapolis, IN 46240		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$42,964,607
3645 River Crossing Parkway	Marriott Indianapolis North	Cut-off Date LTV:	63.8%
Indianapolis, IN 46240		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Mortgage Loan No. 5 – Marriott Indianapolis North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Indianapolis, IN 46240
Original Balance:	$43,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$42,964,607			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1998/2017
Borrower Sponsor:	Columbia Sussex Corporation			Size:	315 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$136,396
Mortgage Rate:	6.9790%			Maturity Date Balance Per Room:	$129,405
Note Date:	3/27/2026			Property Manager:	Crestview Management, LLC
Maturity Date:	4/11/2031
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,370,351
Seasoning:	1 month			UW NCF:	$5,451,484
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	14.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	12.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	15.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.59x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$6,519,405 (2/28/2026 TTM)
Reserves(1)				2nd Most Recent NOI:	$6,545,191 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,558,077 (12/31/2024)
RE Taxes:	$0	$78,435	NAP	Most Recent Occupancy:	55.2% (2/28/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	56.0% (12/31/2025)
FF&E Reserve:	$0	$76,572	NAP	3rd Most Recent Occupancy:	58.6% (12/31/2024)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value (as of):	$67,300,000 (2/4/2026)
PIP Reserve:	$0	Springing	NAP	Appraised Value Per Room:	$213,651
				Cut-off Date LTV Ratio:	63.8%
				Maturity Date LTV Ratio:	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$43,000,000	100.0%	Loan Payoff:	$41,506,107	96.5%
			Return of Equity:	$847,021	2.0%
			Closing Costs:	$644,371	1.5%
			Upfront Reserves:	$2,500	0.0%
Total Sources:	$43,000,000	100.0%	Total Uses:	$43,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Marriott Indianapolis North Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $43,000,000 and is secured by the borrower’s fee interest in a 315-key, full service hotel property, located in Indianapolis, Indiana (the “Marriott Indianapolis North Property”).

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Indianapolis, L.P., a single-purpose entity, Ohio limited partnership, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Indianapolis North Mortgage Loan. The borrower sponsor is Columbia Sussex Corporation. The non-recourse carveout guarantor is CSC Holdings, LLC (“CSC”), an affiliate of Columbia Sussex Corporation. CSC currently owns 49 hotels across 19 states, Washington D.C. and St. Maarten, with major hospitality brands including Marriott, Hilton, and Hyatt.

The Property. The Marriott Indianapolis North Property is an 11-story, 315-room, full service hotel located in Indianapolis, Indiana. Situated on an approximately 7.35-acre site, the Marriott Indianapolis North Property was built in 1998 and concluded renovations in 2017 pursuant to a property improvement plan (“PIP”) totaling approximately $11,960,220 ($37,969 per room). The Marriott Indianapolis North Property is operated by Marriott International, Inc. under a franchise agreement that expires in April 2036. There is no outstanding PIP requirements and the Marriott Indianapolis North Property received a rating of CLEAR (83.5%) on the most recent brand quality assessment report, including 94.3% in the brand category. Amenities at the Marriott Indianapolis North Property include three food and beverage outlets (Bistro 33, Lakeside Solarium Restaurant and a lobby lounge), indoor swimming pool, fitness center, club lounge and business center. The Marriott Indianapolis North Property guestroom configuration consists of 112 King rooms, 96 King Suite rooms, 80 Double Queen rooms, 25 Queen Suite rooms, and two Presidential Suite rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$42,964,607
3645 River Crossing Parkway	Marriott Indianapolis North	Cut-off Date LTV:	63.8%
Indianapolis, IN 46240		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	14.8%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Indianapolis North Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Indianapolis North Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	64.5%	$154.39	$99.63	56.5%	$184.29	$104.16	87.6%	119.4%	104.5%
12/31/2024 TTM	67.6%	$163.59	$110.65	58.4%	$194.46	$113.61	86.4%	118.9%	102.7%
12/31/2025 TTM	66.4%	$161.29	$107.03	56.0%	$190.93	$106.91	84.4%	118.4%	99.9%

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Competitive set includes Embassy Suites by Hilton Indianapolis North, Sheraton Indianapolis Hotel at Keystone Crossing, Home2 Suites by Hilton Indianapolis Keystone Crossing, Hampton Inn & Suites Indianapolis-Keystone, Drury Plaza Hotel Indianapolis Carmel, Embassy Suites by Hilton Noblesville Indianapolis Conference Center and Renaissance Indianapolis North Hotel.
(3)	The information for the Marriott Indianapolis North Property is obtained from the underwriting.

The Market. The Marriott Indianapolis North Property is located in Indianapolis, Indiana, within the Keystone Crossing commercial district, approximately 13 miles north of downtown Indianapolis. The Marriott Indianapolis North Property benefits from frontage along Interstate 465, the beltway around Indianapolis that connects to major interstates including Interstate 65, Interstate 70, and Interstate 69. Indianapolis International Airport is located approximately 30 miles southwest of the Marriott Indianapolis North Property. The Marriott Indianapolis North Property is approximately three miles east of Castleton Square Mall, the largest mall in Indianapolis. Indianapolis often draws strong hotel demand since it hosts major cultural and sporting events like the NBA All-Star Weekend, concert tours, the Solar Eclipse, and the U.S. Olympic Swim Trials. Major employers include RBC Wealth Management, CBIZ, Stifel, DMA, Crowe LLP, Captrust, Genentech, Charles Schwab, Olio Health, Morgan Stanley, Old National Bank, Primaria Health, and UBS. Major healthcare generators in the area include Ascension St. Vincent Hospital and Community Hospital North. According to the appraisal, the Marriott Indianapolis North Property’s 2025 demand segmentation was 67% transient and 33% meeting & group.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Marriott Indianapolis North Property is 4,436, 58,014 and 178,302, respectively, and the median household income for the same radii is $64,776, $83,268 and $92,704, respectively.

According to a third-party report, the Marriott Indianapolis North Property is in the Indianapolis North Loop submarket, which is within the Indianapolis - Indiana USA market. According to a third-party report, the Indianapolis North Loop submarket is comprised of 10,239 rooms in total. As of December 2025, the Indianapolis North Loop submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 61.3%, $129.91 and $79.58, respectively.

The following table presents competitive properties to the Marriott Indianapolis North Property:

Competitive Property Summary
Property Name	Year Built/Renovated	Rooms	Transient	Meeting & Group
Marriott Indianapolis North	1998/2017	315	67%	33%
Sheraton Indianapolis Hotel at Keystone Crossing	1984/NAP	395	NAV	NAV
Renaissance Indianapolis North Hotel	2008/NAP	266	NAV	NAV
Embassy Suites by Hilton Indianapolis North	1985/NAP	221	NAV	NAV
Embassy Suites by Hilton Noblesville Indianapolis Conference Center	2018/NAP	198	NAV	NAV
Drury Plaza Hotel Indianapolis Carmel	2016/NAP	299	NAV	NAV
Subtotal		1,694	NAV	NAV

Source: Appraisal.

The following table presents certain information relating to comparable sales pertaining to the Marriott Indianapolis North Property:

Comparable Sales
Property Name	Location	Year Built/ Renovated	Rooms	Occupancy	Sale Date	Sale Price (Per Room)
Marriott Indianapolis North	Indianapolis, IN	1998/2017	315	55.2%(1)
The Westin Westminster	Westminster, CO	2000/2018	370	NAV	Sep-25	$305,405
Virgin Hotels Chicago	Chicago, IL	1928/2015	250	NAV	Jun-25	$309,600
Fairmont Dallas	Dallas, TX	1969/2020	545	NAV	Apr-25	$203,670
Embassy Suites by Hilton Nashville at Vanderbilt	Nashville, TN	2001/2012	208	NAV	Feb-25	$276,442

Source: Appraisal, unless otherwise indicated.

(1)	Occupancy for the Marriott Indianapolis North Property is as of the underwriting dated February 28, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$42,964,607
3645 River Crossing Parkway	Marriott Indianapolis North	Cut-off Date LTV:	63.8%
Indianapolis, IN 46240		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	14.8%

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Indianapolis North Property of $67,300,000 as of February 4, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 6, 2026, there was no evidence of any recognized environmental conditions at the Marriott Indianapolis North Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Marriott Indianapolis North Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	Feb 2026 TTM	UW	UW per Room
Occupancy	45.7%	54.2%	56.5%	58.6%	56.0%	55.2%	55.2%
ADR	$150.61	$176.57	$184.42	$194.56	$190.94	$191.65	$191.65
RevPAR	$68.84	$95.74	$104.24	$114.01	$106.92	$105.70	$105.70

Rooms Revenue	$7,915,374	$11,007,494	$11,984,582	$13,143,656	$12,292,707	$12,153,180	$12,153,180	$38,582
Food & Beverage Revenue	$2,643,224	$6,133,182	$6,289,927	$6,522,146	$6,000,795	$6,145,981	$6,145,981	$19,511
Other Income	$169,371	$224,724	$105,800	$100,654	$80,800	$78,178	$78,178	$248
Total Revenue	$10,727,969	$17,365,400	$18,380,309	$19,766,456	$18,374,302	$18,377,339	$18,377,339	$58,341

Room Expense	$1,776,128	$2,752,870	$2,571,148	$2,606,668	$2,644,564	$2,639,084	$2,639,084	$8,378
Food & Beverage Expense	$1,265,998	$2,676,016	$2,923,418	$3,014,552	$2,784,091	$2,800,315	$2,800,315	$8,890
Other Department Expense	$33,837	$37,660	$29,777	$25,154	$26,847	$27,727	$27,727	$88
Total Department Expenses	$3,075,963	$5,466,546	$5,524,343	$5,646,374	$5,455,502	$5,467,126	$5,467,126	$17,356
Gross Operating Income	$7,652,006	$11,898,854	$12,855,966	$14,120,082	$12,918,800	$12,910,213	$12,910,213	$40,985

Total Undistributed Expenses	$3,486,598	$4,782,750	$5,260,632	$5,545,369	$5,353,141	$5,373,614	$5,405,558	$17,161
Gross Operating Profit	$4,165,408	$7,116,104	$7,595,334	$8,574,713	$7,565,659	$7,536,599	$7,504,655	$23,824

Property Taxes	$830,018	$778,062	$834,179	$788,528	$796,828	$796,828	$896,398	$2,846
Insurance	$105,014	$117,132	$183,527	$228,108	$223,640	$220,366	$237,906	$755
Total Expenses	$7,497,593	$11,144,491	$11,802,681	$12,208,379	$11,829,111	$11,857,934	$12,006,988	$38,117

Net Operating Income(2)	$3,230,376	$6,220,909	$6,577,628	$7,558,077	$6,545,191	$6,519,405	$6,370,351	$20,223
FF&E	$0	$0	$0	$0	$0	$0	$918,867	$2,917
Net Cash Flow	$3,230,376	$6,220,909	$6,577,628	$7,558,077	$6,545,191	$6,519,405	$5,451,484	$17,306

NOI DSCR	0.94x	1.82x	1.92x	2.21x	1.91x	1.90x	1.86x
NCF DSCR	0.94x	1.82x	1.92x	2.21x	1.91x	1.90x	1.59x
NOI Debt Yield	7.5%	14.5%	15.3%	17.6%	15.2%	15.2%	14.8%
NCF Debt Yield	7.5%	14.5%	15.3%	17.6%	15.2%	15.2%	12.7%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Indianapolis North Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income from 2021 to 2022 and 2023 to 2024 is primarily attributable to higher Occupancy and ADR, resulting in increased rooms revenue.

Escrows and Reserves.

RE Taxes - The Marriott Indianapolis North Mortgage Loan documents require the borrower to deposit ongoing monthly deposits equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, initially estimated as $78,435.

Insurance - The Marriott Indianapolis North Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$42,964,607
3645 River Crossing Parkway	Marriott Indianapolis North	Cut-off Date LTV:	63.8%
Indianapolis, IN 46240		UW NCF DSCR:	1.59x
		UW NOI Debt Yield:	14.8%

FF&E Reserve - The Marriott Indianapolis North Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E reserve monthly deposit or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $76,572.

PIP Reserve - The Marriott Indianapolis North Mortgage Loan documents require that on the date that any new required PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Replacement Comfort Letter Reserve - The Marriott Indianapolis North Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Indianapolis North Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled deposit account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the Marriott Indianapolis North Property into the lender-controlled deposit account within three business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Indianapolis North Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Indianapolis North Mortgage Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the Marriott Indianapolis North Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.25x (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Refusal/Purchase Options. Marriott International, Inc., as franchisor, has a Right of First Refusal (“ROFR”) to acquire the Marriott Indianapolis North Property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Indianapolis North Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Indianapolis North Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to 12 months following the physical repair of the subject improvements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
22901 Chenal Valley Drive	Hampton Astoria	Cut-off Date LTV:	64.4%
Little Rock, AR 72223		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
22901 Chenal Valley Drive	Hampton Astoria	Cut-off Date LTV:	64.4%
Little Rock, AR 72223		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Mortgage Loan No. 6 – Hampton Astoria

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Little Rock, AR 72223
Original Balance:	$40,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2021-2024/NAP
Borrower Sponsor:	Shabbir Dharamsey			Size:	252 Units
Guarantor:	Shabbir Dharamsey			Cut-off Date Balance per Unit:	$158,730
Mortgage Rate:	6.3300%			Maturity Date Balance per Unit:	$158,730
Note Date:	2/12/2026			Property Manager:	AIMS Integrated Management and Marking Solutions, LLC (borrower-related)
Maturity Date:	3/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$3,295,661
Amortization Term:	0 months			UW NCF:	$3,232,661
IO Period:	60 months			UW NOI Debt Yield:	8.2%
Seasoning:	2 months			UW NCF Debt Yield:	8.1%
Prepayment Provisions:	L(11),YM1(45),O(4)			UW NOI Debt Yield at Maturity:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.26x
Additional Debt Type:	NAP			Most Recent NOI:	$2,970,602 (1/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,783,024 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	96.4% (2/24/2026)
Reserves(1)				2nd Most Recent Occupancy:	83.7% (1/31/2026)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	69.5% (12/31/2024)
RE Taxes:	$195,341	$31,007	NAP	Appraised Value (as of):	$62,100,000 (11/26/2025)
Insurance:	$44,000	Springing	NAP	Appraised Value per Unit:	$246,429
Replacement Reserve:	$0	$5,250	$189,000	Cut-off Date LTV Ratio:	64.4%
Deferred Maintenance:	$25,438	$0	NAP	Maturity Date LTV Ratio:	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,000,000	93.2%	Loan Payoff:	$40,766,768	95.0%
Borrower Sponsor Equity:	$2,914,495	6.8%	Closing Costs:	$1,882,948	4.4%
			Upfront Reserves:	$264,778	0.6%
Total Sources:	$42,914,495	100.0%	Total Uses:	$42,914,495	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Historical financial information prior to 2024 is not available as the Hampton Astoria Property (as defined below) was constructed in two phases between 2021 and 2024, during which lease-up also occurred.

The Mortgage Loan. The sixth largest mortgage loan (the “Hampton Astoria Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 and secured by a first priority fee interest in a 252-unit, garden-style multifamily property located in Little Rock, Arkansas (the “Hampton Astoria Property”).

The Borrower and the Borrower Sponsor. The borrower is Hampton Astoria Apartments LLC, a single-purpose limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Astoria Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Shabbir Dharamsey. Dr. Dharamsey has been a real estate developer since 1991, he began his career in Southern Florida, building, marketing, and selling over 50 single family residences. Dr. Dharamsey has also completed the development of several luxury housing communities across the state of Arkansas, including Parkland Heights Townhomes, Renaissance Point Apartments and Pinnacle Heights. Dr. Dharamsey is also engaged in the development of two new projects located in Arkansas, including a townhome complex and a storage complex of approximately 50,000 SF. Dr. Dharamsey founded AIMS Integrated Management and Marketing Solutions, LLC (“AIMS”), the property manager, in 2014 and Premier Construction Solutions, a licensed commercial contracting firm, in 2015. AIMS was established to be the in-house property management company, which oversees maintenance and landscaping work, at Dr. Dharamsey’s properties in Arkansas.

The Property. The Hampton Astoria Property is a 252-unit, garden-style multifamily property located in Little Rock, Arkansas. Built in two phases between 2021 and 2024, the Hampton Astoria Property is comprised of nine apartment buildings and a clubhouse/leasing office located on an approximately 21.3-acre site. The unit mix includes 216 one-bedroom units and 36 two-bedroom units, with an average unit size of 890 SF. Project amenities feature a clubhouse with high-end finishes, a large kitchen, lounge space with game tables, a laundry room, a fitness center, a resort-style swimming pool with walk-up bar area, a dog park, and gated access. Unit amenities include large living room area, walk-in closets, stainless steel appliance package, glass top stoves, kitchen island, pantry, ring-light/Bluetooth mirrors, bidets, walk-in closets, electric fireplaces, private patio, additional storage unit, nine-foot ceilings and ceiling fans. Parking is provided via 377 open parking spaces, resulting in a parking ratio of approximately 1.50 parking spaces per unit. As of February 24, 2026, the Hampton Astoria Property was 96.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
22901 Chenal Valley Drive	Hampton Astoria	Cut-off Date LTV:	64.4%
Little Rock, AR 72223		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the unit mix at the Hampton Astoria Property:

Unit Mix(1)
Unit Type	Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
1 BR / 1 BA	216	207	85.7%	95.8%	828	$1,185
2 BR / 2 BA	36	36	14.3%	100.0%	1,261	$1,595
Total/Weighted Average	252	243	100.0%	96.4%	890	$1,246
(1)	Based on the underwritten rent roll dated February 24, 2026.
(2)	Average Underwritten Monthly Rent per Unit is based on occupied units.

The Market. The Hampton Astoria Property is located in Little Rock, Arkansas within the Little Rock-North Little Rock-Conway metropolitan statistical area (“Little Rock MSA”). The Little Rock MSA is driven by diverse economic sectors, including healthcare, education, and government. Major employers in the Little Rock MSA include the University of Arkansas for Medical Sciences, Baptist Health, Little Rock Air Force Base, Arkansas Children’s Hospital, Central Arkansas Veterans Healthcare System, Entergy Arkansas, AT&T, CHI St. Vincent, Arkansas Blue Cross Blue Shield, and Verizon Wireless.

Primary access to the Hampton Astoria Property is provided via Interstate 430 and Interstate 630. The area surrounding the Hampton Astoria Property primarily consists of residential land uses with commercial uses located along the primary thoroughfares, such as Cantrell Road, Markham Street and Chenal Parkway. The neighbourhood surrounding the Hampton Astoria Property has seen new development, which includes the Bank of the Ozarks headquarters, Wellington Shopping Center, Chenal Curve Shopping Center (currently under construction), Bowman Pointe Apartments and Fitzroy of Chenal Apartments. The Bank of the Ozarks headquarters is a five-story, 225,000 SF office building situated on a 40+-acre site at the corner of Cantrell Road and Chenonceau Boulevard near the Hampton Astoria Property. The $98.0 million development is the new headquarters location for the Bank of the Ozarks, which has approximately 500 employees at the location.

According to appraisal, the 2024 population within a one-, three- and five-mile radius of the Hampton Astoria Property was 5,833, 27,127 and 59,268, respectively, and the average household income within the same radii was $286,138, $194,949 and $148,189, respectively.

According to the appraisal, the Hampton Astoria Property is located within the Little Rock MSA multifamily market and the West multifamily submarket. As of the third quarter of 2025, the Little Rock MSA multifamily market reported 73,006 units, with an occupancy rate of 88.4%, and asking rental rate of $1,045 per unit. As of the third quarter of 2025, the West multifamily submarket reported 11,246 units, with an occupancy rate of 87.5%, and asking rental rate of $1,285 per unit.

The following table presents information regarding certain competitive properties to the Hampton Astoria Property:

Competitive Rental Properties Summary
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Hampton Astoria 22901 Chenal Valley Drive Little Rock, AR	–	2021-2024 / NAP	96.4%(1)	252(1)	1 BR / 1 BA(1)	828 SF(1)	$1,185(1)
					2 BR / 2 BA(1)	1,261 SF(1)	$1,595(1)

The Pointe Brodie Creek 3400 South Bowman Road Little Rock, AR	7.3 miles	2013 / NAP	96.6%	498	1 BR / 1 BA	900 SF – 1,100 SF	$1,197 – $2,400
					1 BR / 1.5 BA	1,235 SF	$1,715
					2 BR / 2 BA	1,180 SF – 1,250 SF	$1,481 – $2,950
					3 BR / 3 BA	1,500 SF	$1,802
Ridge at Chenal Valley Apartments 5440 Chenonceau Boulevard Little Rock, AR	1.6 miles	2012 / NAP	94.6%	312	1 BR / 1 BA	798 SF – 882 SF	$1,121 – $1,196
					2 BR / 2 BA	1,164 SF – 1,288 SF	$1,609 – $1,629
					3 BR / 2 BA	1,398 SF	$1,644
McKenzie Park Apartments 14201 Kanis Road Little Rock, AR	4.4 miles	2016 / NAP	93.2%	192	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	790 SF 1,050 SF 1,200 SF	$1,292 $1,520 $1,794
The Fitzroy of Chenal 15401 Chenal Parkway Little Rock, AR	3.6 miles	2018 / NAP	95.6%	294	Studio 1 BR / 1BA 1 BR / 2 BA 2 BR / 2 BA	422 SF – 655 SF 747 SF – 848 SF 875 SF 1,060 SF – 1,215 SF	$1,060 – $1,132 $1,236 – $1,507 $1,470 $1,435 – $1,807
					3 BR / 2 BA	1,429 SF – 1,482 SF	$2,347 – $2,474
Arlo Luxury Apartment Homes 4216 South Bowman Road Little Rock, AR	7.9 miles	2016 / NAP	92.6%	243	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	904 SF 1,193 SF 1,436 SF	$1,648 – $2,000 $1,631 – $2,500 $1,635
The Fitzroy Promenade 701 Rahling Road Little Rock, AR	2.3 miles	2021 / NAP	94.0%	331	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	445 SF 626 SF – 808 SF 1,020 SF – 1,220 SF 1,406 SF	$949 $1,159 – $1,469 $1,719 – $1,944 $2,207

Source: Appraisal.

(1)	Based on the underwritten rent roll dated February 24, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Hampton Astoria Property of $62,100,000 as of November 26, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2026, there was no evidence of any recognized environmental conditions at the Hampton Astoria Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
22901 Chenal Valley Drive	Hampton Astoria	Cut-off Date LTV:	64.4%
Little Rock, AR 72223		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hampton Astoria Property:

Cash Flow Analysis(1)(2)
	2024	1/31/2026 TTM	UW	UW Per Unit
Base Rent	$2,783,881	$3,249,497	$3,632,508	$14,414.71
Grossed Up Vacant Space	$0	$0	$129,600	$514.29
Gross Potential Rent	$2,783,881	$3,249,497	$3,762,108	$14,929.00
Vacancy/Credit Loss	$0	($236,233)	($193,080)	($766.19)
Other Income(3)	$984,761	$1,064,458	$1,132,367	$4,493.52
Effective Gross Income	$3,768,643	$4,077,722	$4,701,395	$18,656.33

Real Estate Taxes	$156,327	$245,733	$372,078	$1,476.50
Insurance	$197,409	$229,639	$177,700	$705.16
Management Fee	$120,000	$120,000	$117,535	$466.41
Other Operating Expenses	$511,883	$511,749	$738,421	$2,930.24
Total Operating Expenses	$985,618	$1,107,121	$1,405,734	$5,578.31

Net Operating Income	$2,783,024	$2,970,602	$3,295,661	$13,078.02
Replacement Reserves	$0	$0	$63,000	$250.00
Net Cash Flow	$2,783,024	$2,970,602	$3,232,661	$12,828.02

Occupancy %	69.5%	83.7%	94.9%(4)
NOI DSCR	1.08x	1.16x	1.28x
NCF DSCR	1.08x	1.16x	1.26x
NOI Debt Yield	7.0%	7.4%	8.2%
NCF Debt Yield	7.0%	7.4%	8.1%
(1)	Based on the underwritten rent roll dated February 24, 2026.
(2)	Historical financial information prior to 2024 is not available as the Hampton Astoria Property was constructed in two phases between 2021 and 2024, during which lease-up also occurred.
(3)	Other Income includes clubhouse rent, clubhouse fees and other income, utility reimbursement, amenities and fee income and laundry income.
(4)	UW Occupancy % represents the economic occupancy. The Hampton Astoria Property was 96.4% occupied as of February 24, 2026.

Escrows and Reserves. At origination of the Hampton Astoria Mortgage Loan, the borrower was required to deposit approximately (i) $195,341 into a real estate tax reserve, (ii) $44,000 into an insurance reserve and (iii) $25,438 into a deferred maintenance reserve.

RE Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $31,007).

Insurance – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of coverages upon the expiration of the polices in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of polices. Notwithstanding the foregoing, so long as the Hampton Astoria Property is covered under a blanket insurance policy, the borrower will not be required to make monthly insurance deposits as long as (i) the borrower maintains such insurance coverage as required by the Hampton Astoria Mortgage Loan documents, the related polices are in full force and the borrower delivers to the lender, not less than 15 days prior to the expiration date of any such blanket insurance policy, certificates of insurance evidencing such policy accompanied by evidence satisfactory to the lender of the payment of the insurance premiums then due thereunder and (ii) the borrower maintains with the lender an amount equal to the greater of (x) $44,000 and (y) three months of the portion of the then-current annual insurance premiums allocated to the Hampton Astoria Property under any lender-approved blanket insurance policy as reasonably determined by the lender.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $5,250 for capital expenditures ($250 per unit on an annual basis), subject to a cap of $189,000.

Lockbox and Cash Management. The Hampton Astoria Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the first occurrence of such trigger event, the borrower or the property manager is required to deliver a notice to each tenant directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower or the property manager is required to deposit any such amounts into the lockbox account within two business days of receipt. During the continuance of a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Hampton Astoria Mortgage Loan documents. Pursuant to the Hampton Astoria Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Hampton Astoria Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
22901 Chenal Valley Drive	Hampton Astoria	Cut-off Date LTV:	64.4%
Little Rock, AR 72223		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.2%

A “Cash Management Trigger Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the borrower’s second late monthly debt service payment within a 12-month period, (iii) a bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of debt service for 12 consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days with respect to the property manager, or with respect to the property manager, the borrower has replaced the property manager with a new property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur from and after February 12, 2027, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) a bankruptcy action of the borrower, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a new property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur from and after February 12, 2027, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

Terrorism Insurance. The Hampton Astoria Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hampton Astoria Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mortgage Loan No. 7 – Bleeker Street Industrial

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	ZBNA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Millburn, NJ 07041
Original Balance:	$32,800,000			General Property Type:	Industrial
Cut-off Date Balance:	$32,800,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	5.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1966/2006
Borrower Sponsor(1):	Jeremey Tahari			Size:	180,552 SF
Guarantor:	Elie Tahari			Cut-off Date Balance PSF:	$182
Mortgage Rate:	6.5400%			Maturity Balance Unit PSF:	$182
Note Date:	12/4/2025			Property Manager:	RockSolid PM LLC
Maturity Date:	12/6/2030
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(4):	$3,064,620
IO Period:	60 months			UW NCF:	$2,933,349
Seasoning:	5 months			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	L(29),YM1(25),O(6)			UW NCF Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.35x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$2,535,762 (2/28/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$2,360,236 (12/31/2025)
Reserves(2)				3rd Most Recent NOI(4):	$1,656,304 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	93.4% (4/29/2026)
RE Taxes:	$101,618	$25,405	NAP	2nd Most Recent Occupancy:	93.4% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(5):	$59,600,000 (12/1/2026)
Roof Repair Reserve:	$800,165	$0	NAP	Appraised Value per SF(5):	$330
Existing TI/LC Reserve:	$526,326	$0	NAP	Cut-off Date LTV Ratio(5):	55.0%
Rent Reserve:	$417,480	$0	NAP	Maturity Date LTV Ratio(5):	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,800,000	100.0%	Loan Payoff:	$25,494,300	77.7%
			Return of Equity:	$4,300,450	13.1%
			Upfront Reserves:	$1,845,589	5.6%
			Closing Costs:	$1,159,660	3.5%
Total Sources:	$32,800,000	100.0%	Total Uses:	$32,800,000	100.0%
(1)	The Bleeker Street Industrial Mortgage Loan (as defined below) is recourse to the borrower and non-recourse carveout guarantor up to $2,700,000, less any amount paid by guarantor under the lease guaranty for the office lease with ET Admin LLC, after an event of default under such office lease and ET Admin LLC has vacated the Bleeker Street Industrial Property (as defined below). See the “The Borrower and The Borrower Sponsor” and “The Property” below for a further discussion for the office lease and the recourse obligation.
(2)	For a full description of Reserves, see “Escrows and Reserves” below.
(3)	The largest tenant at the Bleeker Street Industrial Property is Moda Express. The original lease with Moda Express was executed in December 2023, initiating a phased transition of the warehouse from Tahari Logistics LLC, a borrower sponsor affiliated tenant. Moda Express initially took possession of 53,000 SF at lease commencement. In June 2025, the second phase was completed, expanding its footprint by an additional 50,000 SF and in June 2026, as per its lease, Moda Express is expected to take occupancy of the remaining 57,552 SF, bringing its total square footage to 160,552 SF. The lender has reserved all outstanding concessions, tenant obligations and gap rent and has underwritten the 160,522 SF Moda Express space as fully occupied and paying the contractual rent of $16.80 PSF per year. We can provide no assurances that Moda Express will take occupancy of the remaining leased space at the stated contractual rent.
(4)	The increase in each historical net operating income period to the UW NOI is due, in part, to a new lease with Moda Express executed in December 2023, which commenced on June 1, 2024, representing approximately 88.9% of the net rentable area and 92.8% of underwritten base rent. See “The Property” section below for a further discussion of Moda Express.
(5)	The appraisal concluded to an “as is” hypothetical market value assuming no solar panel income of $56,800,000, as of September 24, 2025, and an “as-stabilized” hypothetical market value assuming no solar panel income of $59,600,000, as of December 1, 2026. The lender’s underwriting utilizes the “as-stabilized” value, as all outstanding obligations were reserved for at origination (including the final expansion phase of the Moda Express space). The lender did not underwrite any solar panel income. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio using the appraisal’s “as is” hypothetical market value assuming no solar panel income of $56,800,000, as of September 24, 2025, are 57.7% and 57.7% respectively.

The Mortgage Loan. The seventh largest mortgage loan (the “Bleeker Street Industrial Mortgage Loan”) is secured by the borrower’s fee simple interest in a 180,552 SF multi-tenant industrial property located in Millburn, New Jersey (the “Bleeker Street Industrial Property”). The Bleeker Street Industrial Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $32,800,000. The Bleeker Street Industrial Mortgage Loan was originated on December 4, 2025, by Zions Bancorporation, National Association (“ZBNA”) and accrues interest at a fixed rate of 6.5400% per annum. The Bleeker Street Industrial Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Bleeker Street Industrial Mortgage Loan is December 6, 2030.

The Borrower and the Borrower Sponsor. The borrower for the Bleeker Street Industrial Mortgage Loan is EAAP LLC, a single-purpose New Jersey limited liability company with one independent director in its organizational structure. Borrower’s counsel delivered a non-consolidation opinion at the time of origination of the Bleeker Street Industrial Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

The borrower sponsor is Jeremey Tahari and non-recourse carve-out guarantor is Elie Tahari. Mr. Elie Tahari launched his namesake label, Elie Tahari, in 1974 to provide women with ready-to-wear clothing and fashion accessories. The Tahari consumer goods conglomerate grosses approximately over $1 billion in annual retail volume across 800 stores in over 40 countries, worn by countless celebrities, and featured in every major fashion magazine. The company has retail partnerships with major retailers across the globe including Saks Fifth Avenue, Neiman Marcus, Macy’s, Bloomingdale’s, and Nordstrom. Tahari Capital is the outgrowth of the eponymous fashion label and was opportunistically restructured as a private equity firm in 2020 by Mr. Tahari’s son, Jeremey Tahari. Headquartered in New York City, Tahari Capital currently manages a portfolio of commercial and residential properties estimated to be valued more than $100,000,000.

The Bleeker Street Industrial Mortgage Loan is recourse to the borrower and non-recourse carve-out guarantor up to $2,700,000, less any amount paid by guarantor under the lease guaranty for the office lease with ET Admin LLC, after an event of default under such office lease and ET Admin LLC has vacated the Bleeker Street Industrial Property.

The Property. The Bleeker Street Industrial Property encompasses approximately 7.8 acres along Bleeker Street. The land area includes two contiguous parcels at 16 Bleeker Street in Millburn, New Jersey and an additional non-contiguous parcel at 29 Bleeker Street, located across the street. The 16 Bleeker Street building is a single-story, 180,552 SF, 93.4% occupied, multi-tenant industrial facility featuring 160,552 SF of warehouse/distribution space and 20,000 SF of flex-office space. There is a total of 195 parking spaces across both addresses at the Bleeker Street Industrial Property. The non-recourse carveout guarantor, Elie Tahari, purchased Bleeker Street Industrial Property in 2003 for $10,450,000 and has since invested approximately $20,000,000 into the Bleeker Street Industrial Property. Most recently, the borrower sponsor spent approximately $1,222,000 on sprinkler upgrades for the entire warehouse and is expected to spend another $1,392,000 on roof upgrades in the next six months. Directly across the street sits 29 Bleeker Street, a separate parcel designated as excess land. It is currently used for parking and is fully leased to a moving and storage tenant, POC Logistics (d/b/a Piece of Cake Moving & Storage), generating a monthly rental income of $15,000. The parking lease may be terminated at any time with 15 days’ notice.

According to the appraisal, the Bleeker Street Industrial Property’s improvements are constructed with a reinforced concrete foundation, brick and masonry exterior walls, and a structural frame incorporating both masonry and steel. The facility includes 26 loading doors (11 drive-in and 15 dock-high), along with maximum clear heights of 24 feet. Additional features include a newly upgraded sprinkler system throughout the warehouse, and a garment-on-hanger racking system, which can be removed if required.

The largest tenant at the Bleeker Street Industrial Property is industrial tenant Moda Express. The original lease with Moda Express was executed in December 2023, initiating a phased transition of the warehouse from Tahari Logistics LLC (the borrower sponsor’s affiliated apparel company). Moda Express initially took possession of 53,000 SF at lease commencement. Then in June 2025, the second phase was completed, expanding its footprint by an additional 50,000 SF. In June 2026, as per the lease agreement, Moda Express will take occupancy of the remaining 57,552 SF, bringing Moda Express’ total square footage to 160,552 SF (representing approximately 88.9% of net rentable area and 92.8% underwritten base rent). The Bleeker Street Industrial Mortgage Loan structure includes approximately $417,480 gap rent reserve for the period in which Moda Express is not yet paying rent on the 57,552 SF they are contractually obligated to occupy in June 2026.

Major Tenants. The largest tenant based on underwritten base rent and net rentable area is Moda Express.

Moda Express (160,552 SF, 88.9% of net rentable area, 92.8% of underwritten rent). Moda Express, established in New York in 1993, has evolved into a premier logistics partner for retailers and manufacturers seeking speed, precision, and reliability. For over three decades, the company has specialized in distribution, storage, and transportation solutions, powered by warehouse management system and electronic warehouse receipt technologies. These innovations enable Moda Express’ operations across shipping, delivery, warehousing, and order fulfillment. Moda Express supports some of the world’s top fashion brands with comprehensive warehousing and back-office services tailored to meet the demands of a fast-paced industry. The Moda Express lease is guaranteed by TWS International, Inc.

In July 2025, ALS S.p.A., a company of the FBH Group (Bertola Family) (“ALS Group”), acquired 80% of Trans World Shipping S.r.l. & Moda Express of USA Inc., companies with 26 sites in Italy, France, the United Kingdom, and the United States. The ALS Group now has over 2,800 direct employees, specializing in outsourced warehouse management across the fashion & luxury, e-commerce, consumer, non-vessel operating common carrier, and international transportation sectors.

The lease with Moda Express is triple net, with the tenant reimbursing its share of taxes, insurance, and common area maintenance. The lease with Moda Express was executed in December 2023, initiating a phased transition of the warehouse from Tahari Logistics LLC. Moda Express initially took possession of 53,000 SF at lease commencement in June 2024. In June 2025, the second phase was completed, expanding its footprint by an additional 50,000 SF. By June 2026, per the lease agreement, Moda Express is scheduled to expand into the remaining 57,552 SF and will then occupy the entire 160,552 SF warehouse space portion of the Bleeker Street Industrial Property. The lease includes 3.75% annual rent steps and includes one, three-year renewal option with nine months’ notice. There are no termination options. Moda Express is currently headquartered in Secaucus, NJ (approximately 18 miles northeast of the Bleeker Street Industrial Property).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the Bleeker Street Industrial Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Moda Express(2)	NR/NR/NR	160,552	88.9%	$2,697,298	92.8%	$16.80	3/31/2035	1 x 3 Yr	N
Clear Skies Title Company	NR/NR/NR	5,000	2.8%	$128,750	4.4%	$25.75	4/14/2030	1 x 5 Yr	N
ET Admin LLC(3)	NR/NR/NR	3,000	1.7%	$81,000	2.8%	$27.00	1/1/2032	None	N
Tenants Subtotal/Wtd. Avg.		168,552	93.4%	$2,907,048	100.0%	$17.25
Occupied Subtotal/Wtd. Avg.		168,552	93.4%	$2,907,048	100.0%	$17.25
Vacant Space		12,000	6.6%
Total/Wtd. Avg.		180,552	100.0%

(1)	Based on the underwritten rent roll dated April 29, 2026, inclusive of a contractual rent step in April 2026 for one tenant totaling $3,750.
(2)	As part of its original lease executed on December 1, 2023, Moda Express is contractually obligated to occupy the entire 160,552 square feet warehouse space over three expansion phases occurring in June 2024, June 2025, and June 2026. Moda Express initially took possession of 53,000 SF of the Bleeker Street Industrial Property’s warehouse space at lease commencement in June 2024. In June 2025, Moda Express’ second expansion phase was completed, expanding its footprint by an additional 50,000 SF (for a total of 103,000 SF). In June 2026, Moda Express will take occupancy of the remaining 57,552 SF and will pay $16.80 PSF for the entire 160,552 warehouse space. The lender has reserved all outstanding tenant obligations and has underwritten the 160,522 SF Moda Express space as fully occupied and paying the contractual $16.80 PSF of year one rent. We cannot provide any assurances that the tenant will take full occupancy of its space as expected.
(3)	ET Admin LLC is a sponsor-affiliated tenant. In December 2025, the non-recourse carveout guarantor, Elie Tahari, signed a lease for 3,000 SF of the flex space for his fashion/apparel company. The borrower sponsor had been actively utilizing this space before the new lease and relayed they will continue to use beyond Moda Express’ third phase expansion. The lease is personally guaranteed by Elie Tahari. Please refer to the “The Borrower and Borrower Sponsor” sections above for a further discussion of Mr. Tahari.

The following table presents certain information relating to the tenant lease expirations of the Bleeker Street Industrial Property:

Lease Rollover Schedule(1)
Year	# of Leases Expiring	SF Rolling	Approx.% of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total UW Base Rent Rolling(2)	Approx. Cumulative % of Total UW Base Rent Rolling(2)	UW Base Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	5,000	2.8%	2.8%	$128,750	4.4%	4.4%	$25.75
2031	0	0	0%	2.8%	$0	0.0%	4.4%	$0.00
2032	1	3,000	1.7%	4.4%	$81,000	2.8%	7.2%	$27.00
2033	0	0	0.0%	4.4%	$0	0.0%	7.2%	$0.00
2034	0	0	0.0%	4.4%	$0	0.0%	7.2%	$0.00
2035	1	160,552	88.9%	93.4%	$2,697,298	92.8%	100.0%	$16.80
2036	0	0	0%	93.4%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	93.4%	$0	0.0%	100.0%	$0.00
Vacant	0	12,000	6.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	3	180,552	100.0%		$2,907,048	100.0%		$17.25

(1)	Based on the underwritten rent roll dated April 29, 2026.
(2)	Total UW Base Rent Rolling, Approx. % of UW Base Rent Rolling and Approx. Cumulative % of Total UW Base Rent Rolling include contractual rent steps through April 2026 for one tenant totaling $3,750. The lender has underwritten the 160,522 SF Moda Express space as fully occupied and paying the contractual $16.80 PSF of year one rent. We cannot provide any assurances that the tenant will take full occupancy of its space as expected.
(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Bleeker Street Industrial Property is located in Essex County in northeastern New Jersey, within the Newark NJ-PA metropolitan region. The area surrounding the Bleeker Street Industrial Property offers several key advantages that drive demand for industrial and flex space, including convenient access to major interstate highways, proximity to commuter rail lines, and strategic location near major residential and logistics centers like Newark and New York City.

Per the appraisal, primary access to the Bleeker Street Industrial Property is provided by Interstate 78 and Route 24, which serve Millburn Township and connect directly to regional employment centers. Interstate 78 runs east-west along the southern edge of Millburn and links to the New Jersey Turnpike (I-95) and the Garden State Parkway. Route 24 provides high-speed access northwest toward the Morristown area and southeast toward the I-78 corridor and Newark Liberty International Airport. Local access is enhanced by Route 124 (Morris Turnpike), John F. Kennedy Parkway, Millburn Avenue, and Springfield Avenue. These roadways provide convenient connections to US 22, I-280, and I-287.

Public transportation in the area is provided primarily by NJ Transit, with connections via the Port Authority of New York and New Jersey to greater North Jersey and Manhattan destinations. The NJ Transit Morris & Essex Line serves Millburn Township at the Millburn and Short Hills stations, offering Midtown Direct service to New York Penn Station and frequent service to Hoboken Terminal. Per the appraisal, typical rail travel times to Midtown Manhattan are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

approximately 35-45 minutes, with connections available to PATH and other regional transit lines. This rail access is a key commuter amenity for residents and employees in the area. Furthermore, NJ Transit also operates local and regional bus service along Millburn Avenue, Springfield Avenue, and Morris Avenue, connecting Millburn with nearby municipalities including Newark, Maplewood, Springfield, Summit, and Livingston. In addition, Millburn Township operates weekday commuter routes that provide first/last-mile connectivity to the Millburn and Short Hills rail stations during peak periods. According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Bleeker Street Industrial Property was 16,726, 123,902, and 451,774, respectively, and the 2025 average household income within the same radii was $226,104, $232,889, and $182,575 respectively. Per the appraisal report, the projected annual population growth with a one-, three- and five-mile radius of the property was 0.7%, 0.2%, and 0.2%, respectively.

According to a third-party market research provider, the Bleeker Street Industrial Property is located within the Route 78/22 East industrial submarket of Northern New Jersey industrial market (the “78/22 East Industrial Submarket”). As of April 30, 2026, the 78/22 East Industrial Submarket comprises approximately 23.2 million SF of industrial inventory, has reported average asking rents of $16.70 PSF and reports a 5.2% vacancy rate. Additionally, per the appraisal, there have been no properties delivered in the 78/22 East Industrial Submarket over the prior calendar year and only 40,000 SF of newly built industrial properties from 2023-2025.

The following table presents certain information relating to comparable industrial leases to the Bleeker Street Industrial Property:

Comparable Industrial Leases (1)
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Clear Height (Feet)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF(2)
Bleeker Street Industrial 16 and 29 Bleeker Street, Millburn, NJ	1966 / 2006	180,552(3)(4)	24	Moda Express	160,552(3)(4)	June-24(3)	10.8(3)	$16.80(3)(4)
100 Lehigh Drive Fairfield, NJ	1970	34,973	25	Windmill Health Products, LLC	34,973	Sep-24	8.0	$16.50
26 Law Drive Fairfield, NJ	1981	49,695	22	Canadian Sales Agency Inc.	13,646	Aug-24	5.0	$18.65
1026 West Elizabeth Avenue Linden, NJ	1988	79,191	18	Hatzel & Buelher	19,063	May-24	3.0	$17.00
320 Fairfield Road Fairfield, NJ	1971	20,200	20	Robinson Tech International Corp.	10,100	May-24	5.0	$16.75
25 Commerce Road Fairfield, NJ	1983	103,008	24	Precision Textiles	19,200	May-24	4.0	$17.00
123 Lehigh Drive Fairfield, NJ	1986	45,000	22-24	Moda Foods	22,500	Feb-24	10.3	$16.75
(1)	Source: Appraisal.
(2)	Annual Base Rent PSF shown for the comparable leases reflects the rent per SF following the appraiser’s adjustments.
(3)	As part of its original lease executed on December 1, 2023, Moda Express is contractually obligated to occupy the entire 160,552 SF warehouse space over three expansion phases occurring in June 2024, June 2025, and June 2026. Moda Express initially took possession of 53,000 SF of the Bleeker Street Industrial Property’s warehouse space at lease commencement in June 2024. In June 2025, Moda Express’ second expansion phase was completed, expanding its footprint by an additional 50,000 SF (for a total of 103,000 SF occupied). In June 2026, Moda Express will take occupancy of the remaining 57,552 SF and will pay $16.80 PSF for the entire 160,552 SF warehouse space.
(4)	Based on the underwritten rent roll dated April 29, 2026, inclusive of Moda Express’ final expansion into the remaining 57,552 SF, in which the tenant will pay $16.80 PSF starting June 2026.

The following table presents certain information regarding comparable sales of the Bleeker Street Industrial Property:

	Comparable Sales(1)
Property Name City, State	SF	Year Built / Renovated	Sales Price (Date)	Price Per SF	Clear Height	Cap Rate
333 North Street Teterboro, NJ	221,448	1970 / NAP	$74,500,000 (July 2025)	$336	22 feet	5.30%
300 Howmedica Way Rutherford, NJ	167,313	1982 / NAP	$49,550,000 (Sept. 2024)	$296	30 feet	6.00%
80 Essex Avenue East Avenel, NJ	80,468	1975 / 2022	$24,125,000 (Aug. 2024)	$300	26 feet	3.23%
152 Ridge Road South Brunswick, NJ	216,000	1988 / 1988	$55,000,000 (Jan. 2024)	$255	30 feet	6.40%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

The following table presents information relating to the appraisal’s market rent conclusion for the Bleeker Street Industrial Property:

Market Rent Summary
Space Type	Market Rent	Measure	Term (Mos.)	Reimbursements	Rent Esc.	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Industrial Space	$17.00	$/SF/Year	60	NNN	3.50%/YR	$2.00 / $1.00	6.00% / 3.00%
Office Space	$26.00	$/SF/Year	60	None	3.00%/YR	$10.00 / $5.00	6.00% / 3.00%
Outdoor Storage/Parking Space	$15,000	$/Ac/Month	60	NNN	3.50%/YR	$0.00 / $0.00	6.00% / 3.00%

Appraisal. The appraisal concluded to an “as-is” hypothetical market value assuming no solar panel income of $56,800,000 as of September 24, 2025, and an “as-stabilized” hypothetical market value assuming no solar panel income of $59,600,000, as of December 1, 2026, for the Bleeker Street Industrial Property. The lender’s underwriting utilizes the “as-stabilized” value, as all outstanding concessions and gap rent were reserved for at origination of the Bleeker Street Industrial Mortgage Loan. The lender did not underwrite any solar panel income.

Environmental Matters. According to the Phase I environmental site assessment dated October 1, 2025, there was no evidence of recognized environmental conditions.

Property Management. The Bleeker Street Industrial Property is managed by RockSolid PM LLC, a Delaware limited liability company. RockSolid PM LLC is a third-party property management company that currently manages 15 multifamily and mixed-use properties throughout the five boroughs of Manhattan and two industrial properties in New Jersey.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Bleeker Street Industrial Property:

Cash Flow Analysis
	2023(1)	2024(1)	2025(1)	2/28/2026 TTM (1)	UW	UW PSF
Base Rent(2)	$968,667	$2,131,821	$2,277,212	$2,404,475	$2,907,048	$16.10
Grossed Up Vacant Space	$0	$0	$0	$0	$312,000	$1.73
Total Recoveries	$0	$0	$663,923	$704,967	$862,367	$4.78
Gross Potential Income	$968,667	$2,131,821	$2,941,135	$3,109,442	$4,081,415	$22.61

(Vacancy & Credit Loss)	$0	$0	$0	$0	($312,000)	($1.73)
Parking Income(3)	$0	$0	$180,000	$180,000	$180,000	$1.00
Effective Gross Income	$968,667	$2,131,821	$3,121,135	$3,289,442	$3,949,415	$21.87

Real Estate Taxes	$0	$199,074	$300,245	$251,120	$290,333	$1.61
Insurance	$0	$30,404	$58,791	$71,378	$117,135	$0.65
Other Operating Expenses(4)(5)	$38,356	$246,039	$401,864	$431,181	$477,327	$2.64
Total Operating Expenses	$38,356	$475,517	$760,899	$753,680	$884,795	$4.90

Net Operating Income	$930,311	$1,656,304	$2,360,236	$2,535,762	$3,064,620	$16.97
Replacement Reserves	$0	$0	$0	$0	$18,055	$0.10
TI/LC	$0	$0	$0	$0	$113,216	$0.63
Net Cash Flow	$930,311	$1,656,304	$2,360,236	$2,535,762	$2,933,349	$16.25

Occupancy (%)	100.0%	100.0%	93.4%	93.4%(6)	92.4%(6)
NOI DSCR	0.43x	0.76x	1.09x	1.17x	1.41x
NCF DSCR	0.43x	0.76x	1.09x	1.17x	1.35x
NOI Debt Yield	2.8%	5.0%	7.2%	7.7%	9.3%
NCF Debt Yield	2.8%	5.0%	7.2%	7.7%	8.9%
(1)	The increase in the 2024, 2025 and 2/28/2026 TTM Net Operating Income from the 2023 Net Operating Income is due, in part, to a new lease with Moda Express in December 2023, which commenced on or about June 1, 2024, representing approximately 88.9% of the underwritten net rentable area and 92.8% of underwritten base rent.
(2)	Underwritten Base Rent includes contractual rent steps through April 2026 for one tenant totaling $3,750. Additionally, as part of its original lease executed in December 2023, Moda Express is contractually obligated to occupy the entire 160,552 SF warehouse space over three expansion phases occurring in June 2024, June 2025, and June 2026. Moda Express initially took possession of 53,000 SF of the Bleeker Street Industrial Property’s warehouse space at its lease commencement date of June 2024. Then in June 2025, Moda Express’ second expansion phase was completed, expanding its footprint by an additional 50,000 SF, for a total of 103,000 SF. In June 2026, Moda Express will take occupancy of the remaining 57,552 SF and will pay a base rental rate of $16.80 PSF for its entire 160,552 SF warehouse space. The lender has reserved all outstanding tenant obligations and has underwritten the 160,522 SF Moda Express space as fully occupied and paying the contractual $16.80 PSF of year one rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

(3)	The parking lease with POC Logistics (d/b/a Piece of Cake Moving & Storage) was executed in June 2024 and was amended two months later. POC Logistics (d/b/a Piece of Cake Moving & Storage) pays a flat rent of $15,000 per month, and the lease may be terminated at any time with 15 days’ notice.
(4)	Non-recurring expenses have been removed from the historical financials.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. The Bleeker Street Industrial Property is managed by a third-party property management company.
(6)	The underwritten economic occupancy is 92.4%, based on Gross Potential Income. The Bleeker Street Industrial Property was 93.4% leased based on the April 29, 2026 rent roll.

Escrows and Reserves.

RE Taxes – The Bleeker Street Industrial Mortgage Loan documents require an upfront reserve of approximately $101,618 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $25,405 monthly.

Insurance – The Bleeker Street Industrial Mortgage Loan documents do not require ongoing monthly insurance reserve deposits so long as (i) no event of default is continuing; (ii) the Bleeker Street Industrial Property is covered under a blanket or umbrella policy reasonably acceptable to the lender; and (iii) the borrower provides the lender with evidence of renewal of such policies. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Bleeker Street Industrial Property.

Gap Rent Reserve – The Bleeker Street Industrial Mortgage Loan documents require an upfront reserve of approximately $417,480 in an existing gap rent reserve for Moda Express.

Existing TI/LC Reserve – The Bleeker Street Industrial Mortgage Loan documents require an upfront reserve of approximately $526,326 in an existing TI/LC reserve for Moda Express.

Roof Replacement Reserve – The Bleeker Street Industrial Mortgage Loan documents require an upfront reserve of approximately $800,165 in a roof replacement reserve to complete future installation of the thermoplastic polyolefin membrane and repairment of the roof.

Replacement Reserve – So long as Elie Tahari directly or indirectly owns the borrower and Jeremey Tahari controls the borrower, the borrower is not required to make the replacement reserve monthly deposit. In the event the control and ownership conditions are not met, the borrower is required to deposit into the replacement reserves an amount equal to approximately $1,505 per month.

Certain reserves mentioned herein may have been drawn upon between the origination date and the Cut-off Date.

Lockbox and Cash Management. The Bleeker Street Industrial Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents of the Bleeker Street Industrial Property to be transmitted directly by the tenants into a lockbox account. During the continuance of a Cash Trap Event Period (as defined below), all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrower or property manager receives any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing. Upon the termination of an initial Cash Trap Event Period, the cash management account will be closed, but upon the occurrence of any subsequent Cash Trap Event Period, the cash management account is required to remain open until the debt has been paid in full.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure; or
●	with regard to clause (ii), a Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon any of the following with respect to Moda Express, as well as its respective successors and assigns, and any replacement tenant for 50% or more of such tenant’s space (as applicable, “Major Tenant”):

(i)	Major Tenant filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;
(ii)	Major Tenant “going dark,” vacating or otherwise fails to continuously occupy a material portion of the Major Tenant space or failing to be open for business at the Bleeker Street Industrial Property during customary hours, or gives notice of its intent to commence any of the foregoing;
(iii)	Major Tenant terminating or canceling its lease (or any Major Tenant’s lease otherwise failing or ceasing to be in full force and effect), or having given notice of, or commencing a legal proceeding asserting, any of the foregoing;
(iv)	a default occurring (beyond any applicable notice and cure period) under any Major Tenant’s lease;
(v)	Major Tenant failing to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease (or otherwise on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Bleeker Street Industrial Mortgage Loan documents), on or prior to the date that is the earlier of (A) 12 months prior to the date on which such lease is then scheduled to terminate and (B) the deadline to renew such lease, as set forth therein; or
(vi)	Major Tenant providing notice to the borrower that such Major Tenant will not renew its Major Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Industrial – Warehouse/Distribution	Loan #7	Cut-off Date Balance:	$32,800,000
16 and 29 Bleeker Street	Bleeker Street Industrial	Cut-off Date LTV:	55.0%
Millburn, NJ 07041		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	9.3%

A “Major Tenant Event Period Cure” will occur upon:

●	solely with regards to clause (i) through (vi) above, a Major Tenant Re-Tenanting Event (as defined below) having occurred;
●	solely with regards to clause (i) above, the bankruptcy or insolvency proceeding having terminated, the related lease having been affirmed, and the terms of such lease, as affirmed, being reasonably satisfactory to the lender and the applicable Major Tenant having resumed its normal business operations in its entire Major Tenant space and being open during customary hours for a period of two consecutive calendar quarters;
●	solely with regards to clause (ii) above, the applicable Major Tenant having resumed its normal business operations in its entire Major Tenant space and being open during customary hours for a period of two consecutive calendar quarters;
●	solely with regards to clause (iii) above, such Major Tenant (x) revoking any notification of any termination, cancellation or surrender of such Major Tenant’s lease and (y) delivering to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender;
●	solely with regards to clause (iv) above, the subject default being cured, and no other default under the related lease having occurred (in each case, beyond any applicable notice and cure period) for a period of two consecutive calendar quarters following such cure; or
●	solely with regards to clause (v) or (vi) above, the lender having received evidence in form and substance reasonably satisfactory to the lender that the applicable Major Tenant has extended the term of its lease, pursuant to the terms of such Major Tenant’s lease (or otherwise on terms and conditions acceptable to the lender and in accordance with the terms of the Bleeker Street Industrial Mortgage Loan documents) such evidence to include, without limitation, a tenant estoppel certificate from the applicable Major Tenant, in form and substance reasonably acceptable to the lender, confirming that all obligations of the borrower to such Major Tenant with respect to tenant improvements and leasing commissions have been satisfied in full and that such Major Tenant is then paying full, unabated rent pursuant to the terms thereof.

“Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that 75% of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay same have been deposited on reserve with the lender), such evidence to include, without limitation, a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

Terrorism Insurance. The Bleeker Street Industrial Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Mortgage Loan No. 8 – Del Rey Campus

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Los Angeles, CA 90066
Original Balance(1):	$27,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$27,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2020/NAP
Borrower Sponsor:	Continental Development Corporation			Size:	162,031 SF
Guarantor:	Continental Development Corporation			Cut-off Date Balance PSF(1):	$494
Mortgage Rate:	6.9499%			Maturity Date Balance PSF(1):	$494
Note Date:	2/12/2026			Property Manager:	Mar Ventures, Inc.
Maturity Date:	3/6/2031
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$9,048,970
Seasoning:	2 months			UW NCF:	$8,846,535
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield(1):	11.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Balance(1):	$52,500,000			UW NCF DSCR(1):	1.57x
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			Most Recent NOI(5):	$2,691,606 (12/31/2025)
				2nd Most Recent NOI(5) :	$5,597,822 (12/31/2024)
Reserves(3)				3rd Most Recent NOI(5):	$3,653,949 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	81.9% (2/18/2026)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0%
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0%
Replacement Reserve:	$0	$2,025	NAP	Appraised Value (as of)(6):	$132,500,000 (1/14/2027)
TI/LC Reserve:	$0	$13,503	NAP	Appraised Value PSF(6):	$818
Other Reserves(4):	$6,809,185	NAP	NAP	Cut-off Date LTV Ratio(1)(6):	60.4%
				Maturity Date LTV Ratio(1)(6):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$80,000,000	100.0%	Loan Payoff:	$71,587,200	89.5%
			Return of Equity:	$518,823	0.6%
			Upfront Reserve(4):	$6,809,185	8.5%
			Closing Costs:	$1,084,792	1.4%
Total Sources:	$80,000,000	100.0%	Total Uses:	$80,000,000	100.0%

(1)	The Del Rey Campus Mortgage Loan (as defined below) is part of the Del Rey Campus Whole Loan (as defined below), which is comprised of three pari passu promissory notes, with an aggregate original principal balance of $80,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Del Rey Campus Whole Loan.

(2)     See “ Permitted Future Mezzanine or Secured Subordinate Indebtedness” below.

(3)	See “Escrows and Reserves” below.
(4)	Other Reserves consists of (i) an upfront free/gap rent holdback amounting to $1,301,351 and (ii) an upfront leasing holdback amounting to $1,959,334. In addition, the borrower deposited a letter of credit in the amount of $3,548,500 with the lender for the portion of the reserve balance held in relation to the tenant improvements owed for the lease with Continental (as defined below).
(5)	The fluctuations from the 3rd Most Recent NOI to the 2nd Most Recent NOI to the Most Recent NOI to the Underwritten NOI is primarily attributable to recent leasing activity at the Del Rey Campus Property (as defined below).
(6)	The Appraised Value is based on the “upon stabilization” value of $132,500,000. The as-is appraised value is $124,000,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.5% and 64.5%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “Del Rey Campus Mortgage Loan”) is part of a whole loan (the “Del Rey Campus Whole Loan”) evidenced by four pari passu promissory notes with an aggregate principal balance of $80,000,000 that is secured by the borrower’s fee simple interest in a 162,031 SF, three building office campus (the “Del Rey Campus Property”) located in Los Angeles, California. The Del Rey Campus Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $27,500,000.

The Del Rey Campus Whole Loan was originated by Goldman Sachs Bank USA on February 12, 2026, has a five-year interest-only term and accrues interest at a fixed rate of 6.9499% per annum. The Del Rey Campus Whole Loan requires monthly payments of interest only for all 60 months. Proceeds of the Del Rey Campus Whole Loan and will be used to refinance existing debt, fund upfront reserves and pay origination costs.

The Del Rey Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C9 securitization trust. The relationship between the holders of the Del Rey Campus Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

Del Rey Campus Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$27,500,000	$27,500,000	WFCM 2026-5C9	Yes
A-2	$25,000,000	$25,000,000	BMARK 2026-V21	No
A-3(1)	$12,500,000	$12,500,000	BMARK 2026-V22	No
A-4(1)	$15,000,000	$15,000,000	GSMC	No
Total	$80,000,000	$80,000,000
(1)	Expected to contribute to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Del Rey Campus Whole Loan is CDC Mar Panama LLC, a California limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Del Rey Campus Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Continental Development Corporation (“Continental”). Continental is a privately held real estate development company founded in 1969 and began developing its flagship asset, Continental Park, a master-planned office campus located along the Rosecrans Corridor in El Segundo and Manhattan Beach. According to Continental’s website, its mission is to develop and build projects of the highest quality while supporting measures that contribute to the quality of life in the communities in which it operates. Continental has developed a wide range of properties, including large master-planned office campuses, mixed-use developments, and hospitality assets, with a particular emphasis on projects that integrate business, community engagement, and long-term ownership objectives. Continental has developed more than five million SF of commercial real estate and currently owns approximately four million SF of income-producing properties in California.

The Property. The Del Rey Campus Property is comprised of three, two-story, office buildings totaling 162,031 SF located in Los Angeles, California and constructed in 2020. The foundation of the Del Rey Campus Property is made of reinforced concrete, a masonry structural frame, concrete walls, double pane glass windows, and a flat roof. The interior finishes include ceramic tile floors, textured painted sheetrock walls, suspended acoustic tile ceilings, and LED fixtured lighting. The Del Rey Campus Property includes roof-mounted HVAC, individual utility meters, two elevators per building, two restrooms per floor, a fire sprinkler system, balconies, and a central courtyard. The Del Rey Campus Property includes a total of 623 parking spaces with 589 garage spaces within a five-story above ground structure parking lot and 34 surface parking spaces, amounting to a parking ratio of 3.84 parking spaces per 1,000 SF NRA. The Del Rey Campus Property is occupied by three tenants for an in-place occupancy of 81.9% as of February 18, 2026.

Major Tenants.

Electronic Arts (93,193 SF, 57.5% of NRA, 70.8% of UW Rent): Electronic Arts Inc. (“EA”) is a global interactive entertainment company engaged in the development and publishing of video game software and related digital services, with operations spanning console, PC, and mobile platforms. EA occupies 58,034 SF at 4820 Alla Road and 35,159 SF at 4840 Alla Road pursuant to a lease originally executed on November 2, 2020, as amended by five lease amendments. EA is an investment-grade tenant (Fitch: A-, Moody’s: Baa1, S&P: BBB+), though the ratings are subject to review related to the announced leveraged buyout by the public investment fund, Silver Lake. The lease commenced on October 1, 2021 at the 4820 Alla Road building and, pursuant to the fourth amendment dated October 1, 2025, is scheduled to expire on December 31, 2035. The lease for expansion premises at 4840 Alla Road commenced on January 1, 2026 and is coterminous with the original premises. EA received a base rent abatement for both the existing and expansion premises from January 1, 2026 through April 30, 2026. The landlord provided tenant improvement allowances totaling approximately $1.9 million, including allowances for the existing premises and the second-floor expansion premises, with no allowance provided for the first-floor expansion space, and the fifth amendment, dated December 15, 2025, extended the deadline to utilize remaining allowance amounts to December 31, 2026. EA has a one-time right to terminate the lease effective December 31, 2032, upon delivery of notice between September 30, 2031 and December 31, 2031 and payment of a termination fee equal to the unamortized portion of tenant improvement allowances, leasing commissions, and rent abatements, amortized at 5.5% per annum. The lease includes two renewal options exercisable for the entire premises or by individual building, as well as a right of first offer on remaining space within the 4840 Alla Road building. Based on the underwritten rent roll dated February 18, 2026 the monthly in-place rent is $54.70 PSF for space within the 4820 Alla Road building totaling 58,034 SF and $54.00 PSF for space within the 4840 Alla Road building totaling 35,159 SF with contractual rent escalations over the lease term.

Continental (28,388 SF, 17.5% of NRA, 20.8% of UW Rent): Continental is a privately held real estate development and management firm and the borrower sponsor under the Del Rey Campus Whole Loan. Continental occupies 28,388 SF at the Del Rey Campus Property pursuant to a lease which commenced on April 1, 2026 and expires on March 31, 2036. The space is intended to be utilized by Continental in connection with the management, operation, and flexible use of the Del Rey Campus Property, including coworking, shared amenity, and management-related functions, rather than traditional third-party office tenancy. The lease provides the landlord with the right to terminate the tenancy upon four months’ prior written notice under specified replacement conditions, including (i) leasing the space to EA at terms matching its existing lease or (ii) leasing the space to a new tenant at a minimum base rent of $54.00 PSF and a minimum term of seven years. Based on the underwritten rent roll dated February 18, 2026 the monthly in-place rent is $54.00 PSF with contractual rent escalations over the lease term.

Association of Surfing Professionals, LLC (11,089 SF, 6.8% of NRA, 8.4% of UW Rent): Association of Surfing Professionals, LLC, operating as the World Surf League (“WSL”), is an international governing body for professional surfing that organizes and promotes competitive surfing events globally. WSL occupies 11,089 SF at the Del Rey Campus Property pursuant to a lease that commenced on November 1, 2025 and is scheduled to expire on June 30, 2034. Based on the underwritten rent roll dated February 18, 2026 the monthly in-place rent is $54.00 PSF with contractual rent escalations over the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the largest tenants at the Del Rey Campus Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx % of Total SF	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Term Option (Y/N)	Renewal Options
Major Tenants
EA (4820) (3)(4)(5)	Baa1/BBB+/A-	58,034	35.8%	$56.33	$3,269,245	44.3%	12/31/2035	Y	2 x 5 Year
EA (4840)(3)(4)(5)	Baa1/BBB+/A-	35,159	21.7%	$55.62	$1,955,544	26.5%	12/31/2035	Y	2 x 5 Year
Continental(6)(7)	NR/NR/NR	28,388	17.5%	$54.00	$1,532,952	20.8%	3/31/2036	Y	NAP
WSL(8)	NR/NR/NR	11,089	6.8%	$55.62	$616,770	8.4%	6/30/2034	N	NAP

Total Major Tenants		132,670	81.9%	$55.59	$7,374,511	100.0%
Other Tenants		0	0.0%	$0.00	$0	0.0%
Occupied Total Collateral / Wtd. Avg.		132,670	81.9%	$55.59	$7,374,511	100.0%
Vacant Space		29,361	18.1%
Collateral Total		162,031	100.0%
(1)	Based on the underwritten rent roll dated February 18, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	EA’s credit rating is current and subject to change pending rating agency review of the announced leveraged buyout by the public investment firm, Silver Lake.
(4)	EA is not yet in occupancy of approximately 37.7% of its space pending the completion of the related buildout with an anticipated occupancy date in September 2026. It is not guaranteed EA will take occupancy as expected or at all.
(5)	EA has the right to terminate its lease on December 31, 2032 by giving notice no earlier than September 30, 2031 and no later than December 31, 2031, with a termination fee. EA will have two options to extend the lease for five or seven years, without the requirement that both options be of the same term, or one option to extend for 10 years, providing notice of not more than 15-months or less than 12-months.
(6)	Continental is not yet in occupancy of its space pending the completion of the related buildout, with an anticipated occupancy date in September 2026. It is not guaranteed Continental will take occupancy as expected or at all.
(7)	Continental has the right to terminate its lease with four months’ notice under specific replacement conditions including (i) EA takes the space at matched terms to their current lease(s) or (ii) a new tenant takes the space at minimum base rent of $54.00 PSF and minimum term of seven years.
(8)	WSL is entitled to a 50% abatement of base rent through March 31, 2027.

The following table presents certain information relating to the commercial rollover schedule at Del Rey Campus Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	1	11,089	6.8%	$616,770	8.4%	11,089	6.8%	$616,770	8.4%
2035	2	93,193	57.5%	$5,224,789	70.8%	104,282	64.4%	$5,841,559	79.2%
2036	1	28,388	17.5%	$1,532,952	20.8%	132,670	81.9%	$7,374,511	100.0%
2037 & Thereafter	0	0	0.0%	$0	0.0%	132,670	81.9%	$7,374,511	100.0%
Vacant	0	29,361	18.1%	$0	0.0%	162,031	100.0%	$7,374,511	100.0%
Total/Wtd. Avg.	4	162,031	100.0%	$7,374,511	100.0%
(1)	Information is based on the underwritten commercial rent roll dated February 18, 2026.

The Market. The Del Rey Campus Property is located in the Marina Del Rey/Venice submarket of Los Angeles, Los Angeles County, which is part of the larger Los Angeles-Long Beach-Glendale metropolitan area. According to the appraisal, within the Marina Del Rey/Venice submarket, the Del Rey Campus Property benefits from its location adjacent to SR-90 Freeway in a mature office market with national and regional retail tenants distributed throughout the area. The Marina Del Rey/Venice submarket had an inventory of 11,506,262 SF as of the fourth quarter of 2025, a slight increase from 11,350,247 as of the fourth quarter of 2023. The only deliveries that took place since the fourth quarter of 2023 were 4,119 SF in the second quarter of 2024 and 151,816 in the fourth quarter of 2024. As a result, vacancies remained steady over the previous two years and ended the fourth quarter of 2025 at 24.5%. Average asking rents slightly decreased from $59.95 PSF as of the fourth quarter of 2023 to $54.11 PSF as of the fourth quarter of 2024 and increased to $55.20 PSF by the end of the fourth quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

According to the appraisal, the 2025 average household income within the one-, three-, and five-mile radius of the Del Rey Campus Property was approximately $200,535, $184,747, and $168,850, respectively; and within the same radii, the 2025 estimated population was 32,811, 232,238, and 552,943, respectively.

The following table presents certain information regarding comparable sales of the Del Rey Campus Property:

Comparable Sales Summary(1)
Property Name	SF	Year Built / Renovated	Occupancy	Stabilized Price	Price Per SF	Cap Rate
Del Rey Campus	162,031(2)	2020 / NAP	81.9%(2)	$132,500,000	$818	7.00%
Binoculars Building	78,578	1991 / 2011	100.0%	$39,600,000	$504	7.25%
777 Aviation	318,000	1968 / 2008	100.0%	$121,500,000	$382	8.75%
Element LA	288,326	1947 / 2015	100.0%	$231,000,000	$801	N/A
Maple Plaza	293,000	1987 / 2017	83.0%	$205,300,000	$701	6.15%
501 Santa Monica	78,509	1976 / 2022	65.0%	$40,000,000	$510	8.00%
i|o at Playa Vista	320,199	2010 / 2016	84.0%	$150,700,000	$471	8.50%
Entrada	314,959	2021 / NAP	74.0%	$212,500,000	$675	6.00%
Arboretum Gateway	225,773	1999 / NAP	100.0%	$185,000,000	$819	6.60%
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated February 18, 2026.

The following table presents certain information regarding comparable rent of the Del Rey Campus Property:

Comparable Rental Summary(1)
Property Name	Year Built / Renovated	Total NRA (SF)	Tenant Names	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Del Rey Campus	2020 / NAP	162,031(3)			11.7(2)	33,168	$55.59(2)
Playa Jefferson	1978 / NAP	251,990	Confidential	Jan-25	7.5	50,406	$36.00
The Reserve	1971 / 2013	362,414	Sony	Sep-25	4.7	25,349	$61.80
The Bluffs	2009 / NAP	500,000	Thrive Causemetics	Jun-26	8.0	19,079	$81.00
The Collective at Playa Vista	2015 / NAP	205,130	SpinMaster	Feb-25	11.0	131,592	$58.20
Entrada	2021 / NAP	314,951	Accenture	Jan-25	10.6	27,760	$60.00
8888 Washington	2021 / NAP	67,837	Pinterest	May-25	11.0	20,797	$81.00
Source: Appraisal.
(1)	Total/Weighted average weighted on the total occupied square footage.
(2)	Based on the underwritten rent roll dated February 18, 2026.

Appraisal. According to the appraisal dated February 9, 2026 the Del Rey Campus Property had an “As Is” appraised value of $124,000,000 as of January 14, 2026. Additionally, the appraisal concluded an “Upon Stabilization” value of $132,500,000 as of January 14, 2027.

Environmental Matters. According to the Phase I environmental assessment dated February 6, 2026 (“Phase I”) there was no evidence of any recognized environmental conditions at the Del Rey Campus Property. However, the Phase I identified controlled recognized environmental conditions (“CRECs”) related to historical operations, including on-site shallow soil, on- and off-site soil vapor, and on- and off-site groundwater impacts.

According to the Phase 1 these CRECs had been addressed through regulatory-approved remediation activities, including soil removal, environmental monitoring during redevelopment, and installation of vapor barriers beneath existing improvements. The applicable regulatory agencies determined that residual conditions did not pose a significant risk. No further action was recommended for the Del Rey Campus Property at this time. See ”Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Del Rey Campus Property:

Cash Flow Analysis
	2023	2024	TTM 12/31/2025	UW	UW PSF
In-Place Base Rent	$5,321,568	$3,014,660	$3,204,900	$8,446,296	$52.13
Vacant Income	$0	$0	$0	$2,191,432	$13.52
Net Rental Income	$5,321,568	$3,014,660	$3,204,900	$10,637,728	$65.65

Expense Reimbursement	$1,598,767	$1,000,135	$1,017,611	$2,682,466	$16.56
Vacancy Loss & Concessions	($433,575)	$0	($49,901)	($2,191,432)	($13.52)
Other Income(1)	$383,358	$4,493,113	$1,836,021	$1,236,639	$7.63
Effective Gross Income	$6,870,119	$8,507,908	$6,008,632	$12,365,401	$76.32

Real Estate Taxes	$1,709,165	$1,516,904	$1,838,037	$1,647,454	$10.17
Insurance	$71,222	$83,961	$137,276	$111,247	$0.69
Other Operating Expenses(2)	$1,435,783	$1,309,222	$1,341,713	$1,557,730	$9.61
Total Expenses	$3,216,170	$2,910,086	$3,317,026	$3,316,430	$20.47

Net Operating Income(3)	$3,653,949	$5,597,822	$2,691,606	$9,048,970	$55.85
Capital Expenses	$0	$0	$0	$40,508	$0.25
TI/LCs	$0	$0	$0	$161,928	$1.00
Net Cash Flow	$3,653,949	$5,597,822	$2,691,606	$8,846,535	$54.60

Occupancy (%)(4)	94.1%	100.0%	99.2%	84.9%
NOI DSCR(5)	0.65x	0.99x	0.48x	1.61x
NCF DSCR(5)	0.65x	0.99x	0.48x	1.57x
NOI Debt Yield(5)	4.6%	7.0%	3.4%	11.3%
NCF Debt Yield(5)	4.6%	7.0%	3.4%	11.1%
(1)	Other Income includes parking and fees. The 2024 historical financials include one-off, non-recurring income, including lease termination fees.
(2)	Other Operating Expenses include utilities, repairs and maintenance, professional fees, general and administrative, and owners expense.
(3)	The fluctuations from the 2023 NOI to the 2024 NOI and from trailing twelve months as of December 31st 2025 NOI to the Underwritten NOI is primarily attributable to recent leasing activity at the Del Rey Campus Property.
(4)	UW Occupancy % and historical financials represent economic occupancy.
(5)	Debt service coverage ratios and debt yields are based on the Del Rey Campus Whole Loan.

Escrows and Reserves. At origination of the Del Rey Campus Whole Loan, the borrower deposited $3,260,685 into an unfunded obligations reserve account in connection with certain unfunded obligations, including free or abated rent, gap rent and tenant improvements, under applicable tenant leases. In addition, the borrower deposited a letter of credit in the amount of $3,548,500 with the lender for the portion of the reserve balance held in relation to the tenant improvements owed for the lease with Continental.

RE Taxes – On each monthly payment date during a continuing Trigger Period (as defined below) or event of default under the Del Rey Campus Whole Loan documents or to the extent the borrower has failed to timely deliver evidence of payment of property taxes, the borrower is required to deposit in a tax reserve account 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – On each monthly payment date during a continuing Trigger Period or event of default under the Del Rey Campus Whole Loan documents or to the extent the borrower has failed to timely deliver evidence of payment of insurance premiums, the borrower is required to deposit in an insurance reserve account 1/12th of the annual estimated insurance payments, except if the Del Rey Campus Property is insured under a blanket policy meeting the requirements set forth in the Del Rey Campus Whole Loan documents (in which case, no insurance escrows will be required).

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit into a tenant improvements and leasing commissions reserve account an amount equal to approximately $13,503.

Capital Expenditures Reserve – On each monthly payment date, the borrower is required to deposit into a capital expenditures reserve account an amount equal to approximately $2,025.

Critical Tenant Reserve – The lender will maintain a Critical Tenant (as defined below) reserve account following a Critical Tenant Trigger Event (as defined below). If a Critical Tenant Trigger Event is continuing, all excess cash flow is required to be deposited into the Critical Tenant reserve account, provided, to the extent the cash management account has not yet been established as of any payment date, the borrower is required to deposit into the Critical Tenant reserve, as of such payment date following the commencement of the related Trigger Period, all excess cash flow (as evidenced by monthly operating statements delivered to the lender) which would otherwise be deposited into such Critical Tenant reserve account, in accordance with the Del Rey Campus Whole Loan agreement. Upon the request of the borrower, provided that no Trigger Period or event of default is continuing, the lender is required to disburse the balance of funds on deposit in the Critical Tenant reserve account to the borrower provided that: (i) the applicable Critical Tenant Disbursement Conditions (as defined below) have been satisfied and (ii) the borrower delivered to the lender an officer’s certificate confirming that (A) such applicable Critical Tenant Disbursement Conditions have been satisfied and (B) there is no continuing Trigger Period or event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

"Critical Tenant" means any of the following: (i) EA lease and (ii) any successor tenant under a Critical Tenant Lease (as defined below) (a “Critical Tenant Space”).

"Critical Tenant Disbursement Conditions" mean the satisfaction of the following conditions: (a) as it relates to a Critical Tenant Bankruptcy Trigger Event (as defined below), the occurrence of any of the following: (1) such case is dismissed ninety days after commencement without any negative impact on the applicable Critical Tenant Lease and the Critical Tenant thereunder is paying unabated monthly rent (provided, if the related tenant has an abatement period, an equivalent amount of rent is required to be deposited in the unfunded obligations reserve account and disbursed as described in the Del Rey Campus Whole Loan documents) and is otherwise in compliance with the terms of its Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender, (2) the applicable Critical Tenant shall has assumed its Critical Tenant Lease during the bankruptcy proceeding, is paying unabated rent (provided, if the related tenant has an abatement period, an equivalent amount of rent is required to be deposited in the unfunded obligations account and disbursed as described herein prior to the Critical Tenant Disbursement Conditions being deemed to have been satisfied) and is otherwise in compliance with the terms thereof and has provided an updated estoppel certificate acceptable to the lender or (3) such Critical Tenant Lease is terminated and all or a portion of the applicable Critical Tenant Space is subject to one or more approved substitute leases, provided, if less than the entirety of the applicable Critical Tenant Space is leased as described herein, the net operating income as of the date of the satisfaction of the other conditions in this item (3) is equal to or greater than 85% of the net operating income at origination of $8,839,728 (the conditions set forth in this item (3) being collectively, the "Re-Tenanting Condition"); (b) as it relates to a Critical Tenant Non-Renewal Trigger Event (as defined below), either (1) such Critical Tenant enters a renewal or extension of its Critical Tenant Lease pursuant to the existing terms contained therein and such Critical Tenant is in occupancy of all or substantially all of its Critical Tenant Space, paying unabated monthly rent (provided, if the related tenant has an abatement period, an equivalent amount of rent is required to be deposited in the unfunded obligations reserve account and disbursed as required under the Del Rey Campus Whole Loan documents prior to the Critical Tenant Disbursement Conditions being deemed to have been satisfied), being open for business and having provided an updated estoppel certificate satisfactory to the lender or (2) the borrower provides evidence reasonably satisfactory to the lender of the satisfaction of the Re-Tenanting Condition; (c) as it relates to a Critical Tenant Vacating Trigger Event (as defined below), either (1) the lender is provided with evidence reasonably satisfactory to the lender that the applicable Critical Tenant has recommenced its business and operations in all or substantially all of its Critical Tenant Space, is paying unabated monthly rent (provided, if the related tenant has an abatement period, an equivalent amount of rent is required to be deposited in the unfunded obligations reserve account and disbursed as required under the Del Rey Campus Whole Loan documents prior to the Critical Tenant Disbursement Conditions being deemed to have been satisfied), and has provided an updated estoppel certificate satisfactory to the lender or (2) the borrower provides evidence reasonably satisfactory to the lender of the satisfaction of the Re-Tenanting Condition; and (d) as it relates to a Critical Tenant Default Trigger Event (as defined below), either (1) such event of default has been cured, as determined in the reasonable discretion of the lender and no monetary or other material events of default exists under the applicable Critical Tenant Lease for a consecutive period of no less than three months, or (2) the applicable Critical Tenant Lease is terminated and the borrower provides evidence reasonably satisfactory to the lender of the satisfaction of the Re-Tenanting Condition.

"Critical Tenant Lease" means any of the following: (i) the EA Alease and (ii) any future lease for 25% or more of the leasable square footage at the Del Rey Campus Property.

"Critical Tenant Trigger Event" means the occurrence of any of the following: (w) the date of the filing of a bankruptcy petition by or against any Critical Tenant or the guarantor (if any) under its Critical Tenant Lease under the bankruptcy code (such Critical Tenant Trigger Event described in this clause (x), a "Critical Tenant Bankruptcy Trigger Event"); (x) if any Critical Tenant has not given notice to renew its Critical Tenant Lease as of the earliest of (a) the date that is twelve months prior to the expiration of its Critical Tenant Lease, (b) the time period required under its Critical Tenant Lease or (c) twelve months prior to the scheduled maturity date of the Del Rey Campus Whole Loan unless, as of such date, the borrower provides written evidence reasonably satisfactory to the lender of ongoing negotiations with the Critical Tenant to renew its Critical Tenant Lease, in which case the potential Critical Tenant Trigger Event hereunder will not commence until the date that is ten months prior to the expiration of its Critical Tenant Lease (the Critical Tenant Trigger Event described in this clause (x), a "Critical Tenant Non-Renewal Trigger Event"), (y) the date that any Critical Tenant either (i) gives notice of an intent to terminate its Critical Tenant Lease as to at least 80% of its Critical Tenant Space or vacate 80% or more of its Critical Tenant Space or (ii) goes dark, discontinues its operations or business in 80% or more of its Critical Tenant Space, vacates or is otherwise not in occupancy of at least 20% of its Critical Tenant Space excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its Critical Tenant Lease, (B) caused solely by casualty or condemnation or renovations or alterations undertaking pursuant to the terms of its Critical Tenant Lease and which discontinuance does not extend for a period in excess of 90 consecutive days and (C) caused by force majeure (such Critical Tenant Trigger Event described in this clause (y), a "Critical Tenant Vacating Trigger Event"); or (z) the occurrence of an event of default by the borrower, as landlord, or a Critical Tenant under any Critical Tenant Lease beyond any applicable cure or grace period (such Critical Tenant Trigger Event described in this clause (z), a "Critical Tenant Default Trigger Event").

"Trigger Period" means (a) each period that (i) commences when the debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.25x if the borrower has not timely made a cash deposit into an excess cash flow reserve account or delivered a letter of credit to the lender, in each case, as permitted (though not required) under the Del Rey Campus Whole Loan documents and (ii) concludes upon the earlier to occur of (y) the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, being greater than the 1.25x or (z) an appropriate deposit of cash is made to an excess cash flow reserve account or a letter of credit is deposited with the lender as permitted under the Del Rey Campus Whole Loan documents; (b) if the financial reports required under the Del Rey Campus Whole Loan documents are not delivered to the lender as and when required under the Del Rey Campus Whole Loan documents (subject to the notice and cure period specified therein), a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing; and (c) any period from (i) the occurrence of a Critical Tenant Trigger Event to (ii) the satisfaction of the applicable Critical Tenant Disbursement Conditions.

Lockbox and Cash Management. The Del Rey Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account (or to a lender-controlled cash management account to the extent there is a continuing Cash Management Period(as defined below)) by the end of the second business day after receipt. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept at the end of each business day to the cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above with any excess funds to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Del Rey Campus Whole Loan or the critical tenant reserve account, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,500,000
4800, 4820, 4840 Alla Road	Del Rey Campus	Cut-off Date LTV:	60.4%
Los Angeles, CA 90066		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.3%

"Cash Management Period" means any of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the indebtedness due under the Del Rey Campus Whole Loan documents is paid in full; or (ii) the period from the occurrence of an event of default under the Del Rey Campus Whole Loan documents until the earlier to occur of such event of default being waived by the lender in its sole discretion, the lender accepting a cure of such event of default or as otherwise required by applicable legal requirements or the indebtedness due under the Del Rey Campus Whole Loan documents being paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default under the Del Rey Campus Whole Loan documents and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default under the Del Rey Campus Whole Loan documents.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Del Rey Campus Whole Loan documents permit future mezzanine debt to the beneficial owners of a successor borrower in connection with its acquisition of the Del Rey Campus Property and assumption of the Del Rey Campus Whole Loan provided, among other conditions, (i) no event of default is continuing under the Del Rey Campus Whole Loan documents, (ii) the combined loan-to-value ratio at the time of such mezzanine financing does not exceed 64.52% based on the purchase price paid by the successor borrower in connection with its acquisition of the Del Rey Campus Property, (iii) the annual combined debt service coverage ratio is equal to or greater than the greater of (x) 1.57x and (y) the debt service coverage ratio as of the end of the fiscal quarter immediately preceding the completion of an assumption pursuant to which a permitted mezzanine loan is requested, (iv) the combined debt yield is equal to or greater than the greater of (x) 11.05% and (y) the debt yield as of the end of the fiscal quarter immediately preceding the completion of an assumption pursuant to which a permitted mezzanine loan is requested, (v) the lender and the holder of the permitted mezzanine debt enter into an intercreditor agreement in form and substance acceptable to the lender (in its commercially reasonable discretion) and any applicable rating agency and (vi) a rating agency confirmation is received from each applicable rating agency.

Terrorism Insurance. The Del Rey Campus Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Del Rey Campus Property, as well as the business interruption insurance covering no less than 18 month period following the occurrence of a casualty event, together with 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Mortgage Loan No. 9 – Mountain Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	A-sf/Baa1(sf)/BBB-(sf)			Location:	Various, Various
Original Balance(1):	$25,000,000			General Property Type(6):	Industrial
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type(6):	Various
% of Initial Pool Balance:	4.0%			Title Vesting(7):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Industrial Logistics Properties Trust			Size:	19,189,611 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$61
Mortgage Rate(2):	5.096767533%			Maturity Date Balance per SF(1):	$61
Note Date(3):	5/8/2026			Property Manager:	The RMR Group LLC (borrower-
Maturity Date:	5/11/2031				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$123,567,331
IO Period:	60 months			UW NCF	$116,850,967
Seasoning:	0 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(4):	L(23),YM1(1),DorYM1(29),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF DSCR(1):	1.93x
Additional Debt Balance(1):	$1,144,400,000/$450,600,000			Most Recent NOI:	$122,186,205 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$120,156,924 (12/31/2024)
Reserves(5)				3rd Most Recent NOI:	$117,555,625 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(8):	96.3% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.9% (12/31/2023)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(9):	$2,350,000,000 (2/11/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value per SF(9):	$122
Ground Lease Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(9):	49.8%
Unfunded Obligations Reserve:	$3,530,579	$0	NAP	Maturity Date LTV Ratio(1)(9):	49.8%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$1,169,400,000	72.2%	Loan Payoff:	$1,608,229,700	99.3%
Subordinate Loan Amount:	$450,600,000	27.8%	Closing Costs:	$8,239,721	0.5%
			Upfront Reserves:	$3,530,579	0.2%
Total Sources:	$1,620,000,000	100.0%	Total Uses:	$1,620,000,000	100.0%

(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 30 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Senior Loan (as defined below). Based on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Whole Loan, the Cut-off Date Balance per SF is $84, Maturity Date Balance per SF is $84, UW NOI Debt Yield is 7.6%, UW NCF Debt Yield is 7.2%, UW NOI Debt Yield at Maturity is 7.6%, UW NCF DSCR is 1.25x, Cut-off Date LTV Ratio is 68.9% and Maturity Date LTV Ratio is 68.9%.
(2)	Mortgage Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.70724379% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(3)	The Mountain Industrial Portfolio Whole Loan has not yet been originated. The Mountain Industrial Portfolio Whole Loan is expected to be originated and funded on or about May 8, 2026. Information set forth in this term sheet with respect to the Mountain Industrial Portfolio Mortgage Loan and Mountain Industrial Portfolio Whole Loan is based on the anticipated terms on the origination date.
(4)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 11, 2030. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2026-5C9 securitization trust in May 2026. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.
(7)	Two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leaseholds. See “Ground Leases”, below.
(8)	As of either March 1, 2026 or May 1, 2026, depending on the property.
(9)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Mortgage Loan. The ninth largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 30 pari passu senior notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). Among the Mountain Industrial Portfolio Senior Notes are the non-controlling Notes A-3-1-2 and A-4-1-2, with an aggregate initial principal balance of $25,000,000 which evidence the Mountain Industrial Portfolio Mortgage Loan and will be contributed to the WFCM 2026-5C9 securitization trust. The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes. The Mountain Industrial Portfolio Whole Loan was co-originated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc. (“CREFI”), Bank of America, N.A. (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. (“MSBNA”) and Bank of Montreal (“BMO”). The Mountain Industrial Portfolio Mortgage Loan will be contributed by WFB. The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee and/or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the Trust and Servicing Agreement for the MTN 2026-LPFX securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced AB Whole Loan—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX	Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX	No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-3-1-1 and A-4-1-1(2)	$110,000,000	$110,000,000	WFB	No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-3-2-1 and A-4-2-1(2)	$14,500,000	$14,500,000	BANA	No
A-3-2-2 and A-4-2-2(2)	$14,500,000	$14,500,000	BANA	No
A-3-2-3 and A-4-2-3(2)	$4,750,000	$4,750,000	BANA	No
A-3-3 and A-4-3(2)	$33,750,000	$33,750,000	BMO	No
A-3-4 and A-4-4(2)	$67,500,000	$67,500,000	BMARK 2026-V22	No
A-3-5 and A-4-5(2)	$33,750,000	$33,750,000	MSMCH	No
A-3-6 and A-4-6(2)	$33,750,000	$33,750,000	UBS AG	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(3)	$180,240,000	$180,240,000	MTN 2026-LPFX	No
B-1-2 and B-2-2(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-3 and B-2-3(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-4 and B-2-4(3)	$90,120,000	$90,120,000	MTN 2026-LPFX	No
B-1-5 and B-2-5(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-6 and B-2-6(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000

(1)	The Florida notes are secured solely by mortgages on the Properties located in Florida, and the Non-Florida notes are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.

The Borrowers and the Borrower Sponsor. The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor. Each borrower has at least one independent director in its organizational structure. Legal counsel to the borrowers is expected to deliver a non-consolidation opinion in connection with the origination of the Mountain Industrial Portfolio Whole Loan.

ILPT is a real estate investment trust focused on owning and leasing industrial and logistics properties. As of March 31, 2026, ILPT owned 409 industrial and logistics properties totaling approximately 59.6 million rentable SF, which were 94.6% leased to approximately 300 unique tenants with a weighted average remaining lease term of 7.4 years.

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% UW NOI; 11.5% NRA), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis (3 properties, 7.6% UW NOI), Columbus (3 properties, 5.6% UW NOI) and Charlotte (3 properties, 4.9% UW NOI). The Mountain Industrial Portfolio is granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of NOI.

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of net rentable area (“NRA”), with a limited office component comprising just 5.2% of NRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties which are leased are 100% leased to a single tenant, other than the 5703 Mitchell Avenue Property, which has only one tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents a summary of the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.6	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	6.1	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.3	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.4	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.4	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.8	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	11.1	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	10.1	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.2	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	9.0	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	10.1	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	5.0	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.5	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	6.1	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.5	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.7	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.9	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.5	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.2	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.6	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.4	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.2	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.3	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of UW Rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. It provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee.

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of UW Rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. It is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, with each of its leases starting in February 2022. The company’s global headquarters is located in Seattle, Washington.

Home Depot U.S.A., Inc (657,518 SF; 3.4% of NRA; 3.9% of UW Rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot a large home improvement specialty retailer. The company operates retail stores and supply chain facilities focused on serving homeowners, professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc’s lease began in February 2022 and expires in November 2040. The company’s headquarters is located in Atlanta, Georgia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the top 10 tenants by annual UW rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 years
Shaw Industries, Inc.(6)	AA-/Aa2/NR	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 years
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 years
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 years
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 years
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 years
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 years
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 years
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04
Vacant Space		707,566	3.7%
Total		19,189,611	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination.
(7)	Winland Foods, Inc., tenant at the 4555 West Highway 146, Buckner, KY Property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	1	280,019	1.5%	1.5%	$1,534,504	1.2%	1.2%	$5.48
2027	13	2,600,070	13.5%	15.0%	$14,066,421	10.8%	12.0%	$5.41
2028	12	1,597,547	8.3%	23.3%	$11,341,608	8.7%	20.7%	$7.10
2029	10	1,924,776	10.0%	33.4%	$11,301,147	8.7%	29.4%	$5.87
2030	12	2,836,121	14.8%	48.1%	$16,925,802	13.0%	42.4%	$5.97
2031	13	2,030,385	10.6%	58.7%	$16,634,755	12.8%	55.2%	$8.19
2032	9	1,993,387	10.4%	69.1%	$16,093,501	12.4%	67.6%	$8.07
2033	5	1,367,452	7.1%	76.2%	$8,898,538	6.8%	74.4%	$6.51
2034	2	849,944	4.4%	80.7%	$6,143,964	4.7%	79.1%	$7.23
2035	3	985,278	5.1%	85.8%	$8,890,793	6.8%	86.0%	$9.02
2036	4	1,007,674	5.3%	91.1%	$9,718,797	7.5%	93.4%	$9.64
2037 & Thereafter	2	1,009,392	5.3%	96.3%	$8,555,148	6.6%	100.0%	$8.48
Vacant	0	707,566	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	86	19,189,611	100.0%		$130,104,978	100.0%		$7.04

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through March 2027.
(3)	Total/Wtd. Avg. excludes vacant space.

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.2	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.9	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.6	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.3	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.5	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.3	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.6	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	6.1	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.4	29'	$8.41	3.2%
Akron. Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.4	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.8	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	10.1	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.4	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.8	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.3	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	9.0	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.6	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.4	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.8	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.4	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.7	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.5	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.6	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.9	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.7	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.4	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.7	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.3	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.

Appraisal. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio is and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mountain Industrial Portfolio Properties:

Cash Flow Analysis
	2022 (10 Months)	2023	2024	9/30/2025 TTM	UW	UW PSF
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999	$133,088,511	$6.94
Rent Steps(1)	$0	$0	$0	$0	$1,925,769	$0.10
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984	$30,669,025	$1.60
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$165,683,305	$8.63
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($5,432,032)	($0.28)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$160,251,272	8.35
Straight-line Rent	$0	$0	$0	$0	$1,510,184	$0.08
Other Income	$57,789	$43,300	$654,559	$47,256	$0	$0.00
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238	$161,761,456	$8.43

Real Estate Taxes(2)	$14,608,156	$20,420,511	$19,926,115	$19,975,521	$26,256,056	$1.37
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496	$2,941,326	$0.15
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017	$8,996,744	$0.47
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033	$38,194,125	$1.99

Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$123,567,331	$6.44
Capital Reserves	$0	$0	$0	$0	$1,918,961	$0.10
TI/LC	$0	$0	$0	$0	$4,797,403	$0.25
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$116,850,967	$6.09

Occupancy (%)	98.6%	98.9%	99.0%	96.3%(3)	96.7%(3)
NOI DSCR(4)	1.63x	1.95x	1.99x	2.02x	2.04x
NCF DSCR(4)	1.63x	1.95x	1.99x	2.02x	1.93x
NOI Debt Yield(4)	8.4%	10.1%	10.3%	10.4%	10.6%
NCF Debt Yield(4)	8.4%	10.1%	10.3%	10.4%	10.0%

(1)	UW Rent Steps taken through March 2027.
(2)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.
(3)	9/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 1, 2026. UW Occupancy (%) is based on underwritten economic occupancy.
(4)	Based on the Mountain Industrial Portfolio Senior Loan. Including the Mountain Industrial Portfolio Junior Notes, UW NCF DSCR is 1.25x and UW NOI Debt Yield is 7.6%.

Escrows and Reserves.

RE Taxes – During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Insurance – During a Trigger Period, if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Replacements Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves (equal to approximately $0.20 PSF annually).

Leasing Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions (equal to approximately $0.15 PSF annually).

Unfunded Obligations Reserve – The Mountain Industrial Portfolio Whole Loan documents require an upfront deposit of $3,530,579 for tenant improvement allowances, landlord work, leasing commissions and rent concessions outstanding as of the origination date.

Ground Lease Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each Ground Lease (as defined below) during the next ensuing 12 months and at least 30 days prior to the respective due dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The Mountain Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Mountain Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be immediately deposited into such lockbox account upon receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Trigger Period. Upon the occurrence and during the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Mountain Industrial Portfolio Whole Loan documents. During the continuance of a Trigger Period, all available cash remaining after the required applications and disbursements is required to be held in a lender-controlled subaccount.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters;

A Trigger Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure or waiver of such event of default; or
●	with respect to clause (ii) above, the date that (a) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (c) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.

Subordinate and Mezzanine Debt. The Mountain Industrial Portfolio Whole Loan also includes the Mountain Industrial Portfolio Junior Notes. The Mountain Industrial Portfolio Junior Notes bear interest at the weighted average interest rate of 7.291555666% per annum. Payments on the Mountain Industrial Portfolio Junior Notes are generally subordinate to payments on the Mountain Industrial Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Mountain Industrial Portfolio Pari Passu-AB Whole Loan” in the prospectus.

Mountain Industrial Portfolio Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mountain Industrial Portfolio Senior Loan	$1,169,400,000	5.096767533%	60	0	60	1.93x	10.6%	49.8%
Mountain Industrial Portfolio Junior Notes	$450,600,000	7.291555666%	60	0	60	1.25x	7.6%	68.9%
Total/Wtd. Avg.	$1,620,000,000	5.707243788%

Partial Release. The borrowers have the right, on or after May 11, 2028, to obtain the release of any of the Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan and (b) an amount equal to the allocated loan amount for such Property multiplied by (1) one hundred five percent (105%) until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, one hundred ten percent (110%) together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.55% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the Mountain Industrial Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s -length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the Mountain Industrial Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Leases. The Mountain Industrial Portfolio Property known as the 7569 Golf Course Boulevard property located in Punta Gorda, Florida (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Punta Gorda Ground Lease”). The initial term of the Punta Gorda Ground Lease commenced on June 15, 2007 and will expire on June 30, 2037. The term of the Punta Gorda Ground Lease may be extended for three additional 10-year periods. The current base rent payable under the Punta Gorda Ground Lease is approximately $67,466 per annum and will be in effect until June 30, 2027 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

The Mountain Industrial Portfolio Property known as the 246 Glasson Drive property located in Corpus Christi, Texas (0.3% of the allocated loan amount) is ground leased by the related borrower (the “Corpus Christi Ground Lease,” and together with the Punta Gorda Ground Lease, the “Ground Leases”). The initial term of the Corpus Christi Ground Lease commenced on December 12, 2010 and will expire on December 11, 2040. The term of the Corpus Christi Ground Lease may be extended for two additional 10-year periods. The current base rent payable under the Corpus Christi Ground Lease is approximately $34,022 per annum and will be in effect until August 31, 2026 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

Right of First Refusal/Purchase Options. Various Mortgage Properties are subject to a right of first refusal or right of first offer. See ““Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Industrial – Various	Loan #9	Cut-off Date Balance:	$25,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Terrorism Insurance. The Mountain Industrial Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost for each individual Property and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

1500 POST OAK

Floor	Tenant	SF	Expiration
30	Woodside Energy	23,475 SF	10/31/2031
29	Woodside Energy	23,451 SF	10/31/2031
28	Woodside Energy	23,451 SF	10/31/2031
27	Woodside Energy	23,451 SF	10/31/2031
26	Woodside Energy	23,451 SF	10/31/2031
25	Woodside Energy	23,451 SF	10/31/2031
24	Woodside Energy	23,451 SF	10/31/2031
23	Woodside Energy	23,390 SF	10/31/2031
22	Woodside Energy	23,390 SF	10/31/2031
21	Woodside Energy	23,390 SF	10/31/2031
20	Woodside Energy (Subtenant: DRW Trading Texas LLC)	23,390 SF	10/31/2031
19	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	23,390 SF	10/31/2031
18	Woodside Energy (Subtenant: Tricon Energy, Ltd.)	23,390 SF	10/31/2031
17	Woodside Energy (Subtenant: New Fortress Energy Inc.)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: DRW Texas, LLC)	12,209 SF	10/31/2031
15	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
14	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
13	Woodside Energy (Subtenant: Brenntag Latin America, Inc.)	22,924 SF	10/31/2031
12	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,713 SF	10/31/2031
11	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
10	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
9	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
8	Woodside Energy	34,445 SF	10/31/2031
7	Woodside Energy	16,604 SF	10/31/2031
6			
5			
4			
3			
2	Woodside Energy	20,842 SF	10/31/2031
1	Woodside Energy	20,453 SF	10/31/2031

Main | Brenntag Latin America, Inc. | DRW Texas, LLC | DRW Trading Texas LLC | New Fortress Energy Inc. | SEMPRA LNG, Inc. | Sumitomo Corp. of America | Tricon Evergy, Ltd. | Building/ Amenity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

1500 Post Oak Boulevard
1500 Post Oak Boulevard
Houston, TX 77056
HOUSTON
Spring Branch East
Lazybrook/ Timbergrove
Westview Dr
Silber Shopping Center
Marq-E Entertainment Center
Silber Rd
Post Oak Rd
West Loop
Hempstead Hwy
W. 11th St
Gulf Tire Distributors
Katy Rd
Intertek
Silver Eagle Distributors
Katy Frwy
Memorial Dr
Memorial Park Sports Complex
Memorial Park GC
Houston Arboretum & Nature Center
Memorial Park
Hunters Creek Village
Houston CC
Chimney Rock Rd
Woodway Arch Center
The Shops on Woodway
Woodway Dr
IBM
West Oaks
Tanglewood Rd
Tanglewood
Sage Rd
Consulate General of Germany
Uptown Park
Consulate General of Brazil
Consulate General of Russia
River Oaks CC
Willowick Rd
Woodway Collection
5860 San Felipe Shopping Ctr.
San Felipe St
Four Leaf Towers
Tanglewood Shopping Center
Bay Area Business Park
River Oaks
Post Oak Plaza
Tanglewood Court
Uptown
Bering Dr
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Rd
Westheimer Square
Golden Plaza
The Galleria
Uptown Plaza
Alabama St
Williams Tower
HARRIS COUNTY
Fountain View Dr
Richmond Ave
The Plaza on Richmond
Greenway Commons
Downtown Houston 6 miles
Richmond Square
Skyline Dr
SW Frwy
Windswept Ln
Houston Chronicle Corp. Office
Westpark Dr
Westpark Tollway
S. Rice Ave
Weslayan St
Bissonnet St
Houston City College - West Loop Campus
Glenmont Dr
Gulfton
Bellaire
West University Place
610
10
90
69
59
Navasota
Montgomery
Willis
Conroe
Cleveland
The Woodlands
Spring
Tomball
Cypress
Atascocita
Kingwood
Humble
Dayton
HOUSTON
Channelview
Katy
Brookshire
Baytown
Deer Park
Pasadena
Mission Bend
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City
Galveston Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Mortgage Loan No. 10 – 1500 Post Oak Boulevard

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Houston, TX 77056
Original Balance(1):		$25,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$25,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2016/NAP
Borrower Sponsors:		Nuveen Real Estate and PIMCO Prime Real Estate		Size:	603,179 SF
Guarantor:		NAP		Cut-off Date Balance PSF(1):	$232
Mortgage Rate:		6.7470%		Maturity Date Balance PSF(1):	$232
Note Date:		3/2/2026		Property Manager:	CBRE Inc.
Maturity Date:		3/6/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$24,305,232
IO Period:		60 months		UW NCF:	$22,978,239
Seasoning:		2 months		UW NOI Debt Yield(1):	17.4%
Prepayment Provisions(2):		L(26),DorYM1(28),O(6)		UW NCF Debt Yield(1):	16.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.40x
Additional Debt Balance(1):		$115,000,000		Most Recent NOI:	$22,471,238 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$21,586,564 (12/31/2024)
				3rd Most Recent NOI:	$21,811,617 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	100.0% (5/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$275,400,000 (10/28/2025)
CapEx Reserve:	$0	Springing	NAP	Appraised Value PSF:	$457
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.8%
				Maturity Date LTV Ratio(1):	50.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$140,000,000	99.7%	Loan Payoff:	$139,251,999	99.2%
Borrower Sponsor Equity:	$392,713	0.3%	Closing Costs:	$1,140,714	0.8%

Total Sources:	$140,392,713	100.0%	Total Uses:	$140,392,713	100.0%
(1)	The 1500 Post Oak Boulevard Mortgage Loan (as defined below) is part of the 1500 Post Oak Boulevard Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 1500 Post Oak Boulevard Whole Loan.
(2)	Defeasance of the 1500 Post Oak Boulevard Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 2, 2029. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the WFCM 2026-5C9 securitization trust in May 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “1500 Post Oak Boulevard Mortgage Loan”) is part of a whole loan (the “1500 Post Oak Boulevard Whole Loan”) evidenced by four pari passu promissory notes with an aggregate outstanding balance of $140,000,000. The non-controlling Note A-3 will be contributed to the WFCM 2026-5C9 securitization trust. The 1500 Post Oak Boulevard Whole Loan is secured by the borrower’s fee interest in a single-tenant, Class A/A+, high-rise office property containing 603,179 SF located in Houston, Texas (the “1500 Post Oak Boulevard Property”).

The relationship between the holders of the 1500 Post Oak Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The 1500 Post Oak Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

The table below identifies the promissory notes that comprise the 1500 Post Oak Boulevard Whole Loan:

1500 Post Oak Boulevard Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$35,000,000	$35,000,000	WFB	No
A-3	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
Whole Loan	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsors. The borrower is Five Oaks Place Operating LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1500 Post Oak Boulevard Whole Loan. The borrower sponsors are Nuveen Real Estate and PIMCO Prime Real Estate.

Nuveen Real Estate is a global asset manager with approximately $137.0 billion of assets under management. Nuveen Real Estate manages a suite of funds and mandates across both public and private investments including both debt and equity. Nuveen Real Estate has more than 600 real estate employees across over 30 cities throughout the United States, Europe, and Asia.

PIMCO Prime Real Estate, a subsidiary of PIMCO and part of the PIMCO real estate platform, is a global real estate investor and manager responsible for managing the Allianz Group’s $87.0 billion real estate mandate. PIMCO Prime Real Estate assumed management of Allianz Real Estate, the subsidiary under Allianz, beginning October 2020. PIMCO Prime Real Estate manages a global investment portfolio with over $92 billion in assets under management, with an international team of over 450 employees working in 16 offices globally.

The Property. The 1500 Post Oak Boulevard Property is a 30 story, Class A/A+ high rise office tower building, totaling 603,179 SF, and located in Houston, Texas. Built in 2016, the 1500 Post Oak Boulevard Property is constructed on 2.76 acres of land along Post Oak Boulevard in the Galleria/Uptown office submarket and contains 1,450 parking spaces (2.4 spaces per 1,000 SF). Amenities at the 1500 Post Oak Boulevard Property include a fitness center, a conference center, dining/café services, a tenant lounge, green spaces, an EV charging station and bike storage. As of May 1, 2026, the 1500 Post Oak Boulevard Property was 100.0% leased to Woodside Energy (Deepwater) Inc. (“Woodside Energy”) and has a weighted-average remaining lease term of 5.5 years. The 1500 Post Oak Boulevard Property serves as the U.S. headquarters for Woodside Energy, and Woodside Energy subleases approximately 38.1% of the NRA to investment grade tenants. See the “Tenant Summary” table herein for additional details.

Major Tenants.

Woodside Energy (603,179 SF; 100.0% of NRA; 100.0% of UW Rent). Woodside Energy is Australia’s largest oil and gas company and operates primarily as a liquefied natural gas producer. Beyond Australia, Woodside Energy has a global presence with operations across Asia Pacific, Africa, the United Kingdom and the Americas. Woodside Energy has been in occupancy at the 1500 Post Oak Boulevard Property since 2016, has a lease expiration in October 2031 and has three, 10-year renewal options and no termination options. Woodside Energy is currently subleasing 276,275 SF to six sub-tenants. See the “Tenant Summary” table herein for additional details.

The following table presents certain information relating to the tenancy at the 1500 Post Oak Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenant
Woodside Energy(3)	Baa1/NR/BBB+	603,179	100.0%	$23,767,138	100.0%	$39.40	10/31/2031	3 x 10 Yr	N
Total/Wtd. Avg.		603,179	100.0%	$23,767,138	100.0%	$39.40

(1)	Based on the underwritten rent roll dated May 1, 2026. Annual UW rent includes rent steps.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Woodside Energy currently occupies 326,904 SF and is subleasing (i) 114,875 SF of its space to SEMPRA LNG, LLC at a weighted average current base rent of $31.90 PSF, (ii) 68,772 SF of its space to Sumitomo Corporation of Americas at a current base rent of $32.50 PSF, (iii) 23,390 SF of its space to Tricon Energy, Ltd. at a current base rent of $29.50 PSF, (iv) 23,390 SF of its space to DRW Trading Texas LLC at a current base rent of $30.50 PSF, (v) 22,924 SF of its space to New Fortress Energy Inc. at a current base rent of $31.00 PSF and (vi) 22,924 SF of its space to Brenntag Latin America, Inc. at a current base rent of $29.00 PSF. Additionally, Sumitomo Corporate of America sub-subleases 12,209 SF of its space to DRW Texas, LLC at a current base rent of $30.50 PSF. All subleases and the sub-sublease expire on 10/31/2031, co-terminus with the Woodside Energy prime lease. Annual UW Rent reflects the Woodside Energy prime rent.

The Market. The 1500 Post Oak Boulevard Property is located in Houston, Texas, and within Houston-The Woodlands-Sugar Land, TX, metropolitan statistical area. The 1500 Post Oak Boulevard Property is part of the broader Four Oaks Place campus and is situated within one of Houston’s most highly amenitized districts. Primary ingress to and egress from the 1500 Post Oak Boulevard Property is provided via Post Oak Boulevard, with additional frontage along Four Oaks Place and Westbriar Lane. The 1500 Post Oak Boulevard Property also benefits from convenient access to major thoroughfares, including West Loop South (I-610), Southwest Freeway (US-59/I-69), and Katy Freeway (I-10). George Bush Intercontinental Airport and William P. Hobby Airport are located near the 1500 Post Oak Boulevard Property. The 1500 Post Oak Boulevard Property is located within one of Houston’s largest retail and entertainment concentrations with The Galleria super-regional mall situated less than one mile to the south, the River Oaks District situated approximately 0.8 miles away, and the Highland Village Shopping Center located approximately 1.1 miles away. Major employers in the area include ExxonMobil, Chevron, Phillips 66, Sysco and ConocoPhillips.

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

According to the appraisal, the 1500 Post Oak Boulevard Property is located within the Galleria/Uptown office submarket of the Houston office market. As of the fourth quarter of 2025, the Galleria/Uptown office submarket had an inventory of approximately 17,044,657 SF with a vacancy rate of 35.3% and average asking rent of $37.61 PSF. The appraiser concluded a market rent of $36.00 PSF for the 1500 Post Oak Boulevard Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 1500 Post Oak Boulevard Property was 20,652, 182,847 and 522,864, respectively. The median household income within the same radii, as of 2024, was $113,943, $92,908 and $91,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1500 Post Oak Boulevard Property:

Market Rent Summary
Market Rent (PSF)	$36.00
Lease Term (Years)	11.0
Lease Type	Net
Escalations (Annual)	2.5%
Tenant Improvements (New/Renewal)	$100 / $40
Leasing Commissions (New/Renewal)	6% / 6%
Free Rent (Months) (New/Renewal)	12 / 6

The table below presents certain information relating to comparable properties of the 1500 Post Oak Boulevard Property:

Comparable Office Leases
Property Name / Address	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
1500 Post Oak Boulevard (Subject)(1) 1500 Post Oak Boulevard Houston, TX 77056	2016/NAP	603,179	Woodside Energy	603,179	Sep-16	15.2	$38.44	NNN
3 Houston Center 1301 McKinney Street Houston, TX 77010	1982/2023	1,247,061	NRG Energy	255,044	Sep-26	9.4	$27.50	NNN
Texas Tower 845 Texas Avenue Houston, TX 77002	2021/NAP	1,198,396	Skadden	52,482	Jan-26	10.0	$50.50	NNN
609 Main at Texas 609 Main Street Houston, TX 77002	2017/2020	1,091,052	Paul Hastings LLP	44,529	Dec-24	11.3	$40.00	NNN
BHP Billton Tower 1360 Post Oak Boulevard Houston, TX 77056	1983/2006	509,200	ENGIE North America Inc.	109,670	Apr-25	7.6	$29.00	NNN
Village Towers 9655 Katy Freeway Houston, TX 77024	2020/NAP	141,154	Workflow Solutions	21,632	Sep-24	3.5	$36.40	NNN
Towne Centre II 730 Town & Country Boulevard Houston, TX 77024	2023/NAP	167,141	Group 1 Automotive	45,330	Jul-24	10.4	$33.50	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll dated May 1, 2026, other than Year Built/Renovated.

Appraisal. According to the appraisal as of October 28, 2025, the 1500 Post Oak Boulevard Property had an “as-is” appraised value of $275,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the 1500 Post Oak Boulevard Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1500 Post Oak Boulevard Property:

Cash Flow Analysis
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$23,187,452	$38.44
Rent Steps	$0	$0	$0	$0	$0	$579,686	$0.96
IG Rent Average	$0	$0	$0	$0	$0	$710,067	$1.18
Gross Potential Rent(1)	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$24,477,205	$40.58
(Vacancy/Credit Loss)	$0	$0	$0	$0	$30,504	$0	$0
Net Rental Income	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,765,734	$24,477,205	$40.58
Expense Recoveries	$10,596,982	$11,141,329	$11,397,490	$11,066,505	$11,639,724	$12,482,232	$20.69
Direct Billbacks	$190,904	$420,203	$371,790	$604,065	$393,720	$411,300	$0.68
Other Income	$39,931	$36,604	$47,807	$60,852	$44,361	$58,880	$0.10
Effective Gross Income	$31,486,192	$32,760,800	$33,496,901	$33,940,299	$34,843,540	$37,429,617	$62.05

Real Estate Taxes	$5,605,152	$5,154,760	$5,329,551	$5,970,256	$5,403,096	$6,218,621	$10.31
Insurance	$675,799	$838,147	$1,263,745	$1,320,402	$1,085,317	$1,000,000	$1.66
Management Fee	$291,841	$253,300	$269,375	$280,230	$314,977	$374,296	$0.62
Other Operating Expenses	$4,479,960	$4,419,720	$4,822,613	$4,782,849	$5,568,912	$5,531,468	$9.17
Total Expenses	$11,052,752	$10,665,927	$11,685,284	$12,353,736	$12,372,302	$13,124,385	$21.76

Net Operating Income	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$24,305,232	$40.30
Replacement Reserves	$0	$0	$0	$0	$0	$120,636	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,206,358	$2.00
Net Cash Flow	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$22,978,239	$38.10

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR(2)	2.13x	2.31x	2.28x	2.25x	2.35x	2.54x
NCF DSCR(2)	2.13x	2.31x	2.28x	2.25x	2.35x	2.40x
NOI Debt Yield(2)	14.6%	15.8%	15.6%	15.4%	16.1%	17.4%
NCF Debt Yield(2)	14.6%	15.8%	15.6%	15.4%	16.1%	16.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 1, 2026, with rent steps taken through December 31, 2026 and rent for the investment grade tenant straight-lined through the earlier of (i) lease expiration and (ii) five years.
(2)	Metrics based on the 1500 Post Oak Boulevard Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Trigger Period (as defined below), the 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance– The 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no Trigger Period has commenced and is continuing; and (ii) the 1500 Post Oak Boulevard Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

CapEx Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly capex reserve deposit of approximately $12,566.

TI/LC Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly TI/LC reserve deposit of approximately $100,530.

Lockbox and Cash Management. The 1500 Post Oak Boulevard Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager are required to deposit rents if received into such lockbox account within two business day(s) of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 1500 Post Oak Boulevard Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 1500 Post Oak Boulevard Whole Loan during the continuance of the Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	March 2, 2029; or
(iii)	a Specified Tenant Trigger Event (as defined below).

A “Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, (A) at least 65% of the leased SF of the 1500 Post Oak Boulevard Property as of the origination date of the 1500 Post Oak Boulevard Whole Loan is re-leased or renewed by tenants approved by the lender, (B) the lease terms of such leases are for at least four years and do not have a termination date earlier than January 1, 2035 and (C) the debt service coverage ratio, after giving effect to such renewal and/or replacement rents under such leases (only including leases with no more than 12 months of remaining free rent) are at least 2.00x for two consecutive calendar quarters; and
(iii)	with regard to clause (iii) above, a Specified Tenant Trigger Event Cure (as defined below).

A “Specified Tenant Trigger Event” will occur when Woodside Energy: (i) is in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods; (ii) files for bankruptcy or insolvency relief, (iii) terminates its lease; (iv) through its ultimate parent, Woodside Energy Group Ltd, fails to maintain a long-term credit rating of at least BBB- by any two of S&P, Fitch and Moody’s, (v) provides notice of non-renewal of its lease and/or (vi) fully vacates and/or goes “dark” with respect to 50% or more of the space demised under the 326,904 SF that it currently occupies (the “Dark Calculation Space”) for 30 consecutive days.

A “Specified Tenant Trigger Event Cure” means: (i) with respect to any monetary or material non-monetary default under Woodside Energy’s lease, Woodside Energy is no longer subject to such default; (ii) with respect to any applicable bankruptcy or insolvency proceedings involving Woodside Energy, Woodside Energy is no longer subject to such bankruptcy or insolvency proceedings; (iii) with respect to a Specified Tenant Trigger Event pursuant to clause (iii) and/or (vi) of the definition thereof, (A) Woodside Energy has reoccupied and/or recommenced its operations in a sufficient portion of its leased premises such that it is in occupancy and operating in at least 50% of the Dark Calculation Space (subject to adjustment for space that is being renovated and/or remodeled or that is occupied by subtenants), (B) Woodside Energy is paying full rent under its lease or (C) the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space, (iv) with respect to a Specified Tenant Trigger Event pursuant to clause (iv) of the definition thereof, Woodside Energy Group Ltd maintains a long-term credit rating of at least BBB+ by any two of S&P, Fitch and Moody’s and (v) with respect to a Specified Tenant Trigger Event pursuant to clause (v) of the definition thereof, the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space.

Right of First Refusal/Right of First Office. Woodside Energy has a right of first offer (“ROFO”) to purchase the 1500 Post Oak Boulevard Property so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Terrorism Insurance. The 1500 Post Oak Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of 1500 Post Oak Boulevard Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity. The 1500 Post Oak Boulevard Whole Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Mortgage Loan No. 11 – The Towers at Cupertino City Center
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Cupertino, CA 95014
Original Balance(1):		$25,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$25,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1987/2024
Borrower Sponsor:		Prometheus Real Estate Group, Inc.		Size:	357,838 SF
Guarantor:		DNS Real Estate, LLC		Cut-off Date Balance PSF(1):	$405
Mortgage Rate:		6.4420%		Maturity Date Balance PSF(1):	$405
Note Date:		2/20/2026		Property Manager:	Prometheus Real Estate
Maturity Date:		3/11/2031			Group, Inc. (borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$16,406,214
IO Period:		60 months		UW NCF:	$15,997,889
Seasoning:		2 months		UW NOI Debt Yield(1):	11.3%
Prepayment Provisions(2):		L(26),D(32),O(2)		UW NCF Debt Yield(1):	11.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.69x
Additional Debt Balance(1):		$120,000,000		Most Recent NOI:	$16,942,082 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$17,571,384 (12/31/2024)
Reserves				3rd Most Recent NOI:	$15,854,039 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.8% (2/11/2026)
RE Taxes:	$273,252	$273,252	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2024)
Insurance(3):	$0	Springing	NAP	3rd Most Recent Occupancy:	95.8% (12/31/2023)
Replacement Reserve:	$171,433	$5,962	$214,632	Appraised Value (as of):	$228,000,000 (1/13/2026)
Leasing Reserve:	$2,000,000	$59,615	$3,000,000	Appraised Value PSF:	$637
Existing TI/LC Reserve(4):	$3,069,418	$0	NAP	Cut-off Date LTV Ratio(1):	63.6%
Rent Concession Reserve(5):	$665,801	$0	NAP	Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$145,000,000	100.0%	Loan Payoff:	$117,743,428	81.2%
			Return of Equity:	$17,663,238	12.2%
			Upfront Reserves:	$6,179,904	4.3%
			Closing Costs:	$3,413,431	2.4%
Total Sources:	$145,000,000	100.0%	Total Uses:	$145,000,000	100.0%

(1)	The Towers at Cupertino City Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $145,000,000. The information presented above is based on The Towers at Cupertino City Center Whole Loan (as defined below).
(2)	Defeasance of The Towers at Cupertino City Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Towers at Cupertino City Center Whole Loan to be securitized and (b) February 20, 2029. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the WFCM 2026-5C9 securitization in May 2026. The actual lockout period may be longer.
(3)	The borrower is required to deposit into an insurance reserve account on a monthly basis, 1/12th of the amount payable for renewal of the coverage afforded by such policies; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) The Towers at Cupertino City Center Property (as defined below) is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days’ prior to the expiration date of the policies.
(4)	Existing TI/LC Reserve consists of an upfront deposit of $3,069,418 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Amazon (as defined below) ($813,510), Apple (as defined below) ($100,000), Aptiv Services US, LLC ($948,415), Keyence Corporation of America ($172,761) and Morgan Stanley’s ($1,034,732) leases at The Towers at Cupertino City Center Property.
(5)	Rent Concession Reserve consists of an upfront deposit of $665,801 for outstanding free rent or abatements at the origination of The Towers at Cupertino City Center Whole Loan related to the Apple ($61,302), Aptiv Services US, LLC ($418,826), Keyence Corporation of America ($73,223) and Morgan Stanley ($112,450) leases at The Towers at Cupertino City Center Property.

The Mortgage Loan. The eleventh largest mortgage loan (“The Towers at Cupertino City Center Mortgage Loan”) is part of a whole loan (“The Towers at Cupertino City Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $145,000,000. The Towers at Cupertino City Center Whole Loan is secured by the borrower’s fee interest in a suburban office property totaling 357,838 SF located in Cupertino, California (“The Towers at Cupertino City Center Property”).

The Towers at Cupertino City Center Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). The Towers at Cupertino City Center Mortgage Loan is evidenced by the non-controlling Notes A-1-3 and A-2-2 of The Towers at Cupertino City Center Whole Loan, with an aggregate original principal balance of $25,000,000. The relationship between the holders of The Towers at Cupertino City Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Non-Serviced Mortgage Loans” in the prospectus. The Towers at Cupertino City Center Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BBCMS 2026-5C41 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Office - Suburban	Loan #11	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

The following table identifies the promissory notes that comprise The Towers at Cupertino City Center Whole Loan:

The Towers at Cupertino City Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1(1)	$60,000,000	$60,000,000	WFB	Yes
A-1-2	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-1-3	$20,000,000	$20,000,000	WFCM 2026-5C9	No
A-2-1(1)	$40,000,000	$40,000,000	WFB	No
A-2-2	$5,000,000	$5,000,000	WFCM 2026-5C9	No
Total	$145,000,000	$145,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is CCC Buildings, LP, a California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Towers at Cupertino City Center Whole Loan. The borrower sponsor is Prometheus Real Estate Group, Inc. and the non-recourse carveout guarantor is DNS Real Estate, LLC.

Headquartered in San Mateo, California, Prometheus Real Estate Group, Inc. (“Prometheus”) has focused on the acquisition, development, and management of high-quality residential, office and retail properties since its founding by Sanford Diller in 1965. Over more than six decades, Prometheus has grown to manage 13,600 apartments and over 25 office and retail properties, representing over one million SF, across the San Francisco Bay Area, Portland, Oregon and Seattle, Washington. Prometheus currently has 2,100 apartments in its development pipeline, and its portfolio spans 52 distinct neighborhoods.

The Property. The Towers at Cupertino City Center Property is a Class A multi-tenant, suburban office property consisting of two, eight-story office buildings, each featuring a subterranean garage, totaling 357,838 SF, located in Cupertino, California. Built in 1987 and most recently renovated in 2024, The Towers at Cupertino City Center Property is constructed on an approximately 3.22-acre site and contains 1,102 parking spaces (approximately 3.1 spaces per 1,000 SF). As of February 11, 2026, The Towers at Cupertino City Center Property was 89.8% leased to 13 unique tenants and has a weighted-average remaining lease term of 4.2 years.

Major Tenants.

Apple (121,351 SF; 33.9% of NRA; 34.7% of UW Rent). Apple is a public technology company headquartered in Cupertino, California, known for creating consumer electronics, software platforms, and digital services. Apple’s ecosystem spans hardware (iPhone, Mac, iPad, Apple Watch, AirPods), software (iOS, macOS, watchOS), and services (Apple Music, iCloud, App Store, Apple TV+). Apple has been at The Towers at Cupertino City Center Property since 2014, has a lease expiration date in April 2032, has two, five-year renewal options and has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. The termination option requires Apple to pay a termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.

Amazon (112,300 SF; 31.4% of NRA; 36.1% of UW Rent). Each of Amazon Web Services, Inc. (72,461 SF; 20.2% of NRA; 25.0% of UW Rent) (“Amazon AWS”) and Amazon.com (39,839 SF; 11.1% of NRA; 11.1% of UW Rent) (“Amazon.com”, and together with Amazon AWS, “Amazon”) lease a space at The Towers at Cupertino City Center Property. Amazon AWS provides cloud computing services. Amazon AWS has been located at The Towers at Cupertino City Center Property since 2018 and has a lease expiration date of January 31, 2029, with two five-year renewal options and no termination option. Amazon.com has been located at The Towers at Cupertino City Center Property since 2007 and has a lease expiration date of April 30, 2027, with two, five-year renewal options and no termination option.

Morgan Stanley (22,775 SF; 6.4% of NRA; 8.1% of UW Rent). Founded in 1935 and headquartered in New York City, Morgan Stanley is a global financial services firm employing over 80,000 people and operating across over 40 countries. Morgan Stanley has been located at The Towers at Cupertino City Center Property since 1998 and has a lease expiration date of February 28, 2033, with two, five-year renewal options and has the one time right to terminate its lease on November 30, 2030 by providing a notice prior to January 31, 2030 and subject to a termination fee of approximately $1,134,332.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Office - Suburban	Loan #11	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at The Towers at Cupertino City Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
Apple	Aaa/NR/AA+	121,351	33.9%	$5,947,662	34.7%	$49.01	4/30/2032	2 x 5 Yr	Y(3)
Amazon	A1/AA-/AA	112,300	31.4%	$6,182,671	36.1%	$55.05	Various(4)	Various(5)	N
Morgan Stanley	A1/A+/A-	22,775	6.4%	$1,386,942	8.1%	$60.90	2/28/2033	2 x 5 Yr	Y(6)
Aptiv Services US, LLC	Baa2/BBB/BBB	14,488	4.0%	$752,101	4.4%	$51.91	Various(7)	1 x 5 Yr	N
Gridmatic	NR/NR/NR	12,096	3.4%	$657,539	3.8%	$54.36	12/31/2027	1 x 3 Yr	N
Major Tenants Subtotal/Wtd. Avg.		283,010	79.1%	$14,926,915	87.1%	$52.74
Other Tenants		38,209	10.7%	$2,203,807	12.9%	$57.68
Occupied Subtotal/Wtd. Avg.		321,219	89.8%	$17,130,722	100.0%	$53.33
Vacant Space		36,619	10.2%
Total/Wtd. Avg.		357,838	100.0%

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Apple has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. Apple will be required to pay a termination fee equal to three months of base rent, plus unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.
(4)	Amazon has multiple leases, with the Amazon.com lease expiring April 30, 2027 (39,839 SF) and the Amazon AWS lease expiring January 31, 2029 (72,461 SF).
(5)	Amazon has two, five-year renewal options with respect to its Amazon.com space (39,839 SF) and Amazon AWS space (72,461 SF).
(6)	Morgan Stanley has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of approximately $1,134,332.
(7)	Aptiv Services US, LLC has multiple leases which are set to expire February 28, 2031 (2,710 SF) and May 31, 2031 (11,778 SF).

The following table presents certain information relating to the lease rollover schedule at The Towers at Cupertino City Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	61,474	17.2%	17.2%	$3,158,646	18.4%	18.4%	$51.38
2028	2	13,071	3.7%	20.8%	$799,947	4.7%	23.1%	$61.20
2029	1	72,461	20.2%	41.1%	$4,275,666	25.0%	48.1%	$59.01
2030	0	0	0.0%	41.1%	$0	0.0%	48.1%	$0.00
2031	4	25,200	7.0%	48.1%	$1,340,658	7.8%	55.9%	$53.20
2032	1	121,351	33.9%	82.0%	$5,947,662	34.7%	90.6%	$49.01
2033	1	22,775	6.4%	88.4%	$1,386,942	8.1%	98.7%	$60.90
2034	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2035	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2036	2	4,887	1.4%	89.8%	$221,201	1.3%	100.0%	$45.26
2037 & Thereafter	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
Vacant	0	36,619	10.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	357,838	100.0%		$17,130,722	100.0%		$53.33(2)

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers at Cupertino City Center Property is a two-building, eight-story, Class A suburban office complex located in Cupertino, California, and within the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area. The Santa Clara Valley is characterized as a highly urbanized area and is known as Silicon Valley, home to many of the world’s largest high-technology corporations. Positioned along Stevens Creek Boulevard, a six-lane major highway with full urban improvements, The Towers at Cupertino City Center Property benefits from strong visibility and drive-by exposure in a central part of Cupertino, with I-280 and SR-85 providing regional connectivity across Santa Clara County and adjacent employment nodes. The immediate land-use pattern around The Towers at Cupertino City Center Property is mixed, with a concentration of office and multifamily units supported by retail and industrial developments. Retail amenities such as Target and Whole Foods, and other retail centers are within close proximity (less than approximately one mile) along Steven Creek Boulevard, providing dining and convenience options. Demand is reinforced by proximity to major technology employers such as the Apple Campus and the broader Silicon Valley technology/research and development base.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Office - Suburban	Loan #11	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

According to the appraisal, The Towers at Cupertino City Center Property is located within the Cupertino office submarket of the Santa Clara County office market. As of the fourth quarter of 2025, the Cupertino office submarket had an inventory of approximately 7,567,340 SF with a vacancy rate of 2.4% and asking rent of $57.38 PSF. The appraiser concluded a market rent of $51.00 for The Towers at Cupertino City Center Property.

According to a third party research report, the 2025 population within a one-, three- and five-mile radius of The Towers at Cupertino City Center Property was 22,146, 197,935 and 479,618, respectively. The median household income within the same radii, as of 2025, was $209,161, $203,120 and $184,522, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Towers at Cupertino City Center Property:

Market Rent Summary
Market Rent (PSF)	$51.00
Lease Term (Years)	5.3
Lease Type	Triple Net
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$50 / $20
Leasing Commissions (New/Renewal)	$23 / $18
Free Rent (Months) (New/Renewal)	4 / 2

The table below presents certain information relating to comparable office leases with respect to The Towers at Cupertino City Center Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
The Towers at Cupertino City Center 20400 & 20450 Stevens Creek Boulevard Cupertino, CA 95014	1987/2024	89.8%(1)	357,838(1)	-	-	-	-
Century Plaza I 550 S. Winchester Blvd San Jose, CA 95128	1986/NAV	96.7%	105,673	BMC Software	Feb-26 / 4.0	9,826	$66.00
One Santana West 3155 Olsen Drive San Jose, CA 95117	2022/NAV	88.4%	365,968	Etched.AI	Jan-26 / 4.6	15,197	$53.16
Santa Clara Square 2755 Augustine Drive Santa Clara, CA 95054	2015/NAV	100.0%	244,062	REEVO	Oct-25 / 3.3	11,922	$55.80
Mountain View Gateway 800 W El Camino Real Mountain View, CA 94040	1988/NAV	86.9%	118,457	Otter.ai	Jul-25 / 2.3	35,053	$77.76
Techmart Commerce Center 5201 Great America Pkwy Santa Clara, CA 95054	1986/NAV	86.0%	284,418	Regus	May-25 / 5.0	27,369	$68.52

Source: Appraisal.

(1)	Based on the underwritten rent roll dated February 11, 2026.

Appraisal. According to the appraisal as of January 13, 2026, The Towers at Cupertino City Center Property had an “as-is” appraised value of $228,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2026, there was no evidence of any recognized environmental conditions at The Towers at Cupertino City Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Office - Suburban	Loan #11	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Towers at Cupertino City Center Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Base Rent(1)	$17,362,021	$17,938,745	$17,708,109	$17,130,722	$47.87
Straight-Line Rent(2)	$0	$0	$0	$146,727	$0.41
Grossed Up Vacant Space	$1,206,660	$825,456	$1,094,985	$1,867,569	$5.22
Gross Potential Rent	$18,568,681	$18,764,201	$18,803,094	$19,145,018	$53.50
Vacancy/Credit Loss	($1,209,735)	($825,456)	($1,094,985)	($1,867,569)	($5.22)
Free Rent Adjustment	($82,192)	($1,112,607)	($457,891)	$0	$0.00
Net Rental Income	$17,276,754	$16,826,138	$17,250,218	$17,277,449	$48.28
CAM Reimbursements	$6,277,436	$10,620,242	$9,283,630	$8,022,689	$22.42
Other Income	$3,675	$4,300	$3,388	$3,388	$0.01
Effective Gross Income	$23,557,865	$27,450,680	$26,537,236	$25,303,526	$70.71

Real Estate Taxes	$2,314,687	$3,426,914	$3,473,722	$3,049,689	$8.52
Insurance	$493,246	$637,136	$666,420	$435,791	$1.22
Management Fee	$810,820	$963,557	$928,803	$885,623	$2.47
Other Operating Expenses	$4,085,073	$4,851,690	$4,526,209	$4,526,209	$12.65
Total Expenses	$7,703,826	$9,879,297	$9,595,154	$8,897,312	$24.86

Net Operating Income(3)	$15,854,039	$17,571,384	$16,942,082	$16,406,214	$45.85
Replacement Reserves	$0	$0	$0	$71,568	$0.20
TI/LC	$0	$0	$0	$336,757	$0.94
Net Cash Flow	$15,854,039	$17,571,384	$16,942,082	$15,997,889	$44.71

Occupancy (%)(4)	95.8%	91.0%	89.8%	90.2%
NOI DSCR(5)	1.67x	1.86x	1.79x	1.73x
NCF DSCR(5)	1.67x	1.86x	1.79x	1.69x
NOI Debt Yield(5)	10.9%	12.1%	11.7%	11.3%
NCF Debt Yield(5)	10.9%	12.1%	11.7%	11.0%

(1)	UW Base Rent includes contractual rent steps taken through February 2027.
(2)	Straight-Line Rent represents straight line rent averaging for investment grade tenants.
(3)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 common area maintenance billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. 2025 Occupancy (%) is based on the physical occupancy as of the underwritten rent roll dated February 11, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(5)	Figures based on The Towers at Cupertino City Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Mortgage Loan No. 12 – The Greywood
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	New York, NY 10018
Original Balance:	$23,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$23,500,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsor:	Fred Ohebshalom			Size(1):	72 Units
Guarantor:	Fred Ohebshalom			Cut-off Date Balance Per Unit(2):	$326,389
Mortgage Rate:	6.0120%			Maturity Date Balance Per Unit2):	$326,389
Note Date:	3/17/2026			Property Manager:	Empire Management America Corp.
Maturity Date:	4/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,901,489
Seasoning:	1 month			UW NCF:	$1,877,837
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.1%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.31x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,848,332 (3/31/2026 TTM)
				2nd Most Recent NOI:	$1,687,683 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,665,334 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (1/20/2026)
RE Taxes:	$399,904	$99,976	NAP	2nd Most Recent Occupancy:	99.5% (12/31/2024)
Insurance:	$82,890	$8,289	NAP	3rd Most Recent Occupancy:	98.0% (12/31/2023)
Replacement Reserve:	$0	$1,971	$23,652	Appraised Value (as of):	$39,800,000 (12/31/2025)
Immediate Repairs:	$26,393	$0	NAP	Appraised Value per Unit(2):	$552,778
				Cut-off Date LTV Ratio:	59.0%
				Maturity Date LTV Ratio:	59.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,500,000	100.0%	Loan Payoff:	$17,607,757	74.9%
			Closing Costs:	$3,170,713	13.5%
			Return of Equity:	$2,212,343	9.4%
			Upfront Reserves:	$509,187	2.2%
Total Sources:	$23,500,000	100.0%	Total Uses:	$23,500,000	100.0%
(1)	The Greywood Property (as defined below) includes 72 multifamily units and one 6,100 SF retail unit.
(2)	Cut-off Date Balance per unit, Maturity Date Balance per Unit and Appraised Value per unit is based on 72 multifamily units.

The Mortgage Loan. The twelfth largest mortgage loan (“The Greywood Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,500,000 and secured by the fee interest in a 72 unit multifamily property with one ground floor retail space totaling 6,100 SF located in New York, New York (“The Greywood Property”).

The Borrowers and the Borrower Sponsor. The borrowers are Century 3W36-FO LLC, Century 3W36-MRC LLC, Century 3W36-SAT LLC, Century 3W36-STT LLC, Century 3W36-AT LLC and Century Development Properties, LLC, each a New York limited liability company and single purpose bankruptcy-remote entity. The borrower sponsor and non-recourse carve out guarantor is Fred Ohebshalom. The borrowers are organized as six tenants in common (“TIC”), each of which is fully controlled by Fred Ohebshalom.

Empire Management is a diversified private real estate firm founded by Fred Ohebshalom in 1975. Empire Management oversees a portfolio consisting of more than 2,000 multifamily apartments and over one million SF of office, industrial and retail space.

The Property. The Greywood Property is a Class A high rise multifamily property with 72 residential units and 6,100 SF of ground floor retail, and is located in Manhattan’s Midtown West neighborhood of New York, New York. Built in 2013, The Greywood Property is a 21-story building and is situated on a 0.11-acre site. The amenities at The Greywood Property include a clubhouse/resident lounge, a fitness center, a game room and roof-level outdoor spaces. The unit amenities include a stacked washer/dryer, granite countertops, electric oven, dishwasher, microwave and central air-conditioning. As of January 20, 2026, The Greywood Property was 100.0% leased. The unit mix consists of 30 studio units, 35 one-bedroom units, seven two-bedrooms with an overall weighted average unit size of 688 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$23,500,000
3 West 36th Street	The Greywood	Cut-off Date LTV:	59.0%
New York, NY 10018		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents certain information relating to the unit mix of The Greywood Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	30	30	41.7%	100.0%	616	$3,731
One Bedroom	35	35	48.6%	100.0%	722	$4,589
Two Bedroom	7	7	9.7%	100.0%	824	$6,908
Total/Wtd. Avg.	72	72	100.0%	100.0%	688	$4,457
(1)	Information based on the underwritten rent roll dated January 20, 2026.

The Market. The Greywood Property is located in Midtown Manhattan, within the borough of Manhattan in New York City and forms a part of the New York-Newark-Jersey City Metropolitan Statistical Area. The Greywood Property benefits from proximity to multiple interstate corridors for regional connectivity such as I-495, I-78, I-278, I-87, and I-678, with primary vehicular access via West 36th Street. The Greywood Property is embedded in one of the New York City’s most visited cultural and entertainment districts. Notable demand generators and attractions include Times Square, Rockefeller Center, Broadway theaters, Madison Square Garden, the Empire State Building, and the United Nations Headquarters. Major employers include JPMorgan Chase, Citigroup, Verizon, Goldman Sachs, Morgan Stanley, American Express, and Pfizer, reflecting deep finance, technology, and life-sciences ecosystems.

According to the appraisal, The Greywood Property is located in the Midtown West apartment submarket of New York Metro apartment market and Penn Plaza /Garment retail submarket. The 2024 total population within a one-, three- and five- mile radius of The Greywood Property is 219,536, 1,354,882 and 2,865,548 respectively. The median household income for the same one-, three- and five-mile radius was $149,152, $136,650 and $111,644 respectively.

According to the appraisal, as of the third quarter of 2025, the Midtown West apartment submarket reported a total inventory of 53,485 units with an overall vacancy rate of 2.9% and asking rents of $5,348 per unit. As of the fourth quarter of 2025, the Penn Plaza / Garment retail submarket reported a total inventory of 5,808,463 SF with an overall vacancy rate of 9.9% and asking rents of $133.05 PSF.

The following table presents certain information relating to the competitive multifamily comparables of The Greywood Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Approx Distance to Subject	Year Built	# Units	Occupancy	Unit Mix	In-Place Average Monthly Rent per Unit
The Greywood New York, NY	--	2013	72(2)	100.0%(2)	Studio	$3,731(2)
					1BR	$4,589(2)
					2BR	$6,908(2)
The Ritz Plaza New York, NY	0.7 mi	1989	477	99.0%	Studio	$3,680
					1BR	$4,424
					2BR	$6,628 – 6,608
Avalon New York, NY	0.8 mi	1998	550	91.6%	Studio	$3,954
					1BR	$4,834
					2BR	$7,190
Chelsea 29 New York, NY	0.5 mi	2014	95	98.9%	Studio	$3,650
					1BR	$4,598
					2BR	$7,529
Flow Chelsea New York, NY	0.5 mi	2019	54	100.0%	Studio	$3,975
					1BR	$4,980
					2BR	$7,575
The Lewis New York, NY	0.7 mi	2015	186	100.0%	Studio	$3,474
					1BR	$4,500
					2BR	$6,275
Henry Hall New York, NY	0.9 mi	2016	223	90.0%	Studio	$3,545
					1BR	$4,550
					2BR	$6,570

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information based on the underwritten rent roll dated January 20, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$23,500,000
3 West 36th Street	The Greywood	Cut-off Date LTV:	59.0%
New York, NY 10018		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Appraisal. The appraisal concluded to an “as-is” value for The Greywood Property of $39,800,000 as of December 31, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2026, there was no evidence of any recognized environmental conditions at The Greywood Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Greywood Property:

Cash Flow Analysis(1)
	2022	2023	2024	3/31/2026 TTM	UW	UW per Unit
Base Rent	$3,491,398	$3,898,279	$3,917,836	$ 4,033,139	$4,057,521	$56,354
Grossed Up Vacant Space	$0	$0	$0	$0	$169,063	$2,348
Gross Potential Rent	$3,491,398	$3,898,279	$3,917,836	$4,033,139	$4,226,585	$58,703
(Concessions)	$118,000	$56,400	$16,926	$14,552	$0	$0
(Vacancy)	$0	$0	$0	$0	$169,063	$2,348
Net Rentable Income	$3,373,398	$3,841,880	$3,900,910	$4,018,588	$4,057,521	$56,354
Other Income	$40,624	($34,835)	$20,090	$20,375	$20,375	$283
Effective Gross Income	$3,414,022	$3,807,044	$3,921,000	$4,038,963	$4,077,896	$56,637
Management Fee	$102,383	$113,845	$118,042	$122,229	$122,337	$1,699
Real Estate Taxes	$1,314,310	$1,207,537	$1,207,388	$1,142,399	$1,142,344	$15,866
Insurance	$76,180	$73,470	$110,383	109,008	$94,732	$1,316
Other Operating Expenses	$778,840	$746,859	$797,504	$816,994	$816,994	$11,347
Total Expenses	$2,271,713	$2,141,711	$2,233,317	$2,190,630	$2,176,407	$30,228
Net Operating Income	$1,142,309	$1,665,334	$1,687,683	$1,848,333	$1,901,489	$26,410
Replacement Reserves	$0	$0	$0	$0	$23,652	$329
Net Cash Flow	$1,142,309	$1,665,334	$1,687,683	$1,848,333	$1,877,837	$26,081

Occupancy (%)(2)	97.9%	98.0%	99.5%	100.0%	96.0%
NOI DSCR	0.80x	1.16x	1.18x	1.29x	1.33x
NCF DSCR	0.80x	1.16x	1.18x	1.29x	1.31x
NOI Debt Yield	4.9%	7.1%	7.2%	7.9%	8.1%
NCF Debt Yield	4.9%	7.1%	7.2%	7.9%	8.0%
(1)	Information based on the underwritten rent roll dated January 20, 2026.
(2)	UW Occupancy % represents underwritten economic occupancy of 96.0% and the 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated January 20, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Mortgage Loan No. 13 – Casa Del Rey and Las Golondrinas Apartments
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	San Gabriel, CA Various
Original Balance:	$23,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$23,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Landmark Capital			Size:	107 Units
Guarantor:	Gary Hartunian			Cut-off Date Balance Per Unit:	$214,953
Mortgage Rate:	6.3350%			Maturity Date Balance Per Unit:	$214,953
Note Date:	2/2/2026			Property Manager:	Landmark Global Management, LLC
Maturity Date:	2/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,015,955
Seasoning:	3 months			UW NCF:	$1,993,529
Prepayment Provisions:	L(27),D(29),O(4)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.7%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.35x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,561,272 (11/30/2025 TTM)
				2nd Most Recent NOI:	$2,111,803 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,090,442 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.2% (1/14/2026)
RE Taxes:	$242,562	$30,000	NAP	2nd Most Recent Occupancy:	99.1% (12/31/2024)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	97.2% (12/31/2023)
Replacement Reserve:	$94,750	$1,890	NAP	Appraised Value (as of):	$37,550,000 (10/24/2025)
Deferred Maintenance:	$22,188	$0	NAP	Appraised Value Per Unit:	$350,935
				Cut-off Date LTV Ratio:	61.3%
				Maturity Date LTV Ratio:	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,000,000	96.1%	Loan Payoff:	$22,957,964	96.0%
Borrower Equity:	$926,710	3.9%	Upfront Reserves:	$359,500	1.5%
			Closing Costs:	$609,247	2.5%
Total Sources:	$23,926,710	100.0%	Total Uses:	$23,926,710	100.0%
(1)	The borrower is required to deposit 1/12th of insurance premiums upon the occurrence of an event of default, failure of the borrower to maintain a blanket policy acceptable to the lender, or failure of the borrower to provide evidence of policy renewals and paid receipts of the premiums no later than 10 days prior to expiration of the policies.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Casa Del Rey and Las Golondrinas Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 and secured by the borrower’s fee interest in two garden style multifamily properties (107 multifamily units) located in San Gabriel, California (“Casa Del Rey and Las Golondrinas Apartments Properties”).

The Borrower and the Borrower Sponsor. The borrower for the Casa Del Rey and Las Golondrinas Apartments Mortgage Loan is Blue Arrow Properties, LLC, a Delaware limited liability company and single purpose bankruptcy-remote entity. The borrower sponsor is Landmark Capital and the non-recourse carve out guarantor is Gary Hartunian.

Gary Hartunian is the president and CEO of Landmark Capital Group, a vertically integrated real estate apartment owner and property manager established in 1984 and headquartered in Los Angeles, California. Landmark Capital Group has over 150 buildings and 4,000 units under management.

The Properties. The Casa Del Rey and Las Golondrinas Apartments Properties are comprised of 107 multifamily units (Casa Del Rey Apartments property: 57 units, Las Golondrinas Apartments property: 50 units).

The Casa Del Rey Apartments property is located in San Gabriel, California. Built in 1969, the Casa Del Rey Apartments property is situated on a 1.83-acre site and contains 81 parking spaces, resulting in a parking ratio of 1.42 spaces per unit. As of January 14, 2026, the Casa Del Rey Apartments property was 94.7% leased. The Casa Del Rey Apartments property’s amenities include controlled access, pool, laundry room, courtyard and on-site management as well as tuck-under and carport parking spaces. The unit mix consists of one studio unit, 16 one-bedroom units, 37 two-bedroom units and 3 three-bedroom units with an overall average unit size of 861 SF. The Casa Del Rey Apartments property falls under the California Assembly Bill 1482 Rent Controls and the Los Angeles County Rent Stabilization and Tenant Protections Ordinance (RSTPO).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Multifamily – Garden	Loan #13	Cut-off Date Balance:	$23,000,000
Various	Casa Del Rey and Las Golondrinas Apartments	Cut-off Date LTV:	61.3%
San Gabriel, CA Various		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the unit mix of the Casa Del Rey Apartments property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	1	1	1.8%	100.0%	485	$1,600
One Bedroom, One Bath	16	16	28.1%	100.0%	650	$1,969
Two Bedroom, One Bath	34	32	59.6%	94.1%	941	$2,421
Two Bedroom, Two Bath	3	2	5.3%	66.7%	967	$2,326
Three Bedroom, One Bath	2	2	3.5%	100.0%	1,100	$2,311
Three Bedroom, Two Bath	1	1	1.8%	100.0%	1,100	$2,648
Total/Wtd. Avg.	57	54	100.0%	94.7%	861	$2,268
(1)	Information based on the underwritten rent roll dated January 14, 2026.

The Las Golondrinas Apartments property is located in San Gabriel, California. Built in 1973, the Las Golondrinas Apartments property consists of a three-story building situated on a 1.46-acre site and contains 104 parking spaces, resulting in a parking ratio of 2.08 spaces per unit. As of January 14, 2026, the Las Golondrinas Apartments property was 100% leased and amenities include controlled access, laundry room, courtyard, and on-site management as well as surface, tuck-under, and carport parking spaces. The unit mix consists of 28 one-bedroom units and 22 two-bedroom units with an overall average unit size of 882 SF.

The following table presents certain information relating to the unit mix of The Las Golondrinas Apartments property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
One Bedroom, One Bath	28	28	56.0%	100.0%	750	$1,913
Two Bedroom, One Bath	22	22	44.0%	100.0%	1,050	$2,309
Total/Wtd. Avg.	50	50	100.0%	100.0%	882	$2,087
(1)	Information based on the underwritten rent roll dated January 14, 2026.

The Market. The Casa Del Rey and Las Golondrinas Apartments Properties are located in San Gabriel, California within the larger Los Angeles–Long Beach–Anaheim metropolitan statistical area. The location near I-10 and I-210, provides efficient access to Downtown Los Angeles and Pasadena. Major employers include the University of Southern California, University of California, Los Angeles, California Institute of Technology, major healthcare providers and government agencies.

According a third party research report, the Casa Del Rey Apartments property is located in the San Gabriel Valley submarket of the Los Angeles multifamily market. The 2025 population within a one-, three- and five- mile radius of the Casa Del Rey Apartments property is 30,042, 179,799 and 543,272 respectively. The median household income for the same one-, three- and five-mile radius was $104,440, $109,994 and $95,857 respectively. As of the second quarter of 2026, the San Gabriel submarket reported a total inventory of 70,773 units with an overall vacancy rate of 5.1% and average asking rents of $2,090 per unit.

According to the appraisal, the Las Golondrinas Apartments property is located in the San Gabriel Valley submarket of the Los Angeles multifamily market. The 2025 total population within a one-, three- and five- mile radius of the Las Golondrinas Apartments property was 28,369, 251,612 and 603,474 respectively. The median household income for the same one-, three- and five-mile radius was $85,367, $87,241 and $92,649 respectively. As of the second quarter of 2026, the San Gabriel submarket reported a total inventory of 70,773 units with an overall vacancy rate of 5.1% and average asking rents of $2,090 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Multifamily – Garden	Loan #13	Cut-off Date Balance:	$23,000,000
Various	Casa Del Rey and Las Golondrinas Apartments	Cut-off Date LTV:	61.3%
San Gabriel, CA Various		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	8.8%

The appraisal identified seven directly competitive multifamily comparables with average asking rents ranging from $1,711 to $3,329 per unit and are further detailed in the table below:

Competitive Set
	Casa Del Rey Apartments (Subject)(1)	Las Golondrinas Apartments (Subject)(1)	26-Unit Multifamily Apartment	ALUR	18-Unit Multifamily Apartments	San Marino Park Arms	24-Unit Multifamily Apartment	Woodside Terrace	Sierra Terrace
Location	San Gabriel, CA	San Gabriel, CA	Glendale, CA	Pasadena, CA	Alhambra, CA	San Gabriel, CA	Glendale, CA	Alhambra, CA	Sierra Madre, CA
Year Built	1969	1973	1987	1987	1971	1960	1967	1972	1956
Number of Units	57	50	26	51	18	22	24	85	18
Average Monthly Rent (per unit)
Studio	$1,600	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1 BR / 1 BA	$1,969	$1,913	NAV	NAV	NAV	NAV	NAV	$2,150	NAV
2 BR / 1 BA	$2,421	$2,309	NAV	NAV	NAV	NAV	NAV	$2,550	NAV
2 BR / 2 BA	$2,326	NAP	NAV	NAV	NAV	NAV	NAV	$2,825	NAV
3 BR / 1 BA	$2,311	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3 BR / 2 BA	$2,648	NAP	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Occupancy	94.7%	100.0%	100.0%	94.0%	100.0%	77.0%	100.0%	94.0%	100.0%
(1)	Based on the underwritten rent roll dated January 14, 2026 for subject properties’ Number of Units, Occupancy and Average Monthly Rent (per unit).

Appraisal. The respective appraisals concluded to an “as-is” value for the Casa Del Rey Apartments property of $21,350,000 and the Las Golondrinas Apartments property of $16,200,000, as of October 24, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 20, 2025, there was no evidence of any recognized environmental conditions at the Casa Del Rey Apartments property.

According to the Phase I environmental site assessment dated October 21, 2025, there was no evidence of any recognized environmental conditions at the Las Golondrinas Apartments property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Multifamily – Garden	Loan #13	Cut-off Date Balance:	$23,000,000
Various	Casa Del Rey and Las Golondrinas Apartments	Cut-off Date LTV:	61.3%
San Gabriel, CA Various		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Casa Del Rey and Las Golondrinas Apartments Properties:

Cash Flow Analysis
	2023	2024	11/30/2025 TTM	UW	UW per Unit
Base Rent	$2,740,322	$2,822,190	$2,822,808	$2,671,856	$24,970.62
Grossed Up Vacant Space	$0	$0	$0	$140,624	$1,314.24
Gross Potential Rent	$2,740,322	$2,822,190	$2,822,808	$2,812,480	$26,284.86
Parking Income	$7,237	$7,039	$9,100	$9,100	$85.04
Laundry	$22,743	$22,132	$25,900	$25,900	$242.06
Other Income	$5,244	$5,118	$7,398	$7,398	$69.14
Net Rentable Income	$2,775,546	$2,856,478	$2,865,205	$2,854,877	$26,681.10
(Vacancy)	($0)	($0)	($0)	($140,624)	($1,314.24)
Effective Gross Income	$2,775,546	$2,856,478	$2,865,205	$2,714,253	$25,366.85

Management Fee	$41,800	$47,850	$51,876	$81,428	$761.01
Real Estate Taxes	$421,851	$446,917	$0	$320,931	$2,999.36
Insurance	$36,798	$50,671	$39,942	$73,910	$690.75
Other Operating Expenses	$184,655	$199,237	$212,115	$222,030	$2,075.04
Total Operating Expenses	$685,104	$744,675	$303,933	$698,298	$6,526.15

Net Operating Income	$2,090,442	$2,111,803	$2,561,272	$2,015,955	$18,840.70
Replacement Reserves	$0	$0	$0	$22,426	$209.59
Net Cash Flow	$2,090,442	$2,111,803	$2,561,272	$1,993,529	$18,631.11

Occupancy (%)	97.2%	99.1%	97.2%(1)	95.0%(2)
NOI DSCR	1.42x	1.43x	1.73x	1.36x
NCF DSCR	1.42x	1.43x	1.73x	1.35x
NOI Debt Yield	9.1%	9.2%	11.1%	8.8%
NCF Debt Yield	9.1%	9.2%	11.1%	8.7%
(1)	Represents occupancy based on the underwritten rent roll as of January 14, 2026.
(2)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Mortgage Loan No. 14 – ONX Industrial Campus
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BCREI		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	DeWitt, NY 13057
Original Balance(1):		$20,000,000		General Property Type:	Industrial
Cut-off Date Balance(1):		$20,000,000		Detailed Property Type:	Manufacturing/Distribution
% of Initial Pool Balance:		3.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1964-1985, 2023/2025
Borrower Sponsors:		Robert J. Trafford and Benton B. Kendig III		Size:	1,356,067 SF
Guarantors:		Robert J. Trafford and Benton B. Kendig III		Cut-off Date Balance PSF(1):	$55
Mortgage Rate:		7.2100%		Maturity Date Balance PSF(1):	$55
Note Date:		4/15/2026		Property Manager:	ONX REM LLC
Maturity Date:		5/6/2031
Term to Maturity:		60 months		Underwriting and Financial Information(1)
Amortization Term:		0 months		UW NOI(3):	$7,625,991
IO Period:		60 months		UW NCF:	$7,381,899
Seasoning:		0 months		UW NOI Debt Yield(1):	10.2%
Prepayment Provisions(2):		L(24),D(32),O(4)		UW NCF Debt Yield(1):	9.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.35x
Additional Debt Balance(1):		$55,000,000		Most Recent NOI(3):	$7,040,307 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	$5,151,586 (12/31/2024)
Reserves				3rd Most Recent NOI(3):	$2,271,092 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.5% (2/10/2026)
Taxes:	$359,751	$62,187	NAP	2nd Most Recent Occupancy:	93.0% (12/31/2025)
Insurance:	$208,741	$69,580	NAP	3rd Most Recent Occupancy:	87.8% (12/31/2024)
Replacement Reserve:	$0	$9,040	NAP	Appraised Value (as of):	$123,000,000 (2/19/2026)
TI/LC(4):	$1,200,000	$22,601	NAP	Appraised Value PSF:	$91
Deferred Maintenance:	$92,280	$0	NAP	Cut-off Date LTV Ratio(1):	61.0%
Roof Reserve(4):	$0	$135,000	$500,000	Maturity Date LTV Ratio(1):	61.0%
Common Charge Reserve(5):	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$75,000,000	97.3%	Loan Payoff	$46,399,270	60.2%
Sponsor Equity	$2,059,563	2.7%	Partnership Buyout(6)	$23,500,000	30.5%
			Closing Costs(7)	$5,299,521	6.9%
			Upfront Reserves	$1,860,772	2.4%
Total Sources:	$77,059,563	100.0%	Total Uses:	$77,059,563	100.0%

(1)	The ONX Industrial Campus Mortgage Loan (as defined below) is part of the ONX Industrial Campus Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $75,000,000. The financial information presented above is based on the aggregate principal balance of the promissory notes comprising the ONX Industrial Campus Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of June 6, 2026. Defeasance of the ONX Industrial Campus Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) April 15, 2029. The assumed lockout of 24 payments is based on the expected WFCM 2026-5C9 securitization closing date in May 2026. The actual lockout period may be longer.
(3)	The increase in historical NOI to the UW NOI was driven primarily by the lease-up and stabilization of the ONX Industrial Campus Property (as defined below). The borrower sponsors acquired the ONX Industrial Campus Property vacant in 2012 and subsequently leased up space incrementally between 2013 and 2018. Additionally, in 2023 the borrower sponsors constructed and delivered building 400, a 343,376 square foot building that is now occupied by PODS Enterprises ($473,716 underwritten base rent), Revamp ($618,000 underwritten base rent) and RNDC ($1,955,642 underwritten base rent).
(4)	Commencing upon the payment date following the date that the Roof Reserve cap has been achieved, the borrowers are required to deposit $135,000 per month into the TI/LC Reserve (the “Supplemental TI Reserve Deposit”). The borrowers are required to deposit into the rollover reserve, an amount equal to $135,000, commencing on the first monthly payment date, following the date the borrowers have achieved the Roof Cap (as defined below) and on each monthly payment date until the earlier to occur of (x) the date upon which amounts on deposit in the rollover reserve on account of the Supplemental TI Reserve Deposit equals or exceeds $1,930,000 (which represents 14 months of Supplemental TI Reserve Deposits into the TI/LC Reserve) or (y) the date upon which (A) amounts on deposit in the rollover reserve on account of the Supplemental TI Reserve Deposits equal or exceeds $850,000 (which represents six months of Supplemental TI Reserve Deposits into the TI/LC Reserve) and (B) (i) either Motivate/Lyft has exercised its extension option for a period of not less than five years or the entirety or substantially all (but no less than 80%) of the space demised under the Motivate/Lyft lease is leased pursuant to a qualified lease to the satisfaction of the lender and the borrowers have delivered an acceptable tenant estoppel to the lender with respect to the Motivate/Lyft lease or qualified lease and (ii) Custom Assembly has extended its lease for at least five years at a rental rate equal to or greater than the current base rent and additional rent or the entirety or substantially all (but no less than 80%) of the space demised under the Custom Assembly lease is leased pursuant to a qualified lease and the borrowers have delivered an acceptable tenant estoppel to the lender with respect to the Custom Assembly lease or qualified lease. The borrowers are required to deposit into the roof reserve, an amount equal to $135,000, on each monthly payment date. So long as no event of default and the amount then on deposit in the roof reserve equals or exceeds $500,000 (the “Roof Cap”), the borrowers will thereafter have no obligation to make further deposits into the roof reserve.
(5)	On each monthly payment date, the borrowers are required to make monthly deposits into the common charge reserve account; provided that such deposit requirement will be conditionally waived so long as (i) no event of default or Sweep Event Period (as defined in the ONX Industrial Campus Whole Loan agreement) has occurred and is continuing, (ii) the borrowers are required under the condominium documents to pay all common charges directly to the condominium, and (iii) the borrowers have paid all common charges directly to the condominium and have delivered satisfactory evidence to the lender prior to the date such common charges are due.
(6)	At origination of the ONX Industrial Campus Whole Loan, the borrower sponsors bought out a prior partner for $23,500,000.

(7)	Closing Costs include $2,607,066 to release mechanic’s liens and pay outstanding insurance costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Industrial – Manufacturing/Distribution	Loan #14	Cut-off Date Balance:	$20,000,000
6600 New Venture Gear Drive	ONX Industrial Campus	Cut-off Date LTV:	61.0%
DeWitt, NY 13057		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	10.2%

The Mortgage Loan. The fourteenth largest mortgage loan (the “ONX Industrial Campus Mortgage Loan”) is part of a whole loan (the “ONX Industrial Campus Whole Loan”) evidenced by eight pari passu promissory notes in the aggregate original principal amount of $75,000,000. The ONX Industrial Campus Mortgage Loan is evidenced by the non-controlling Notes A-5 and A-6, which have an aggregate outstanding principal balance as of the Cut-off Date of $20,000,000. The ONX Industrial Campus Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in an industrial property containing 1,356,067 square feet located in DeWitt, New York (the “ONX Industrial Campus Property”). The ONX Industrial Campus Whole Loan was co-originated on April 15, 2026, by Starwood Mortgage Capital LLC (“SMC”) and Barclays Capital Real Estate Inc. (“BCREI”). Note A-5 was initially held by SMC and will be acquired by BCREI prior to the closing date.

The ONX Industrial Campus Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.21000% per annum on an Actual/360 basis. The scheduled maturity date of the ONX Industrial Campus Whole Loan is May 6, 2031. The ONX Industrial Campus Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V22 securitization trust. From and after the securitization of the controlling Note A-1, the ONX Industrial Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The relationship between the holders of notes evidencing the ONX Industrial Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below summarizes the promissory notes that comprise the ONX Industrial Campus Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$14,000,000	$14,000,000	Starwood Mortgage Funding II LLC	Yes
A-2(1)	$14,000,000	$14,000,000	BCREI	No
A-3	$11,000,000	$11,000,000	Benchmark 2026-V22	No
A-4	$11,000,000	$11,000,000	Benchmark 2026-V22	No
A-5	$10,000,000	$10,000,000	WFCM 2026-5C9	No
A-6	$10,000,000	$10,000,000	WFCM 2026-5C9	No
A-7(1)	$2,500,000	$2,500,000	Starwood Mortgage Funding II LLC	No
A-8(1)	$2,500,000	$2,500,000	BCREI	No
Whole Loan	$75,000,000	$75,000,000

(1)	Expected to be contributed to one or more future securitizations.

The Borrowers and Borrower Sponsors. The borrowers are ONX1-100 LLC, ONX1-200 LLC and ONX1-400 LLC, and each borrower is a special purpose entity with two independent directors (either at the borrower or sole member level, as applicable). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ONX Industrial Campus Whole Loan.

The borrower sponsors and non-recourse carve-out guarantors are Robert J. Trafford and Benton B. Kendig III. Robert J. Trafford is the founder of OXG Real Estate, a local real estate owner and operator based out of Sherill, New York. Mr. Trafford, has owned the ONX Industrial Campus Property since 2012 and in total, has an ownership interest in 20 properties. Benton B. Kendig III is a local real estate owner and operator, based out of Rochester, New York, with more than 50 years of experience. Mr. Kendig started Kend Enterprises, Inc. in 1974 and has made several hundred real estate investments in New York, Florida and South Carolina.

The Property. The ONX Industrial Campus Property is located in DeWitt, New York, with access to Interstates 90, 481, 81 and 690, and is approximately 8.2 miles from the Syracuse Hancock International Airport. As of February 10, 2026, the ONX Industrial Campus Property was 96.5% leased by 11 tenants. The ONX Industrial Campus Property, which is comprised of buildings 100, 200, 300 and 400, is part of a larger campus at 6600 New Venture Gear Drive, which features state-of-the-art industrial facilities including 97 loading docks, 17 to 38 foot ceiling heights, 40 by 40 foot column spacing and access to a CSX rail spur (though it is not currently operational). The ONX Industrial Campus Property is served by heavy power (120-480 volt) from an onsite electrical substation, as well as ESFR sprinklers.

Robert J. Trafford acquired the ONX Industrial Campus Property in 2012 completely vacant. Mr. Trafford subsequently leased up the ONX Industrial Campus Property and built an additional 343,376 square foot structure known as building 400 in 2023. The ONX Industrial Campus Property is leased to 11 unique tenants with diverse industrial uses across wholesale beverage distribution, food and beverage manufacturing, mobility/transportation, infrastructure and other uses. The ONX Industrial Campus Property serves as important warehouse and distribution space for three tenants: RNDC (232,676 square feet; 17.2% of NRA; 24.8% of underwritten base rent) utilizes its space as its primary warehouse and distribution facility for the northeast (including New York, New Jersey, Connecticut, Washington DC, Maryland and Delaware), Byrne Dairy (230,083 square feet; 17.0% of NRA; 13.1% of underwritten base rent) utilizes its space as its primary warehouse and distribution facility and Motivate/Lyft (170,000 square feet; 12.5% of NRA; 7.5% of underwritten base rent) which uses the ONX Industrial Campus Property as a regional distribution hub for the bike systems utilized among their public-private partnerships with major metropolitan cities.

Major Tenants.

RNDC (232,676 square feet; 17.2% of NRA; 24.8% of UW Base Rent): RNDC is a leading wholesale distributor of wine and spirits in the United States and the second largest wine distributor in the United States, per WineBusiness. RNDC serves over 36 states, plus Washington D.C. In 2022, the company announced a limited joint venture with Opici Family Distributing to co-operate in New York together. RNDC subsequently executed its 10-year lease at the ONX Industrial Campus Property, which is its sole distribution center for New York operations. RNDC has been in tenancy at the ONX Industrial Campus Property since 2024 and currently has a December 2034 lease expiration. RNDC has two five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Industrial – Manufacturing/Distribution	Loan #14	Cut-off Date Balance:	$20,000,000
6600 New Venture Gear Drive	ONX Industrial Campus	Cut-off Date LTV:	61.0%
DeWitt, NY 13057		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	10.2%

Byrne Dairy (230,083 square feet; 17.0% of NRA; 13.1% of UW Base Rent): Byrne Dairy produces conventional and organic milk, cream, flavored creamers, lactose-free and ultra-filtered options, high protein beverages and non-dairy creamers. Byrne Dairy operates multiple facilities in the Central New York region, which includes an extended shelf life and pasteurization plant in DeWitt, an extended shelf life plant in Cortlandville, an ice cream processing center in Syracuse, warehouse and distribution centers in DeWitt (at the ONX Industrial Campus Property) and its corporate headquarters in Lafayette, New York. Byrne Dairy has been in tenancy at the ONX Industrial Campus Property since 2014, has expanded its footprint two times, most recently in 2025, when it expanded by 70,083 square feet and currently operates under a lease that expires in February 2034. Byrne Dairy has no remaining renewal options and no termination options.

InfraServices Group (88,540 square feet; 6.5% of NRA; 9.2% of UW Base Rent): InfraServices Group provides turnkey infrastructure and construction services to the telecommunications and power industries, supporting major carriers with network deployment and maintenance. The company offers site acquisition, engineering, project management, construction, and ongoing upgrades for wireless and fiber networks, as well as renewable energy and disaster recovery solutions. InfraServices Group operates a national platform of facilities and field teams across North America. InfraServices Group has been in tenancy at the ONX Industrial Campus Property since 2019, expanded its footprint once in 2019 and most recently in 2024 for a term of five years. It currently operates under a lease that expires in December 2029. InfraServices Group has no remaining renewal options and no termination options.

The following table presents certain information relating to the tenants at the ONX Industrial Campus Property:

Tenant Summary(1)(2)
Tenant	Credit Rating ((Moody’s/S&P/Fitch)(3)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
RNDC	NR/NR/NR	232,676	17.2%	$1,955,642	$8.41	24.8%	12/31/2034	N	2 x 5 Yr
Byrne Dairy	NR/NR/NR	230,083	17.0%	$1,038,029	$4.51	13.1%	2/28/2034	N	None
InfraServices Group	NR/NR/NR	88,540	6.5%	$726,028	$8.20	9.2%	12/31/2029	N	None
ONX1-200-210 LLC(4)	NR/NR/NR	234,000	17.3%	$702,000	$3.00	8.9%	6/30/2036	N	None
Revamp	NR/NR/NR	50,000	3.7%	$618,000	$12.36	7.8%	3/31/2031	N	1 x 5 Yr
Stihl	NR/NR/NR	50,000	3.7%	$600,000	$12.00	7.6%	11/25/2027	Y(5)	None
Motivate/Lyft	NR/NR/NR	170,000	12.5%	$595,000	$3.50	7.5%	12/31/2031	Y(6)	None(7)
CHEP/Brambles	NR/NR/NR	48,000	3.5%	$528,770	$11.02	6.7%	10/31/2029(8)	Y(9)	1 x 5 Yr
PODS Enterprises	NR/NR/NR	58,711	4.3%	$473,716	$8.07	6.0%	1/31/2034	N	2 x 5 Yr
Clintons Ditch/Pepsi	NR/NR/NR	75,000	5.5%	$422,250	$5.63	5.3%	1/31/2032	Y(10)	3 x 3 Yr
Top 10 Tenants		1,237,010	91.2%	$7,659,435	$6.19	97.0%
Remaining Occupied		72,000	5.3%	$234,720	$3.26	3.0%
Total Occupied		1,309,010	96.5%	$7,894,155	$6.03	100.0%
Vacant		47,057	3.5%
Total		1,356,067	100.0%

(1)	Tenant Summary table is sorted by underwritten base rent for consistency across securitizations.
(2)	Based on the underwritten rent roll dated February 10, 2026, with rent steps totaling $518,843 through March 2027.
(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	ONX1-200-210 LLC (“Master Tenant”) is an affiliate of the borrowers and currently master leases 234,000 square feet at the ONX Industrial Campus Property and subleases that space to NYCANNA (the “Subtenant”). The Subtenant operates the space to cultivate, warehouse and distribute marijuana. The State of New York legalized the sale of medical marijuana in 2016 and the recreational use of marijuana in 2021. The borrower under the ONX Industrial Campus Whole Loan have no privity of contract with the Subtenant and the lender has no security interest in the rents payable under the sublease. However, the master lease is coterminous with the sublease and the rents due under the master lease equal those due under the sublease. In addition, the ONX Industrial Campus Whole Loan documents provide (i) recourse to the borrowers and the related guarantors for any losses to the lender related to any breach of the master lease and (ii) full recourse to one of the guarantors, Robert Trafford, for all rent, additional rent or other liabilities arising or payable by the Master Tenant under the master lease. See “Description of the Mortgage Pool—Property Types—Industrial Properties” in the prospectus.
(5)	Stihl has an ongoing right to terminate its lease with six months’ notice.
(6)	Under its current lease, Motivate/Lyft has a one-time termination right with six months’ notice. Motivate/Lyft provided confirmation of its intention to renew its lease and, at origination of the ONX Industrial Campus Whole Loan, did not provide notice of its intention to terminate its lease.
(7)	Motivate/Lyft is currently finalizing a five-year lease extension with the borrower sponsors to extend its lease through December 31, 2031. Motivate/Lyft has provided email confirmation of its intention to exercise its contractual five-year renewal option effective January 2027. At origination of the ONX Industrial Campus Whole Loan, the borrowers escrowed $1,200,000 in the TI/LC reserve, which will remain as additional collateral for the ONX Industrial Campus Whole Loan until Motivate/Lyft has executed a renewal lease with the borrowers for a term of at least five years and after such time, the $1,200,000 escrow will be available for general TI/LC costs at the ONX Industrial Campus Property. Motivate/Lyft’s current lease expiration date without factoring in the presumed renewal is December 31, 2026.
(8)	CHEP/ Brambles operates under a (i) 48,000 square feet ($483,770 UW Base Rent) lease with a lease expiration date in October 2029 and (ii) a license agreement ($45,000 of UW Base Rent) that expires in July 2029.
(9)	CHEP/Brambles has a one-time termination right effective January 31, 2027, with six months’ notice.
(10)	Clintons Ditch/Pepsi has one termination right remaining, effective February 1, 2028, with six months' notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Industrial – Manufacturing/Distribution	Loan #14	Cut-off Date Balance:	$20,000,000
6600 New Venture Gear Drive	ONX Industrial Campus	Cut-off Date LTV:	61.0%
DeWitt, NY 13057		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the ONX Industrial Campus Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring GLA	% of GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2026 & MTM	72,000	5.3%	5.3%	$234,720	3.0%	$3.26	1
2027	50,000	3.7%	9.0%	$600,000	7.6%	$12.00	1
2028	0	0.0%	9.0%	$0	0.0%	$0.00	0
2029	136,540	10.1%	19.1%	$1,254,798	15.9%	$9.19	2
2030	0	0.0%	19.1%	$0	0.0%	$0.00	0
2031(3)	220,000	16.2%	35.3%	$1,213,000	15.4%	$5.51	2
2032	75,000	5.5%	40.8%	$422,250	5.3%	$5.63	1
2033	0	0.0%	40.8%	$0	0.0%	$0.00	0
2034	521,470	38.5%	79.3%	$3,467,387	43.9%	$6.65	3
2035	0	0.0%	79.3%	$0	0.0%	$0.00	0
2036	234,000	17.3%	96.5%	$702,000	8.9%	$3.00	1
2037 & Thereafter	0	0.0%	96.5%	$0	0.0%	$0.00	0
Vacant	47,057	3.5%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	1,356,067	100.0%		$7,894,155	100.0%	$6.03	11

(1)	Based on the underwritten rent roll dated February 10, 2026, with rent steps totaling $518,843 through March 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	The Lease Rollover Schedule currently reflects Motivate/Lyft’s presumed renewal through December 1, 2031. See footnote (7) in the Tenant Summary table above for more detail.

Master Lease and the Sublease. An affiliate of the borrowers, ONX1-200-210 LLC is currently master leasing approximately 234,000 square feet at the ONX Industrial Campus Property and subleases that space to NYCANNA. The Subtenant operates the space to cultivate, warehouse and distribute marijuana. The borrowers under the ONX Industrial Campus Whole Loan has no privity of contract with the Subtenant and the lender has no security interest in the rents payable under the sublease.  However, the master lease is coterminous with the sublease and the rents due under the master lease equal those due under the sublease.  In addition, the ONX Industrial Campus Whole Loan documents provide (i) recourse to the borrowers and the related guarantors for any losses to the lender related to any breach of the master lease and (ii) full recourse to one of the guarantors, Robert J. Trafford, for all rent, additional rent or other liabilities arising or payable by the Master Tenant under the master lease. See “Description of the Mortgage Pool—Tenant Issues-- Affiliated Leases and Master Leases” in the preliminary prospectus.

The Market. The ONX Industrial Campus Property is located in DeWitt, New York. According to a market research report, the ONX Industrial Campus Property is located within the Syracuse industrial market. Year to date, the Syracuse industrial market has a vacancy rate of 6.7% and asking rent of $8.26 per square foot. According to a market research report, the ONX Industrial Campus Property is located within the SE Outer Onondaga County industrial submarket. Year to date, the SE Outer Onondaga County industrial submarket has a vacancy rate of 7.3% and asking rent of $9.03 per square foot. Within a one-, three- and five-mile radius of the ONX Industrial Campus Property, the estimated 2025 population is 2,587, 25,832 and 130,660, respectively. Within the same radii, the estimated 2025 average annual household income is $104,210, $87,701 and $84,911, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Industrial – Manufacturing/Distribution	Loan #14	Cut-off Date Balance:	$20,000,000
6600 New Venture Gear Drive	ONX Industrial Campus	Cut-off Date LTV:	61.0%
DeWitt, NY 13057		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to industrial rental data for comparable large spaces with respect to the ONX Industrial Campus Property:

Comparable Large Space Lease Summary(1)
Property Name City, State	Net Rentable Area (SF)	Year Built / Renovated	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
ONX Industrial Campus 6600 New Venture Gear Drive DeWitt, NY	1,356,067	1964-1985, 2023 / 2025	-	-	-	-	-	-
Industrial Complex 1902 Route 57 Fulton, NY	NAV	NAV	Confidential	135,000	$7.00	Jan-2023	10.0	Net
Industrial Facility 47 Pine Camp Drive Kirkwood, NY	NAV	NAV	Raymond Corporation	146,490	$7.20	Aug-2025	3.0	Net
Industrial Property 4472 Steelway Boulevard North Liverpool, NY	NAV	NAV	Victory Packaging	195,949	$4.75	Sep-2024	5.0	Net
Industrial Complex 2475 George Urban Boulevard Cheektowaga, NY	NAV	NAV	Wavepoint	100,246	$6.60	Jan-2024	7.2	Net
Industrial Building 2491 Wehrle Drive Amherst, NY	NAV	NAV	Dave & Adams Card World	126,659	$8.67	Jan-2027	7.0	Net
Ainsley Superior Warehouse 621 East Brighton Avenue Syracuse, NY	NAV	NAV	United Radio, Inc.	148,285	$6.25	Apr-2025	10.0	Net

(1)	Source: Appraisal, except for the ONX Industrial Campus Property for which large space lease information is based on the underwritten rent roll dating February 10, 2026

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Industrial – Manufacturing/Distribution	Loan #14	Cut-off Date Balance:	$20,000,000
6600 New Venture Gear Drive	ONX Industrial Campus	Cut-off Date LTV:	61.0%
DeWitt, NY 13057		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to industrial rental data for comparable medium spaces with respect to the ONX Industrial Campus Property:

Comparable Medium Space Lease Summary(1)
Property Name City, State	Net Rentable Area (SF)	Year Built / Renovated	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
ONX Industrial Campus 6600 New Venture Gear Drive DeWitt, NY	1,356,067	1964-1985, 2023 / 2025	-	-	-	-	-	-
Industrial Warehouse 5917 Fisher Road DeWitt, NY	NAV	NAV	Quality Lines, Inc.	22,500	$7.00	Oct-2023	5.0	Net
Ainsley Superior Warehouse 2735 Brundage Road Baldwinsville, NY	NAV	NAV	Temco Logistics	38,100	$7.75	May-2022	5.0	Net
Industrial Property 7635 Edgecomb Drive Liverpool, NY	NAV	NAV	Pieman Edgecomb	28,000	$7.75	Sep-2025	5.0	Net
Industrial Building 6177 South Bay Road Cicero, NY	NAV	NAV	CTE Properties	31,200	$7.46	May-2024	5.0	Net
Industrial Building 100 Buckley Road (Bldg 5) Liverpool, NY	NAV	NAV	Rush Soccer Complex	33,000	$8.50	Nov-2023	5.0	Net
Industrial Building 4583 Buckley Road Liverpool, NY	NAV	NAV	Confidential	73,500	$8.00	Apr-2025	7.0	Net
Current Offering 6620 Joy Road East Syracuse, NY	NAV	NAV	Current Offering	21,756	$8.50	NAV	NAV	Net

(1)	Source: Appraisal, except for the ONX Industrial Campus Property for which medium space lease information is based on the underwritten rent roll dating February 10, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusions for the ONX Industrial Campus Property:

Market Rent Summary(1)
Tenant Size	Property SF(2)	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Lease Type
Large	736,676	$6.25	7.0	2.5% per annum	Net
Medium	572,334	$7.50	5.0	2.5% per annum	Net
(1)	Source: Appraisal.
(2)	Based on occupied square footage.

Appraisal. According to the appraisal, the ONX Industrial Campus Property has an “as-is” appraised value of $123,000,000 as of February 19, 2026.

Environmental Matters. According to a Phase I environmental assessment dated February 19, 2026, there was no evidence of any recognized environmental conditions at the ONX Industrial Campus Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Industrial – Manufacturing/Distribution	Loan #14	Cut-off Date Balance:	$20,000,000
6600 New Venture Gear Drive	ONX Industrial Campus	Cut-off Date LTV:	61.0%
DeWitt, NY 13057		UW NCF DSCR:	1.35x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ONX Industrial Campus Property:

Cash Flow Analysis
	2023(1)	2024(1)	2025(1)	U/W(1)	U/W Per SF
Base Rent	$3,122,693	$4,986,947	$6,533,227	$7,375,312	$5.44
Rent Steps	$0	$0	$0	$518,843	$0.38
Gross Up Vacancy	$0	$0	$0	$352,928	$0.26
Total Reimbursements	$1,829,359	$3,523,064	$4,070,551	$3,774,441	$2.78
Net Rental Income	$4,952,052	$8,510,010	$10,603,778	$12,021,524	$8.86
Vacancy/Credit Loss	$0	$0	$0	$(601,076)	$(0.44)
Effective Gross Income	$4,952,052	$8,510,010	$10,603,778	$11,420,448	$8.42
Real Estate Taxes	$221,798	$371,890	$662,884	$679,470	$0.50
Insurance	$858,316	$894,501	$963,177	$834,964	$0.62
Other Expenses(2)	$1,600,847	$2,092,032	$1,937,410	$2,280,023	$1.68
Total Expenses	$2,680,960	$3,358,424	$3,563,471	$3,794,457	$2.80
Net Operating Income	$2,271,092	$5,151,586	$7,040,307	$7,625,991	$5.62
Capital Expenditures	$0	$0	$0	$108,485	$0.08
TI/LC	$0	$0	$0	$135,607	$0.10
Net Cash Flow	$2,271,092	$5,151,586	$7,040,307	$7,381,899	$5.44

Occupancy (%)(3)	70.5%	87.8%	93.0%	95.0%
NOI DSCR(4)	0.41x	0.94x	1.28x	1.39x
NCF DSCR(4)	0.41x	0.94x	1.28x	1.35x
NOI Debt Yield(4)	3.0%	6.9%	9.4%	10.2%
NCF Debt Yield(4)	3.0%	6.9%	9.4%	9.8%

(1)	The increase in historical Net Operating Income to the UW Net Operating Income was driven primarily by the lease-up and stabilization of the ONX Industrial Campus Property. Additionally, in 2023 the borrower sponsors constructed and delivered building 400, a 343,376 square foot building that is now occupied by PODS Enterprises ($473,716 underwritten base rent), Revamp ($618,000 underwritten base rent), and RNDC ($1,955,642 underwritten base rent).
(2)	Other Expenses include management fees, utilities, and common area maintenance.
(3)	UW Occupancy is based on economic occupancy. Per the Rent Roll dated 2/10/2026, the ONX Industrial Campus Property is 96.5% physically occupied.
(4)	Based on the ONX Industrial Campus Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Mortgage Loan No. 15 – Burlington Crossing
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		RREF DLI		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA)		NR/NR/NR		Location:	Burlington, WA 98233
Original Balance:		$16,750,000		General Property Type:	Retail
Cut-off Date Balance:		$16,750,000		Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:		2.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2004/NAP
Borrower Sponsor:		SHI Owner, LLC		Size:	162,196 SF
Guarantor:		Paul C. Lester		Cut-off Date Balance PSF:	$103
Mortgage Rate:		5.57300%		Maturity Date Balance PSF:	$103
Note Date:		4/29/2026		Property Manager:	JSH Properties, Inc.
Maturity Date:		5/6/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,959,127
IO Period:		60 months		UW NCF	$2,691,504
Seasoning:		0 months		UW NOI Debt Yield:	17.7%
Prepayment Provisions:		L(24),D(32),O(4)		UW NCF Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	17.7%
Additional Debt Type:		NAP		UW NCF DSCR:	2.84x
Additional Debt Balance:		NAP		Most Recent NOI:	$2,575,159 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$2,469,229 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,613,251 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (1/23/2026)
RE Taxes:	$73,538	$36,769	NAP	2nd Most Recent Occupancy(1):	83.2% (12/31/2024)
Insurance:	$15,197	$15,197	NAP	3rd Most Recent Occupancy(1):	83.2% (12/31/2023)
Capex Reserve:	$0	$2,568	NAP	Appraised Value (as of):	$38,500,000 (3/12/2026)
TI/LC Reserve:	$20,275	$20,275	$1,250,000	Appraised Value PSF:	$237
Deferred Maintenance:	$1,320	$0	NAP	Cut-off Date LTV Ratio:	43.5%
Required Roof Repairs:	$650,000	$0	NAP	Maturity Date LTV Ratio:	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,750,000	95.2%	Loan Payoff:	$15,314,032	87.0%
Equity Contribution:	$850,000	4.8%	Closing Costs:	$1,525,639	8.7%
			Upfront Reserve:	$760,329	4.3%
Total Sources:	$17,600,000	100.0%	Total Uses:	$17,600,000	100.0%

(1)	Historical occupancy figures represent the average physical occupancy in each respective year.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Burlington Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,750,000 and secured by a first-priority fee mortgage encumbering a retail property located in Burlington, Washington (the “Burlington Crossing Property”).

The Borrower and the Borrower Sponsor. The borrower is SHI Owner, LLC, a single-purpose Delaware limited liability company with one independent manager. The borrower sponsor is SHI Owner, LLC and the non-recourse carveout guarantor is Paul C. Lester. SHI Owner, LLC is equally owned by the Paul Lester Family Trust and the Monica Lester Charitable Trust (50% each) through Stratford Hall, Inc. the sole member holding company. Paul C. Lester is the sole manager of SHI Owner, LLC.

The Property. The Burlington Crossing Property is a 162,196 SF shadow-anchored community retail center located in Burlington, Washington, situated approximately 65 miles north of Seattle and 25 miles south of Bellingham. The Burlington Crossing Property was built from 2004 and is part of a larger 377K SF regional power center and is shadow-anchored by Home Depot (non-collateral), Kohl’s (non-collateral), Ashley Furniture (non-collateral) and Costco (non-collateral – located across the street). Anchor tenants at the Burlington Crossing Property include Ross, Boot Barn, PetSmart, Best Buy and Old Navy, all of which are located in one building. PetSmart is an original tenant at the Burlington Crossing Property since 2005. Ross, Best Buy and Old Navy have been at the Burlington Crossing Property for over 10 years. Each of these tenants have recently executed a 5-year renewal option – Ross (Feb-26); PetSmart (Feb-25) and Best Buy (Feb-25). In October 2025, the sponsor executed a 10-year lease with Boot Barn, backfilling a space formerly occupied by Bed, Bath & Beyond. In-line tenants at the Burlington Crossing Property are located across 3 buildings. In addition, the Burlington Crossing Property includes two ground leased pads occupied by Olive Garden and McDonald’s.

The Burlington Crossing Property is governed by a Restriction Agreement and Grant of Easements (RAGE), recorded in 2004 and subsequently amended, which regulates the shared operations, access, and maintenance of the multi-parcel retail center. The agreement was established among Home Depot, the developer, and outparcel owners to ensure the project operates as a cohesive shopping center. It provides reciprocal easements for access, parking, utilities, drainage, and signage across all parcels, allowing each owner and tenant to utilize shared infrastructure. As the anchor tenant, Home Depot and the borrower hold significant approval rights as a “Consenting Owners,” including control over site access, grading, utilities, and certain common area modifications. The RAGE also imposes use and development restrictions, including a broad prohibition on competing home improvement uses, limits on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Retail - Shadow Anchored	Loan #15	Cut-off Date Balance:	$16,750,000
1825-2050 Marketplace Drive	Burlington Crossing	Cut-off Date LTV:	43.5%
Burlington, WA 98233		UW NCF DSCR:	2.84x
		UW NOI Debt Yield:	17.7%

electrical infrastructure serving a multifamily development on the site. The covenants run with the land through approximately 2069 and automatically renew in ten-year increments unless terminated by the ownership group. The Burlington Crossing Property has rights to 650 surface parking spaces which results in a parking ratio of 4.0 spaces per 1,000 SF of net rentable area.

As of January 23, 2026, the Burlington Crossing Property was 100.0% leased to 19 tenants, occupying spaces ranging in size from 1,242 SF to 30,187 SF, with a $20.43/SF average in-place rental rate ($20.53/SF UW rent with rent steps taken through January 2027) and a 4.9-year WALT. Excluding the dark tenant, Select Comfort Retail Corp and the MTM tenant, Nail Masters, the Burlington Crossing Property is 97.1% occupied. The Burlington Crossing Property has experienced strong recent leasing activity with 1 new anchor tenant lease (Boot Barn) and 4 anchor tenant renewals (Ross, Old Navy, PetSmart and Best Buy) being executed for a total of 70.9% of the NRA. In addition, Olive Garden (4.6% of total NRA) renewed their ground lease for an additional 5 years.

115,036 SF (70.9% of NRA and 73.9% of UW Rent) rolls "during the 5-year Burlington Crossing Mortgage Loan term, ending May 2031. Ross, PetSmart, Best Buy, Old Navy and Famous Footwear, accounting for 58.4% of NRA and 52.3% of UW Rent, have co-tenancy provisions tied to the continued operation of the Burlington Crossing Property’s anchor tenants.

Major Tenants

Ross (30,187 SF, 18.6% of NRA, 16.2% of UW Rent). Ross Stores, Inc. is an S&P 500, Fortune 500, and Nasdaq 100 (ROST) headquartered in Dublin, California, with fiscal 2025 revenues of $22.8 billion. Currently, the company operates Ross Dress for Less® (“Ross”), the largest off-price apparel and home fashion chain in the United States with 1,917 locations in 44 states, the District of Columbia, Guam, and Puerto Rico. Ross offers first-quality, in-season, and designer apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 60% off department and specialty store regular prices every day. The Company also operates 366 dd’s DISCOUNTS® stores in 23 states that feature a more moderately-priced assortment of first-quality, in-season apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 70% off moderate department and discount store regular prices every day. Ross has been at the Burlington Crossing Property since February 2016 and recently renewed its lease in February 2026 for an additional term of 5 years. Their current lease expires in January 2031 and they have one, five-year renewal options remaining with no early termination options.

Boot Barn (27,203 SF, 16.8% of NRA, 12.3% of UW Rent). Boot Barn Holdings, Inc. operates specialty retail stores in the United States and internationally. The company's lifestyle retail chain engages in the sale of western and work-related footwear, apparel and accessories for men, women, and kids. It also offers boots, shirts, jackets, hats, belts and belt buckles, handbags, western-style jewelry and accessories, rugged footwear, outerwear, overalls, denim, safety-toe boots, and flame-resistant and high-visibility clothing, as well as gifts and home merchandise. The company provides its products under the Shyanne, Cody James, Moonshine Spirit, Idyllwind, Hawx, Cody James Work, Cleo + Wolf, Brothers & Sons, Rank 45, Blue Ranchwear, Cody James Black 1978, Ariat, Cinch, Corral, Dan Post, Durango, El Dorado, Justin, Laredo, Levi's, Miss Me, Montana Silversmiths, Resistol, Stetson, Tony Lama, Twisted X, Wrangler, Carhartt, Georgia Boot, Hawx, Thorogood, Timberland Pro and Wolverine, and Gibson brand names. It sells its products through various e-commerce platforms, such as bootbarn.com, sheplers.com, countryoutfitter.com, and idyllwind.com; and third-party marketplaces, as well as the Boot Barn application. The company was formerly known as WW Top Investment Corporation and changed its name to Boot Barn Holdings, Inc. in June 2014. Boot Barn Holdings, Inc. was founded in 1978 and is based in Irvine, California. Boot Barn executed a new 10 year lease in October 2025, backfilling a space formerly occupied by Bed, Bath & Beyond who vacated in 2023. Boot Barn has a current lease expiration in October 2035 and has two, five-year renewal options remaining with no early termination options.

PetSmart (22,693 SF, 14.0% of NRA, 11.6% of UW Rent). PetSmart is the leading pet retailer offering products, services and solutions for the lifetime needs of pets. PetSmart operates nearly 1,700 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store PetSmart PetsHotel® dog and cat boarding facilities. They provide a broad range of competitively priced pet food and products as well as services such as dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp™ and pet adoption. PetSmart, PetSmart Charities® and PetSmart Charities® of Canada work with nearly 4,000 animal welfare organizations to bring adoptable pets into stores so they have the best chance possible of finding a forever home. Through this in-store adoption program and other signature events, PetSmart has facilitated over 11 million adoptions, more than any other brick-and-mortar organization. PetSmart is an original tenant at the Burlington Crossing Property and renewed their lease in February 2025 for an additional term of 5 years. Their current lease expires in January 2030 and they have one, five-year renewal option remaining with no early termination options.

Best Buy (20,048 SF, 12.4% of NRA, 10.2% of UW Rent). Best Buy Co., Inc. offers technology products and solutions in the United States, Canada, and internationally. The company provides computing and mobile phone products, such as desktops, notebooks, and peripherals; mobile phones comprising related mobile network carrier commissions; networking products; tablets covering e-readers; smartwatches; and consumer electronics consisting of digital imaging, health and fitness products, portable audio comprising headphones and portable speakers, and smart home products, as well as home theaters that includes home theater accessories, soundbars, and televisions. It also offers appliances, such as dishwashers, laundry, ovens, refrigerators, blenders, coffee makers, vacuums, and personal care; entertainment products consisting of drones, peripherals, gaming, toys, and virtual reality, as well as hardware and software, and augmented reality glasses and other software products; and other products, such as baby, food and beverage, luggage, and outdoor living products. In addition, the company provides delivery, installation, marketplace commissions, memberships, repair, set-up, technical support, health-related, and warranty-related services. It offers its products through stores and websites under the Best Buy, Best Buy Ads, Best Buy Business, Best Buy Essentials, Best Buy Health, Best Buy Marketplace, Geek Squad, Imagine That, Insignia, Lively, Jitterbug, My Best Buy, My Best Buy Memberships, Pacific Kitchen, Home, Tech Liquidators, and Yardbird brand names, as well as domain names comprising bestbuy.com, lively.com, techliquidators.com, yardbird.com, bestbuy.ca, and techliquidators.ca. The company was formerly known as Sound of Music, Inc. Best Buy Co., Inc. was incorporated in 1966 and is headquartered in Richfield, Minnesota. Best Buy has been at the Burlington Crossing Property since February 2015 and renewed their lease in February 2025 for an additional term of 5 years. Their current lease expires in March 2030 and they have one, five-year renewal option remaining with no early termination options.

Old Navy (14,845 SF, 9.2% of NRA, 8.1% of UW Rent). Old Navy is an American clothing and accessories retailing company owned by multinational corporation Gap Inc. They opened their first store in 1994 in Colma, CA and currently operate over 1,200 stores globally. The company retails jeans, shirts, shorts, skirts, sweaters, swimwear, footwear, handbags, hats, jewelry, belts and technological gadgets. Old Navy has been at the Burlington Crossing Property since January 2015 and renewed their lease for an additional term of 5 years. Their current lease expires in February 2030 and they have one, five-year renewal option remaining with no early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Retail - Shadow Anchored	Loan #15	Cut-off Date Balance:	$16,750,000
1825-2050 Marketplace Drive	Burlington Crossing	Cut-off Date LTV:	43.5%
Burlington, WA 98233		UW NCF DSCR:	2.84x
		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the tenancy at the Burlington Crossing Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Ann. UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Ross	NR/A2/A-	30,187	18.6%	$537,932	16.2%	$17.82	1/31/2031	N	1 x 5 years
Boot Barn	NR/NR/NR	27,203	16.8%	$410,765	12.3%	$15.10	10/31/2035	N	2 x 5 years
PetSmart	NR/Caa1/BB-	22,693	14.0%	$386,916	11.6%	$17.05	1/31/2030	N	1 x 5 years
Best Buy	NR/A3/BBB+	20,048	12.4%	$340,816	10.2%	$17.00	3/31/2030	N	1 x 5 years
Old Navy	NR/Ba2/BB+	14,845	9.2%	$269,437	8.1%	$18.15	2/28/2030	N	1 x 5 years
Subtotal/Wtd. Avg.		114,976	70.9%	$1,945,866	58.4%	$16.92

Other Tenants		47,220	29.1%	$1,383,823	41.6%	$29.31
Total Occupied Space		162,196	100.0%	$3,329,689	100.0%	$20.53

Vacant Space		0	0.0%
Total		162,196	100.0%

(1)	Information is based on the underwritten rent roll dated January 23, 2026 with rent steps taken through January 2027.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

The following table presents certain information with respect to the lease rollover at the Burlington Crossing Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	1,750	1.1%	1.1%	$56,820	1.7%	1.7%	$32.47
2027	5	12,148	7.5%	8.6%	$399,668	12.0%	13.7%	$32.90
2028	3	6,365	3.9%	12.5%	$261,056	7.8%	21.5%	$41.01
2029	0	0	0.0%	12.5%	$0	0.0%	21.5%	$0.00
2030	4	64,586	39.8%	52.3%	$1,203,669	36.1%	57.7%	$18.64
2031	4	41,986	25.9%	78.2%	$850,867	25.6%	83.3%	$20.27
2032	0	0	0.0%	78.2%	$0	0.0%	83.3%	$0.00
2033	1	8,158	5.0%	83.2%	$146,844	4.4%	87.7%	$18.00
2034	0	0	0.0%	83.2%	$0	0.0%	87.7%	$0.00
2035	1	27,203	16.8%	100.0%	$410,765	12.3%	100.0%	$15.10
2036	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	162,196	100.0%		$3,329,689	100.0%		$20.53

(1)	Information is based on the underwritten rent roll dated January 23, 2026 with rent steps taken through January 2027.

The Market

The Burlington Crossing Property is located in Burlington, Washington, in the dominant retail corridor of Skagit Valley, situated approximately 65 miles north of Seattle and 25 miles south of Bellingham. I-5 flanks the west side of the Burlington Crossing Property and the interchange with George Hooper Road is adjacent north of the Burlington Crossing Property. The Burlington Crossing Property fronts Marketplace Drive, which connects George Hooper Road north and South Burlington Boulevard. There are retail strips and a gas station east of the Burlington Crossing Property, at the southwest corner of South Burlington Boulevard and George Hooper Road North of the Burlington Crossing Property is a Costco anchored center with shop tenants including Panera, Chipotle, Subway, Woods Coffee and Super Supplements. Continuing north, is the Shops at Burlington retail center, a failed outlet mall that sold for land value in 2022. The largest retail center in Burlington is Cascade Mall with about 600,000 SF, which was built in 1989 and is located north of the Burlington Crossing Property, between South Burlington Boulevard and I-5. Within a 1-mile radius of the Burlington Crossing Property, Costar recognizes 119 retail, 27 industrial, 26 office, 9 hospitality, 8 multi-family, 6 flex, 1 specialty, and 1 health care property.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Burlington Crossing Property was approximately 2,410, 44,035 and 60,898, respectively, and the 2025 estimated median household income within the same radii was approximately $60,277, $78,252 and $86,650, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Retail - Shadow Anchored	Loan #15	Cut-off Date Balance:	$16,750,000
1825-2050 Marketplace Drive	Burlington Crossing	Cut-off Date LTV:	43.5%
Burlington, WA 98233		UW NCF DSCR:	2.84x
		UW NOI Debt Yield:	17.7%

According to the appraisal, the Burlington Crossing Property is located within the Burlington retail submarket. As of the fourth quarter of 2025, the Burlington retail submarket had an inventory of approximately 2,733,964 SF of retail space with an occupancy rate of 79.7% and a monthly average asking rent of $15.86/SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Burlington Crossing Property:

Market Rent Summary
	Anchor	Large In-Line	Small In-Line	Ground Lease
Rentable Area	114,976	15,158	20,652	11,410
Market Rent (PSF per Year)(1)	$17.00	$27.00	$35.00	$135,000/Yr
Lease Term (Years)	10	10	5	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection (per Year)	10% every 5 yrs	Annual 3%	Annual 3%	Annual 3%
Tenant Improvements (New Tenant) (PSF)	$50.00	$20.00	$10.00	$0.00
Tenant Improvements (Renewal) (PSF)	$0.00	$0.00	$0.00	$0.00

(1)	Market Rent (PSF per Year) for Ground Lease is shown on a per annum basis.

The following tables present recent leasing data at comparable retail properties with respect to the Burlington Crossing Property:

Comparable Anchor Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Burlington Crossing (1) Burlington, WA	2004/NAP	162,196(1)	Ross, Boot Barn, PetSmart, Best Buy, Old Navy	114,976(1)	Various(1)	15.8(1)	$16.92(1)
Fred Meyer Shops, 910 South Burlington Boulevard, Burlington, WA	1995/NAP	14,955	Big 5	10,047	Feb-24	5.0	$19.91
Crosscourt Plaza, 199 Cascade Mall Drive, Burlington, WA	1993/NAV	70,260	Dollar Tree	10,340	Jan-26	10.0	$16.00
Sunset Square, 1001-1297 East Sunset Drive, Bellingham, WA	1974/2000	378,398	Boot Barn	13,716	Dec-23	10.0	$14.75
Lakewood Crossing, 16410-16818 Twin Lakes Avenue, Marysville, WA	2007/NAV	123,355	Boot Barn	18,800	Sep-24	10.0	$16.00
Lakewood Crossing, 16410-16818 Twin Lakes Avenue, Marysville, WA	2007/NAV	123,355	Marshalls	25,661	Feb-23	5.0	$17.00
Gateway Shopping, 3947 116th Street Northeast, Marysville, WA	2007/NAV	106,298	Ross	29,887	Feb-23	5.0	$19.55

Source: Appraisal unless otherwise specified

(1)	Information is based on the underwritten rent roll dated January 23, 2026 with rent steps taken through January 2027. Annual Base Rent PSF and Lease Term for the Burlington Crossing Property represent weighted averages. Tenant Size (SF) for the Burlington Crossing Property is total leased SF of anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Retail - Shadow Anchored	Loan #15	Cut-off Date Balance:	$16,750,000
1825-2050 Marketplace Drive	Burlington Crossing	Cut-off Date LTV:	43.5%
Burlington, WA 98233		UW NCF DSCR:	2.84x
		UW NOI Debt Yield:	17.7%
Comparable In-Line Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Burlington Crossing(1) Burlington, WA	2004/NAP	162,196(1)	Daiso, Famous Footwear, Five Guys, Crumbl Cookie, Gamestop Inc., GNC Holdings, Wireless Vision, Sally Beauty Supply, See’s Candies	27,560(1)	Various(1)	11.7(1)	$29.87(1)
Fred Meyer Shops, 910 South Burlington Boulevard, Burlington, WA	1995/NAV	14,955	Sherwin-Williams	5,052	Feb-24	10.0	$16.00
Burlington Plaza, 200 Fashion Way, Burlington, WA	1988/NAV	185,230	Law Office of Jason Smith	4,500	Oct-25	5.0	$14.00
Burlington Plaza, 200 Fashion Way, Burlington, WA	1988/NAV	185,230	Herbal Face Food	3,600	Oct-25	3.0	$14.00
Meridian Village, 3908-3930 Meridian Street, Bellingham, WA	2006/NAV	81,811	Shop Tenant	1,303	Feb-26	5.0	$22.80
Meridian Village, 3908-3930 Meridian Street, Bellingham, WA	2006/NAV	81,811	Shop Tenant	2,155	Aug-26	5.0	$25.21
Sunset Square, 1001-1297 East Sunset Drive, Bellingham, WA	1974/2000	378,398	Sports Clips	1,200	Feb-24	5.0	$36.00
Sunset Square, 1001-1297 East Sunset Drive, Bellingham, WA	1974/2000	378,398	AT&T	1,638	Dec-24	5.0	$36.00
Crosscourt Plaza, 199 Cascade Mall Drive, Burlington, WA	1993/NAV	70,260	Pet Supply Plus	6,000	Aug-25	10.0	$26.00
Crosscourt Plaza, 199 Cascade Mall Drive, Burlington, WA	1993/NAV	70,260	Carter's	4,413	Nov-24	10.0	$28.00
Crosscourt Plaza, 199 Cascade Mall Drive, Burlington, WA	1993/NAV	70,260	Consumer Cellular	2,898	Jan-26	5.0	$29.00

Source: Appraisal unless otherwise specified

(1)	Information is based on the underwritten rent roll dated January 23, 2026 with rent steps taken through January 2027. Annual Base Rent PSF and Lease Term for the Burlington Crossing Property represent weighted averages. Tenant Size (SF) for the Burlington Crossing Property is total leased SF of in-line tenants.

Comparable Ground Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent
Burlington Crossing(1) Burlington, WA	2004/NAP	162,196(1)	Olive Garden & McDonald’s USA	11,410(1)	Various(1)	20.4(1)	$130,501(1)
Sunset Square, 1001-1297 East Sunset Drive, Bellingham, WA	1974/2000	378,398	Safeway Gas (GL)	3,524	Feb-25	5.0	$82,500
Everett Fred Meyer Chase, NWC 132nd Street Southeast & 16th Avenue, Everett, WA	2024/NAV	3,000	Chase Bank	3,000	Jun-24	14.0	$129,996
Thomas Lake Shopping, 3202-3432 132nd Street Southeast, Mill Creek, WA	1996/NAV	111,311	Jacksons Shell	3,960	Mar-23	5.0	$150,168
Thomas Lake Shopping, 3202-3432 132nd Street Southeast, Mill Creek, WA	1996/NAV	111,311	McDonalds	3,609	Oct-22	10.0	$167,062
Raising Cane's GL, 1232 164th Street Southwest, Lynnwood, WA	NAV/NAV	35,719	Raising Cane	2,841	Mar-26	15.0	$220,000

Source: Appraisal unless otherwise specified

(1)	Information is based on the underwritten rent roll dated January 23, 2026 with rent steps taken through January 2027. Annual Base Rent and Lease Term for the Burlington Crossing Property represent weighted averages. Tenant Size (SF) for the Burlington Crossing Property is total leased SF of tenants on ground leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Retail - Shadow Anchored	Loan #15	Cut-off Date Balance:	$16,750,000
1825-2050 Marketplace Drive	Burlington Crossing	Cut-off Date LTV:	43.5%
Burlington, WA 98233		UW NCF DSCR:	2.84x
		UW NOI Debt Yield:	17.7%

Appraisal. The appraisal concluded to an “as-is” value for the Burlington Crossing Property of $38,500,000 as of March 12, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated March 17, 2026, there was no evidence of any recognized environmental conditions at the Burlington Crossing Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Burlington Crossing Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Base Rent(1)	$2,777,417	$2,680,113	$2,771,853	$3,329,689	$20.53
Vacancy Gross Up	$0	$0	$0	$0	$0
Gross Potential Rent	$2,777,417	$2,680,113	$2,771,853	$3,329,689	$20.53
Recovery Income	$744,441	$682,665	$731,536	$1,131,610	$6.98
Other Income	$23,013	$39,600	$39,820	$39,600	$0.24
Vacancy, Abatements and Concessions	($70,162)	($61,593)	($14,639)	($334,597)	($2.06)
Effective Gross Income	$3,474,708	$3,340,785	$3,528,570	$4,166,302	$25.69

Taxes	$355,105	$366,225	$337,609	$441,217	$2.72
Insurance	$128,850	$145,266	$166,966	$188,770	$1.16
Other Operating Expenses	$377,502	$360,066	$448,836	$577,187	$3.56
Total Operating Expenses	$861,457	$871,557	$953,411	$1,207,174	$7.44

Net Operating Income	$2,613,251	$2,469,229	$2,575,159	$2,959,127	$18.24
Capital Expenditures	$24,329	$24,329	$24,329	$24,329	$0.15
TI/LC	$243,294	$243,294	$243,294	$243,294	$1.50
Net Cash Flow	$2,345,628	$2,201,605	$2,307,535	$2,691,504	$16.59

Occupancy %(2)	83.2%	83.2%	100.0%	92.6%
NOI DSCR	2.76x	2.61x	2.72x	3.13x
NCF DSCR	2.48x	2.33x	2.44x	2.84x
NOI Debt Yield	15.6%	14.7%	15.4%	17.7%
NCF Debt Yield	14.0%	13.1%	13.8%	16.1%

(1)	UW Base Rent includes contractual rent steps taken through January 2027.
(2)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy % represents underwritten economic occupancy. 2025 Occupancy is based on the January 23, 2026 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Wells Fargo Commercial Mortgage Trust 2026-5C9	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (212) 214-7648

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

SG Americas

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Claire Weiss	Tel. (212) 278-6570

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Barclays Capital Inc.

Daniel Schmidt	Tel. (212) 528-7479

Kara Foley	Tel. (212) 526-4972

Greg Baker	Tel. (212) 526-5248

Matthew Jacob	Tel. (212) 526-7268

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136